    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 8, 2000


                                                      REGISTRATION NO. 333-92047

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 1 TO
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER


                           THE SECURITIES ACT OF 1933
                            ------------------------

                          EDISON MISSION HOLDINGS CO.

             (Exact name of Registrant as specified in its charter)

          CALIFORNIA                       4991                    33-0826940
 (State or other jurisdiction        (Primary Standard          (I.R.S. Employer
              of                        Industrial            Identification No.)
incorporation or organization)  Classification Code Number)

                            ------------------------

                      18101 VON KARMAN AVENUE, SUITE 1700
                            IRVINE, CALIFORNIA 92612
                                 (949) 752-5588
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                            ------------------------

                      SEE TABLE OF ADDITIONAL REGISTRANTS
                            ------------------------

                           STEVEN D. EISENBERG, ESQ.
                          EDISON MISSION HOLDINGS CO.
                      18101 VON KARMAN AVENUE, SUITE 1700
                            IRVINE, CALIFORNIA 92612
                                 (949) 752-5588
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------


                                    COPY TO:
                           ROBERT M. CHILSTROM, ESQ.
                             HAROLD F. MOORE, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               FOUR TIMES SQUARE
                            NEW YORK, NEW YORK 10036

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /______

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /______
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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                        TABLE OF ADDITIONAL REGISTRANTS

                                                                                    PRIMARY STANDARD
                                                       STATE OF INCORPORATION   INDUSTRIAL CLASSIFICATION      I.R.S. EMPLOYER
NAME                                                      OR ORGANIZATION              CODE NUMBER          IDENTIFICATION NUMBER
----                                                   ----------------------   -------------------------   ---------------------
Edison Mission Finance Co............................       California                   4991                    33-0839202
18101 Von Karman Avenue, Suite 1700
Irvine, California 92612
(949) 752-5588

Homer City Property Holdings, Inc....................       California                   4991                    33-0851685
18101 Von Karman Avenue, Suite 1700
Irvine, California 92612
(949) 752-5588

Mission Energy Westside, Inc.........................       California                   4991                    33-0550657
18101 Von Karman Avenue, Suite 1700
Irvine, California 92612
(949) 752-5588

Chestnut Ridge Energy Company........................       California                   4991                    33-0826590
18101 Von Karman Avenue, Suite 1700
Irvine, California 92612
(949) 752-5588

EME Homer City Generation L.P........................      Pennsylvania                  4991                    33-0826938
18101 Von Karman Avenue, Suite 1700
Irvine, California 92612
(949) 752-5588

Edison Mission Energy................................       California                   4991                    95-4031807
18101 Von Karman Avenue, Suite 1700
Irvine, California 92612
(949) 752-5588

                 SUBJECT TO COMPLETION, DATED FEBRUARY 8, 2000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS


    Offer to Exchange $300,000,000 8.137% Senior Secured Bonds due 2019 and $530,000,000 8.734% Senior Secured Bonds due 2026 for Identical Principal
Amounts of 8.137% Senior Secured Bonds due 2019 and 8.734% Senior Secured Bonds
 due 2026, Respectively, Which Have Been Registered Under the Securities Act of
                                    1933, of



                                         EDISON MISSION
                       [LOGO]            HOLDINGS CO.

                       An EDISON MISSION ENERGY Company


                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
             NEW YORK CITY TIME, ON       , 2000, UNLESS EXTENDED.

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Terms of the exchange offer:

    - We will exchange all original bonds that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

    - You may withdraw tenders of original bonds at any time prior to the expiration of the exchange offer.


    - We believe that the exchange of original bonds will not be a taxable event for U.S. federal income tax purposes, but you should see "Material United States Federal Income Tax Considerations" on page 96 for more information.


    - We will not receive any proceeds from the exchange offer.

    - The terms of the exchange bonds are substantially identical to the original bonds, except that the exchange bonds are registered under the Securities Act and the transfer restrictions and registration rights applicable to the original bonds do not apply to the exchange bonds.

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   SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF THE RISKS THAT
    SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING THEIR ORIGINAL BONDS.


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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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THE DATE OF THIS PROSPECTUS IS       , 2000.

                           FORWARD-LOOKING STATEMENTS

    This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events based upon our knowledge of facts as of the date of this prospectus and our assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside of our control, including, among other things:


    - governmental, statutory, regulatory or administrative initiatives affecting Edison Mission Holdings, our subsidiaries that are guaranteeing the bonds, the Homer City generating units or the United States electricity industry generally;


    - demand for the electric capacity and energy in the markets served by our generating units;

    - competition from other power plants, including new plants that may be developed in the future; and

    - the cost and availability of fuel and fuel transportation services for our generating units.

    We use words like "believes," "expects," "anticipates," "intends," "may," "will," "should," "estimate," "projected" and similar expressions to help identify forward-looking statements in this prospectus.


    For additional factors that could affect the validity of our forward-looking statements, you should read "Risk Factors" beginning on page 12. In light of these and other risks, uncertainties and assumptions, the actual events or results may be very different from those expressed or implied in the forward-looking statements in this prospectus or may not occur. We have no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.



                             AVAILABLE INFORMATION



    Edison Mission Energy, our parent company, is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance with these requirements, files reports and information statements and other information with the Securities and Exchange Commission. In connection with the exchange offer, we too become subject to those requirements, and we too will file reports and information statements and other information with the SEC. These reports and information statements and other information filed by Edison Mission Energy or us with the SEC can be inspected and copied at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. The SEC maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. This Web site can be accessed at http://www.sec.gov.



                    INCORPORATION OF DOCUMENTS BY REFERENCE



    The following documents filed by Edison Mission Energy with the SEC are incorporated by reference into this prospectus:



    (i) Edison Mission Energy's Annual Report on Form 10-K for the year ended December 31, 1998;

    (ii) Edison Mission Energy's Current Reports on Form 8-K dated March 18, 1999, Form 8-K dated July 19, 1999, two Reports on Form 8-K/A dated July 19, 1999 and Form 8-K dated December 15, 1999; and



    (iii) Edison Mission Energy's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.



    All reports and other documents Edison Mission Energy subsequently files pursuant to Sections 13 and 15(d) of the Securities Exchange Act shall be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date Edison Mission Energy subsequently files these reports and documents.



    Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes this statement. Any statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded.


                                 --------------

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

    NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER RSA 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                                 --------------

                               PROSPECTUS SUMMARY


    THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. THIS PROSPECTUS INCLUDES SPECIFIC TERMS OF THE EXCHANGE BONDS WE ARE OFFERING, AS WELL AS INFORMATION REGARDING OUR BUSINESS AND DETAILED FINANCIAL DATA. WE ENCOURAGE YOU TO READ THIS PROSPECTUS IN ITS ENTIRETY. ALL CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED IN THIS PROSPECTUS HAVE THE MEANINGS GIVEN TO THOSE TERMS IN THE "GLOSSARY OF DEFINED TERMS" ATTACHED AS APPENDIX A. YOU SHOULD PAY SPECIAL ATTENTION TO THE "RISK FACTORS" SECTION BEGINNING ON PAGE 12 OF THIS PROSPECTUS.


                         SUMMARY OF THE EXCHANGE OFFER


    On May 27, 1999, we completed the private offering of $300 million aggregate principal amount of 8.137% Senior Secured Bonds due 2019 and $530 million aggregate principal amount of 8.734% Senior Secured Bonds due 2026. As part of that offering, we entered into a registration rights agreement with the initial purchasers of these original bonds in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the original bonds. Below is a summary of the exchange offer.



Securities Offered...................  Up to $300,000,000 aggregate principal amount of new 8.137%
                                       Senior Secured Bonds due 2019 and up to $530,000,000
                                       aggregate principal amount of new 8.734% Senior Secured
                                       Bonds due 2026, which have been registered under the
                                       Securities Act. The form and terms of these exchange bonds are identical in all material respects to those of the
                                       original bonds. The exchange bonds, however, will not
                                       contain transfer restrictions and registration rights
                                       applicable to the original bonds.

The Exchange Offer...................  We are offering to exchange new $1,000 principal amount of our 8.137% Senior Secured Bonds due 2019, which have been
                                       registered under the Securities Act, for $1,000 principal
                                       amount of our outstanding 8.137% Senior Secured Bonds due
                                       2019, and to exchange new $1,000 principal amount of our
                                       8.734% Senior Secured Bonds due 2026, which have been
                                       registered under the Securities Act, for $1,000 principal
                                       amount of our outstanding 8.734% Senior Secured Bonds due
                                       2026.

                                       In order to be exchanged, original bonds must be properly
                                       tendered and accepted. All original bonds that are validly tendered and not withdrawn will be exchanged. As of the date of this prospectus, there are $830 million principal amount of original bonds outstanding. We will issue exchange bonds promptly after the expiration of the exchange offer.

Resales..............................  Based on interpretations by the staff of the SEC, as detailed in a series of no-action letters issued to third
                                       parties, we believe that the exchange bonds issued in the
                                       exchange offer may be offered for resale, resold or
                                       otherwise transferred by you without compliance with the
                                       registration and prospectus delivery requirements of the
                                       Securities Act as long as:

                                       - you are acquiring the exchange bonds in the ordinary
                                         course of your business;

                                       - you are not participating, do not intend to participate
                                         and have no arrangement or understanding with any person
                                         to participate, in a distribution of the exchange bonds;
                                         and

                                       - you are not an "affiliate" of ours.

                                       If you are an affiliate of ours, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the exchange
                                       bonds:

                                       (1) you cannot rely on the applicable interpretations of the staff of the SEC and

                                       (2) you must comply with the registration requirements of
                                           the Securities Act in connection with any resale
                                           transaction.

                                       Each broker or dealer that receives exchange bonds for its own account in exchange for original bonds that were
                                       acquired as a result of market-making or other trading
                                       activities must acknowledge that it will comply with the
                                       registration and prospectus delivery requirements of the
                                       Securities Act in connection with any offer to resell,
                                       resale, or other transfer of the exchange bonds issued in
                                       the exchange offer, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the exchange bonds.

                                       Futhermore, any broker-dealer that acquired any of its
                                       original bonds directly from us:

                                       - may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings
                                         Corp., SEC no-action letter (April 13, 1988), Morgan,
                                         Stanley & Co. Inc., SEC no-action letter (June 5, 1991)
                                         and Shearman & Sterling, SEC no-action letter (July 2,
                                         1983) and

                                       - must also be named as a selling bondholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

Expiration Date......................  5:00 p.m., New York City time, on       , 2000, unless we
                                       extend the expiration date.

Accrued Interest on the Exchange
  Bonds and Original Bonds...........  The exchange bonds will bear interest from the most recent date to which interest has been paid on the original bonds.
                                       If your original bonds are accepted for exchange, then you will receive interest on the exchange bonds and not on the original bonds.

Conditions to the Exchange Offer.....  The exchange offer is subject to customary conditions. We may assert or waive these conditions in our sole discretion.
                                       If we materially change the terms of the exchange offer, we will resolicit tenders of the original bonds. Please read
                                       the section "The Exchange Offer--Conditions to the Exchange
                                       Offer" of this prospectus for more information regarding
                                       conditions to the exchange offer.

Procedures for Tendering Original
  Bonds..............................  If you wish to tender your original bonds, you must acknowledge that:

                                       - you are acquiring the exchange bonds in the ordinary
                                         course of your business;

                                       - you are not participating, do not intend to participate
                                         and have no arrangement or understanding with any person
                                         to participate, in the distribution of exchange bonds, and

                                       - you are not an "affiliate" of ours.

                                       See "The Exchange Offer--Procedures for Tendering."

Special Procedures for Beneficial
  Holders............................  If you are the beneficial holder of original bonds that are registered in the name of your broker, dealer, commercial
                                       bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the
                                       person in whose name your original bonds are registered and instruct that person to tender on your behalf. See "The
                                       Exchange Offer--Procedures for Tendering."

Guaranteed Delivery Procedures.......  If you wish to tender your original bonds and you cannot deliver your bonds, the letter of transmittal or any other required documents to the exchange agent before the
                                       expiration date, you may tender your original bonds by
                                       following the guaranteed delivery procedures under the
                                       heading "The Exchange Offer--Guaranteed Delivery
                                       Procedures."

Withdrawal Rights....................  Tenders may be withdrawn at any time before 5:00 p.m., New
                                       York City time, on the expiration date.

Acceptance of Original Bonds and
  Delivery of Exchange Bonds.........  Subject to the conditions stated in the section "The
                                       Exchange Offer--Conditions to the Exchange Offer" of this
                                       prospectus, we will accept for exchange any and all original bonds which are properly tendered in the exchange offer
                                       before 5:00 p.m., New York City time, on the expiration
                                       date. The exchange bonds will be delivered promptly after
                                       the expiration date. See "The Exchange Offer--Terms of the
                                       Exchange Offer."

Material United States Federal Income
  Tax Considerations.................  We believe that your exchange of original bonds for exchange bonds to be issued in connection with the exchange offer
                                       will not result in any gain or loss to you for U.S. federal income tax purposes. See "Material United States Federal
                                       Income Tax Considerations."

Exchange Agent.......................  United States Trust Company of New York is serving as exchange agent in connection with the exchange offer. The
                                       address and telephone number of the exchange agent are
                                       listed in the section "The Exchange Offer--Exchange Agent."

Use of Proceeds......................  We will not receive any proceeds from the issuance of exchange bonds in the exchange offer. We will pay all
                                       expenses incident to the exchange offer. See "Use of
                                       Proceeds."

                     SUMMARY OF TERMS OF THE EXCHANGE BONDS

    THE FORM AND TERMS OF THE EXCHANGE BONDS AND THE ORIGINAL BONDS ARE IDENTICAL IN ALL MATERIAL RESPECTS, EXCEPT THAT TRANSFER RESTRICTIONS AND REGISTRATION RIGHTS APPLICABLE TO THE ORIGINAL BONDS DO NOT APPLY TO THE EXCHANGE BONDS. THE EXCHANGE BONDS WILL EVIDENCE THE SAME DEBT AS THE ORIGINAL BONDS AND WILL BE GOVERNED BY THE SAME INDENTURE. WHERE WE REFER TO "BONDS" IN THIS DOCUMENT, WE ARE REFERRING TO BOTH SERIES OF ORIGINAL BONDS AND EXCHANGE BONDS.


Total Amount of Exchange
  Bonds Offered......................  $300 million in aggregate principal amount of 8.137% Senior
                                       Secured Bonds due 2019, which we call the Series A bonds.

                                       $530 million in aggregate principal amount of 8.734% Senior
                                       Secured Bonds due 2026, which we call the Series B bonds.

Maturity.............................  Series A bonds: October 1, 2019.

                                       Series B bonds: October 1, 2026.

Issue Price..........................  The issue price of the original bonds was par plus accrued interest from May 27, 1999.

Payment Dates........................  April 1 and October 1, beginning October 1, 1999.

Amortization.........................  Principal of the bonds will be amortized in accordance with the schedules listed under "Description of the
                                       Bonds--Amortization of the Bonds."

Initial Average Life.................  Series A bonds: 13.9 years.

                                       Series B bonds: 20.7 years.

Denominations........................  We will issue the exchange bonds in minimum denominations of
                                       $100,000 or any integral multiple of $1,000 in excess of
                                       $100,000.

Ratings..............................  "Baa3" by Moody's Investors Service, Inc., "BBB-" by
                                       Standard & Poor's Rating Services and "BBB" by Duff & Phelps
                                       Credit Rating Co.

Subsidiary Guarantees................  Each subsidiary guarantor is our wholly-owned subsidiary. If we cannot make payments on the bonds when they are due, the subsidiary guarantors must make them instead.

Optional Redemption..................  We may redeem any of the bonds at any time at a redemption price equal to:

                                       - 100% of the principal amount of the bonds being redeemed, plus

                                       - accrued interest on the bonds being redeemed, plus

                                       - a yield maintenance premium based on rates of comparable treasury securities plus 50 basis points.

Mandatory Redemption.................  In the event of any damage to our Homer City facilities, governmental taking or other recovery event at our Homer
                                       City facilities, we must use any proceeds actually received by us in excess of $5 million that are not used to repair or replace our Homer City facilities to redeem bonds and prepay our other senior secured debt. In such event, the redemption price for the bonds will be 100% of the principal amount of the bonds being redeemed plus accrued interest.

Debt Service Reserve Account.........  We are required to establish a debt service reserve account for the benefit of the holders of the bonds. This account
                                       must be funded with enough money to pay the projected debt service on the bonds due in the succeeding six-month period.
                                       Based on the total number of outstanding bonds, the required balance of this account is currently approximately
                                       $35 million. We do not have to fund this account with cash if we provide acceptable debt service credit support, which may be either an undertaking of our parent company, Edison
                                       Mission Energy, if Edison Mission Energy is rated "Baa1" or better by Moody's and "BBB+" or better by S&P, or a letter of credit provided by a bank or trust company rated "A2" or better by Moody's and "A" or better by S&P. Edison Mission
                                       Energy has provided a guarantee in satisfaction of the debt service reserve requirement for the bonds up to
                                       $35.3 million. The Collateral Agent will obtain the funds
                                       necessary to pay the debt service due on the bonds from the proceeds of this guarantee if the debt service due cannot be satisfied by the amount available under the credit support guarantee as described below. This debt service reserve
                                       guarantee by Edison Mission Energy may be replaced without the consent of the holders of the bonds if we elect to
                                       provide another form of acceptable debt service credit
                                       support as outlined above.

Credit Support Guarantee.............  If at any time before December 31, 2001 neither we nor the subsidiary guarantors can make payments on the bonds or our other senior secured debt, Edison Mission Energy must make up to $42 million of these payments under the credit support guarantee. The credit support guarantee is available as
                                       additional cash flow to supplement any shortfalls in cash
                                       from operations which may be used to pay our debt service
                                       obligations on the bonds and our other senior secured debt.
                                       Edison Mission Energy will be required to make payments on the bonds and on our other senior secured debt in proportion to their respective obligations, before money in the debt
                                       service reserve account for the bonds or the acceptable
                                       credit support contained in such account is used. This
                                       credit support guarantee terminates on December 31, 2001,
                                       after which time Edison Mission Energy will have no further obligations under this guarantee.

Ranking of the Bonds.................  The bonds:

                                       - are senior secured obligations;

                                       - are equivalent in right of payment to all of our existing and future senior secured indebtedness; and

                                       - rank senior to all of our existing and future subordinated indebtedness.

                                       As of September 30, 1999, we had $55 million of senior
                                       secured indebtedness outstanding.

Collateral...........................  The bonds and our other senior secured debt are secured by:

                                       - a mortgage on our real property;

                                       - a security interest in our insurance policies and all of the money paid to us on those policies;

                                       - a security interest in all of our governmental approvals, if we are able to assign those approvals;

                                       - a security interest in the reserve account and other
                                         accounts and all money in those accounts; and

                                       - a security interest in all of our other assets, including our ownership interests in our subsidiaries.

Non-Recourse Obligations.............  Only we and the subsidiary guarantors are fully obligated to make payments on the bonds. Neither Edison Mission Energy
                                       nor any of its other affiliates will guarantee payment of
                                       the bonds or will have any obligation to make payments on
                                       the bonds, other than Edison Mission Energy's obligations
                                       under its credit support guarantee or the guarantee provided by Edison Mission Energy that we use to satisfy the debt
                                       service reserve requirement for the bonds.

Operating Flow of Funds..............  We will deposit all of our revenues into the revenue account established for your benefit and for the benefit of the
                                       holders of our other senior secured debt. These revenues
                                       will be used to pay operating expenses, administrative fees and expenses and debt service and to fund the debt service reserve accounts for the bonds and our other senior secured debt. Any money remaining after we make these payments will be transferred into an equity account in order to make
                                       distributions to us if we satisfy the distribution
                                       conditions described below under "--Distributions."

Distributions........................  We can make distributions only with funds in the equity account if the following conditions are satisfied on the
                                       quarterly distribution date:

                                       - no default or event of default under the indenture exists or would result from the distribution;

                                       - we have paid all amounts due on our senior debt and all
                                         reimbursement obligations due in respect of our letters of credit, if any, and have fully funded or provided
                                         acceptable debt service credit support for our debt
                                         service reserve accounts;

                                       - we certify that the debt service coverage ratio for the
                                         previous four quarters is at least 1.50 to 1.0 for any
                                         period ending on or before December 31, 2001 or 1.70 to
                                         1.0 for any period ending after December 31, 2001; and

                                       - we certify that the projected debt service coverage ratio for each four-quarter period during the next eight
                                         quarters is at least 1.50 to 1.0 for any period ending on
                                         or before December 31, 2001 or 1.70 to 1.0 for any period
                                         ending after December 31, 2001.

Covenants............................  The terms of the bonds require us to, among other things:

                                       - provide financial statements, default notices and other
                                         notices to the trustee and the rating agencies;

                                       - comply with applicable laws;

                                       - obtain all necessary governmental approvals; and

                                       - pay taxes and maintain books and records.

                                       The terms of the bonds restrict our ability to, among other things:

                                       - incur additional debt;

                                       - incur liens on our property;

                                       - sell assets;

                                       - enter into transactions with affiliates; and

                                       - create new subsidiaries.

                                       These limitations are subject to a number of important
                                       qualifications and exceptions which are described in
                                       "Description of Principal Financing Documents--Indenture."

Change of Control....................  It is an event of default under the bonds if Edison Mission
                                       Energy's direct or indirect beneficial ownership in us is
                                       reduced to less than 50% at any time, unless either:

                                       - the bonds are rated at least investment grade by each
                                         rating agency rating the bonds at that time and we receive a confirmation of the ratings of the bonds; or

                                       - the reduction in Edison Mission Energy's voting interest is approved by bondholders holding at least 66 2/3% in
                                         aggregate principal amount of the respective outstanding
                                         bonds.

Governing Law........................  The bonds and the other financing documents, other than the mortgage of our real property, are governed by the laws of the State of New York. The mortgage of our real property is governed by the laws of the Commonwealth of Pennsylvania.


                                  THE COMPANY

EDISON MISSION HOLDINGS CO.


    We are a California corporation formed on October 7, 1998 for the purpose of acquiring, owning and operating, through our subsidiaries, the Homer City facilities, which are comprised of three coal-fired electric generating units with an aggregate capacity of 1,884 megawatts, and related facilities. The Homer City facilities are located near Pittsburgh, Pennsylvania. Edison Mission Energy is our parent company.



    On March 18, 1999, our subsidiary, EME Homer City Generation L.P., completed its acquisition of 100% of the ownership interests in the Homer City facilities from wholly-owned subsidiaries of GPU Inc. and Energy East Corporation for approximately $1.8 billion. We formed five subsidiaries, including EME Homer City, in order to effect the acquisition, ownership, financing and operation of the Homer City facilities. Each of these subsidiaries is providing a guarantee with respect to the bonds and our other senior secured debt as well as a pledge of substantially all of its assets and cash flow as collateral for the bonds and our other senior secured debt. The only income available to us to pay principal of, premium, if any, and interest on the bonds will be repayments of subordinated loans and equity distributions from our subsidiaries.



    The nameplate capacities of the three generating units are Unit 1, with 620 megawatts of capacity, Unit 2, with 614 megawatts of capacity and Unit 3, with 650 megawatts of capacity. We believe the Homer City units are among the lowest cost fossil-fired generating units in the Northeastern United States. They benefit from direct transmission access into both the Pennsylvania--New Jersey--Maryland power market, which is commonly known as the PJM, and the New York independent system operator, which controls the transmission grid and energy and capacity markets for the State of New York and is commonly known as the NYISO. In 1998, the Homer City units had fuel expenses and operating and maintenance costs of approximately $17 per megawatt-hour and are among the first fossil-fired units called upon for the dispatch of electric power within both the PJM and the NYISO.


EDISON MISSION ENERGY


    Edison Mission Energy is a leading global power producer as measured by megawatts. Through its subsidiaries, Edison Mission Energy engages in the business of developing, acquiring, owning and operating electric power generation facilities worldwide. Edison International owns Edison Mission Energy and also owns Southern California Edison Company, one of the largest electric utilities in the United States. At September 30, 1999, Edison Mission Energy had consolidated assets of approximately $11 billion and total shareholder's equity of approximately $2 billion. The bonds are not obligations of Edison Mission Energy. Only we and our subsidiary guarantors are obligated to make payments on the bonds. Neither Edison Mission Energy nor any other affiliate of Edison Mission Energy will guarantee payment of the bonds or will have any obligation to make payments on the bonds, other than Edison Mission Energy's obligations under its credit support guarantee or the guarantee provided by Edison Mission Energy that we use to satisfy the debt service reserve requirement for the bonds.



EDISON MISSION ENERGY'S STRATEGIC OVERVIEW



    Over the past three years, Edison Mission Energy has shifted its primary focus to the acquisition and operation of competitive generation, both domestically and internationally. Edison Mission Energy identifies high-quality generating assets that are strategic to deregulated power markets. Edison Mission Energy has participated in several auctions in the PJM and NYISO power markets because of the stable and developed nature of the regions served by those markets. Edison Mission Energy believes that low-cost, base load assets in those markets are attractive because they operate all of the time and because they are difficult to displace in the order in which plants are called upon to dispatch electric power. The acquisition of the Homer City units represents Edison Mission Energy's entry into the PJM and NYISO competitive markets.



    The Homer City units satisfy Edison Mission Energy's competitive generation strategy as they:



    - are among the first fossil-fired plants to be dispatched in PJM and NYISO;



    - have the ability to access two competitive power markets, PJM and NYISO;



    - are located near large quantities of low-cost coal reserves;



    - are efficiently staffed and have an experienced workforce;



    - have a high average equivalent availability and efficient plant heat rate; and



    - provide the opportunity to implement a proactive environmental upgrade program.



OUR POWER SALES STRATEGY



    Our power sales strategy consists of:



    - the sale of output from the Homer City units into the PJM and NYISO competitive markets for capacity and energy as well as possible bilateral contracts for the sale of capacity and energy to power marketers and load serving entities within PJM, NYISO and surrounding markets;



    - managing our electricity price exposure through a contract with a marketing affiliate for the sale of energy and capacity produced by the Homer City units, which enables this marketing affiliate to engage in forward sales and hedging transactions; and



    - transition contracts with Pennsylvania Electric Company and New York State Electric & Gas Corporation, under which we may exercise a put option to sell quantities of our capacity to these companies and they may exercise call options to purchase quantities of our capacity.

OFFERING OF ORIGINAL BONDS


    On May 27, 1999, we issued and sold the original bonds. We used the net proceeds of that offering, which were $830 million, (1) to repay the principal of the $800 million term loan outstanding under the credit facility for the acquisition of the Homer City facilities and (2) to repay $30 million of Edison Mission Energy's equity investment in us in the form of a distribution.



OUR CORPORATE STRUCTURE



    Following is a chart illustrating our ownership structure.


                                     [LOGO]

                           SOURCES AND USES OF FUNDS

FINANCING PLAN


    We entered into a Credit Agreement, dated as of March 18, 1999, with 25 banks and other financial institutions. The Credit Agreement provided for (1) a 364-day term loan facility in an amount up to $800 million, (2) a five-year term loan facility in an amount up to $250 million and (3) a five-year revolving credit facility in an amount up to $50 million. On March 18, 1999, we borrowed $800 million of term loans under the Credit Agreement and used the proceeds of such loans, together with equity contributions from Edison Mission Energy in the amount of $1.06 billion, to fund the purchase price for the Homer City facilities.



    We used the net proceeds of the sale of the original bonds in the amount of $830 million to repay the outstanding principal of, and to permanently reduce the bank commitments associated with, the $800 million term loan, and to repay $30 million of Edison Mission Energy's equity investment in us in the form of a distribution. We will use amounts available under the $250 million five-year term loan facility to fund environmental capital improvements to the Homer City units. We will use amounts available under the $50 million five-year revolving credit facility for general working capital purposes. All outstanding amounts under the $50 million five-year revolving credit facility will be repaid each year on the anniversary of the issuance of the original bonds. Under specified conditions, we have access to additional liquidity in a debt service reserve account, which is currently funded with a guarantee provided by Edison Mission Energy, and under a credit support guarantee provided by Edison Mission Energy.


TABLE OF SOURCES AND USES OF FUNDS


    The following table states the approximate sources and uses of funds in connection with the acquisition of the Homer City facilities.


                                                                  AMOUNT
                                                              --------------
                                                              (IN THOUSANDS)
SOURCES OF FUNDS:
  Equity....................................................    $1,030,000
                                                                ----------
  Debt:
    Acquisition Facility....................................            --
    Bonds...................................................       830,000
                                                                ----------
  Total Debt(1).............................................       830,000
                                                                ----------
TOTAL SOURCES OF FUNDS......................................    $1,860,000
USES OF FUNDS:
  Acquisition Costs.........................................    $1,801,000
  Transaction Expenses, Inventories, Other..................        59,000
                                                                ----------
TOTAL USES OF FUNDS.........................................    $1,860,000

------------------------


(1) Does not include amounts available for drawing under the $250 million five-year term loan facility or the $50 million five-year revolving credit facility.

                      SUMMARY CONSOLIDATED FINANCIAL DATA


    The following table includes a summary of our consolidated financial data for the nine months ended September 30, 1999. Edison Mission Holdings was incorporated on October 7, 1998 and had no significant activity during 1998. On March 18, 1999, an indirect subsidiary of Edison Mission Holdings, EME Homer City, acquired the Homer City facilities for a purchase price of approximately $1.8 billion. Accordingly, the summary consolidated financial data pertain primarily to the activities from March 18, 1999 through September 30, 1999. The summary consolidated financial data were derived from the audited financial statements of Edison Mission Holdings. The summary consolidated financial data are qualified in their entirety by the more detailed information and financial statements, including notes to these financial statements, included or incorporated by reference in this prospectus.



                                                               NINE MONTHS
                                                                  ENDED
                                                              SEPTEMBER 30,
                                                                   1999
                                                              --------------
                                                                   (IN
                                                                THOUSANDS)
INCOME STATEMENT DATA:
Operating revenues..........................................    $  245,788
Operating expenses..........................................       150,999
                                                                ----------
Income from operations......................................        94,789
Interest expense............................................       (35,506)
Interest and other income...................................           834
                                                                ----------
Income before income taxes..................................        60,117
Provision for income taxes..................................        24,939
                                                                ----------
Income before extraordinary loss............................        35,178
Extraordinary loss on early extinguishment of debt, net of
  income tax benefits.......................................        (2,667)
                                                                ----------
Net income..................................................    $   32,511
                                                                ==========

                                                              SEPTEMBER 30,
                                                                   1999
                                                              --------------
BALANCE SHEET DATA:
Assets......................................................    $2,055,461
Current liabilities.........................................        69,259
Long-term obligations.......................................       916,773
Shareholder's equity........................................     1,069,429

                                  RISK FACTORS


    IN ADDITION TO THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CAREFULLY CONSIDERED BY EACH PROSPECTIVE INVESTOR IN EVALUATING THE EXCHANGE OFFER AND AN INVESTMENT IN THE BONDS. THE FOLLOWING RISK FACTORS, OTHER THAN "YOU MAY HAVE DIFFICULTY SELLING THE BONDS THAT YOU DO NOT EXCHANGE," GENERALLY APPLY TO THE ORIGINAL BONDS AS WELL AS THE EXCHANGE BONDS.



YOU MAY HAVE DIFFICULTY SELLING THE BONDS THAT YOU DO NOT EXCHANGE.



    If you do not exchange your original bonds for exchange bonds in the exchange offer, you will continue to be subject to the restrictions on transfer of your original bonds described in the legend on your original bonds. The restrictions on transfer of your original bonds arise because we issued the original bonds under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the original bonds if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not intend to register the original bonds under the Securities Act. To the extent original bonds are tendered and accepted in the exchange offer, the trading market, if any, for the original bonds would be adversely affected. See "The Exchange Offer-- Consequences of Exchanging or Failing to Exchange Original Bonds."



OUR ABILITY TO MAKE PAYMENTS ON THE BONDS IS DEPENDENT ON THE MARKET CONDITIONS FOR THE SALE OF CAPACITY AND ENERGY, THE GUARANTEES GIVEN BY OUR SUBSIDIARIES AND THE LIMITED GUARANTEES PROVIDED BY EDISON MISSION ENERGY.



    We are a special purpose finance company and our only significant assets are our equity interests in our subsidiaries. Our ability to make payments on the bonds is dependent on our subsidiaries' ability to repay subordinated intercompany loans and make equity distributions. Our subsidiaries' ability to repay the intercompany loans and make equity distributions is dependent on revenues generated by the Homer City facilities, which is dependent on their performance level and on market conditions for the sale of capacity and energy. These market conditions are beyond our control.



    None of our shareholders, officers, directors, employees or affiliates, including Edison Mission Energy but not including our subsidiary guarantors, will be required to make payments on the bonds. The bonds are fully and unconditionally guaranteed by our subsidiaries. Edison Mission Energy's obligations to make payments on the bonds are limited to its obligations under the credit support guarantee, amounts of which are available until December 31, 2001, and any guarantee it provides that we use to satisfy our debt service reserve requirements.



GENERAL OPERATING RISKS MAY DECREASE OR ELIMINATE THE REVENUES GENERATED BY THE HOMER CITY FACILITIES OR INCREASE THEIR OPERATING COSTS.


    The operation of power generation facilities involves many operating risks, including:

    - performance below expected levels of output or efficiency;

    - interruptions in fuel supply;

    - disruptions in the transmission of electricity;

    - breakdown or failure of equipment or processes;

    - violation of permit requirements; and


    - operator error or catastrophic events like fires, earthquakes, explosions, floods or other similar occurrences affecting power generation facilities.



    Although we employ experienced operating personnel to operate the Homer City facilities and will maintain insurance, including business interruption insurance, to mitigate the effects of the operating risks described above, we cannot assure you that the occurrence of one or more of the events listed above would not significantly decrease or eliminate revenues generated by the Homer City facilities or significantly increase the costs of operating them. A decrease or elimination in revenues generated by the Homer City facilities or an increase in the costs of operating them could decrease or eliminate funds available to us to make payments on the bonds.



THE REVENUES GENERATED BY THE OPERATION OF THE HOMER CITY FACILITIES ARE SUBJECT TO MARKET DEMAND FOR ENERGY, CAPACITY AND ANCILLARY SERVICES, WHICH IS BEYOND OUR CONTROL.



    We may sell all or a portion of the Homer City units' output into the PJM, NYISO or other competitive power markets or on a bilateral basis and may also sell this output to our marketing affiliate, which will in turn sell this output into the PJM, NYISO or other markets. Participants in PJM and NYISO are not guaranteed any specified rate of return on their capital investments through recovery of mandated rates payable by purchasers of electricity. Therefore, with the exception of revenue generated by the transition contracts with Pennsylvania Electric Company and New York State Electric & Gas Corporation, which expire in 2001, and from bilateral contracts for the sale of electricity with third-party load serving entities and power marketers, our revenues and results of operations will be dependent upon prevailing market prices for energy, capacity and ancillary services in the PJM, NYISO and other competitive markets.



    Among the factors that will influence the market prices for energy, capacity and ancillary services in PJM and NYISO are:


    - prevailing market prices for fuel oil, coal and natural gas and associated transportation costs;

    - the extent of additional supplies of capacity, energy and ancillary services from current competitors or new market entrants, including the development of new generation facilities that may be able to produce electricity less expensively;


    - transmission congestion in PJM and/or NYISO;



    - the extended operation of nuclear generating plants in PJM and NYISO beyond their presently expected dates of decommissioning;



    - weather conditions prevailing in PJM and NYISO from time to time; and



    - the possibility of a reduction in the projected rate of growth in electricity usage as a result of factors like regional economic conditions and the implementation of conservation programs.


    All of the factors listed above are beyond our control.


WE HAVE BEEN OPERATING THE HOMER CITY FACILITIES FOR ONLY A SHORT PERIOD OF
  TIME.



    Substantially all of our current business consists of owning and operating the Homer City facilities. Although the Homer City units had a significant operating history at the time we acquired them, we have a very limited history of owning and operating them. In addition, the Homer City units were operated as integrated parts of regulated utilities prior to our acquisition, and their output of electricity was sold by New York State Electric & Gas Corporation and Pennsylvania Electric Company at prices which were based upon rates set by regulatory authorities. We cannot assure you that we will be successful in operating the Homer City units in a competitive environment in which electricity rates will be set by the operation of market forces. We also cannot assure you that the Homer City units will perform as expected or that the revenues generated by the Homer City units will support our indebtedness, the cost of operating them and the capital expenditures needed to maintain them. Our historical consolidated financial data are not helpful in predicting our future income because we have not been operating the Homer City facilities for a significant period of time.

OUR BUSINESS IS SUBJECT TO SUBSTANTIAL REGULATIONS AND PERMITTING REQUIREMENTS, AND OUR REVENUES MAY DECREASE OR OUR OPERATING COSTS MAY INCREASE BECAUSE OF OUR INABILITY TO COMPLY WITH EXISTING REGULATIONS OR REQUIREMENTS OR CHANGES IN APPLICABLE REGULATIONS OR REQUIREMENTS.



    Our business is subject to extensive energy and environmental regulation by federal, state and local authorities. We are required to comply with numerous laws and regulations, and to obtain numerous governmental permits, in our operation of the Homer City facilities. We cannot assure you that existing regulations will not be revised or reinterpreted, that new laws and regulations will not be adopted or become applicable to us or the Homer City facilities or that future changes in laws and regulations will not have a detrimental effect on our business.



    One of our strategies for compliance with federal regulations regarding emissions of sulfur dioxide and federal and state regulations regarding emissions of nitrogen oxide is the construction of the environmental capital improvements to the Homer City units. A delay in the completion of these improvements or the failure of the improvements to perform to their technical specifications could adversely affect our compliance strategy and require us to purchase emissions allowances or reduce the expected levels of operation of the Homer City units. Although our construction contract with ABB Flakt contains customary performance and completion guarantees, we cannot assure you that the improvements will be installed when anticipated or whether those systems will perform at the expected levels.



    We believe that we have obtained all material energy-related federal, state and local approvals currently required to operate the Homer City facilities. Although not currently required, additional regulatory approvals may be required in the future due to a change in laws and regulations, a change in our customers or for other reasons. We cannot assure you that we will be able to obtain all required regulatory approvals that we do not yet have or that we may require in the future, or that we will be able to obtain any necessary modifications to existing regulatory approvals or maintain all required regulatory approvals. If there is a delay in obtaining any required regulatory approvals or if we fail to obtain and comply with any required regulatory approvals, the operation of the Homer City facilities or the sale of electricity to third parties could be prevented or subject to additional costs.



    We are required to comply with numerous statutes, regulations and ordinances relating to the safety and health of employees and the public, the protection of the environment and land use. These statutes, regulations and ordinances are constantly changing. We may incur significant additional costs because of our compliance with these requirements. If we fail to comply with these requirements, we could be subject to civil or criminal liability and the imposition of clean-up liens or fines. In acquiring the Homer City facilities, we assumed, subject to some limited exceptions, all on-site liabilities associated with the environmental condition of the Homer City facilities, regardless of when such liabilities arose and whether known or unknown, and generally agreed to indemnify the former owners of the Homer City facilities for these liabilities. We cannot assure you that we will at all times be in compliance with all applicable environmental laws and regulations or that steps to bring the Homer City facilities into compliance would not materially and adversely affect our ability to make payments on the bonds.



THE INSURANCE COVERAGE FOR THE HOMER CITY FACILITIES MAY NOT BE ADEQUATE.



    We are required to have insurance for the Homer City facilities, including all-risk property damage insurance, commercial general public liability insurance, boiler and machinery coverage and business interruption insurance. We cannot assure you that the insurance coverage for the Homer City facilities will be available in the future on commercially reasonable terms. We also cannot assure you that the insurance proceeds received for any loss of the Homer City facilities or any damage to the Homer City facilities will be sufficient to permit us to make any payments on the bonds.

RISKS ASSOCIATED WITH THE YEAR 2000 PROBLEM COULD ADVERSELY EFFECT OUR BUSINESS.



    We have implemented successfully systems to address year 2000 issues. We cannot assure you, however, that our year 2000 compliance will not require additional expenditures in the future. As of the date of this prospectus, we are not aware of any Year 2000 problem of our systems and services. In addition, we have not received any notification from any supplier or systems of any Year 2000-related disruption in their business. However, the success to date of our Year 2000 efforts and the efforts of our third party suppliers cannot guarantee that there will not be a material adverse effect on our business should a Year 2000 problem manifest or become apparent in the future.



YOU MAY FIND IT DIFFICULT TO SELL YOUR BONDS BECAUSE THERE IS NO EXISTING TRADING MARKET FOR THE EXCHANGE BONDS.



    You may find it difficult to sell your bonds because an active trading market for the bonds may not develop. The exchange bonds are being offered to the holders of the original bonds. The original bonds were issued on May 27, 1999, primarily to a small number of institutional investors and overseas investors. After the exchange offer, the trading market for the remaining untendered original bonds could be adversely affected.


    There is no existing trading market for the exchange bonds. We do not intend to apply for listing or quotation of the exchange bonds on any exchange. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be. Although the initial purchasers of the original bonds have informed us that they currently intend to make a market in the exchange bonds, they are not obligated to do so, and any market-making may be discontinued at any time without notice. As a result, the market price of the exchange bonds could be adversely affected.


BROKER-DEALERS MAY BECOME SUBJECT TO THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.



    Any broker-dealer that:



    - exchanges its original bonds in the exchange offer for the purpose of participating in a distribution of the exchange bonds, or



    - resells exchange bonds that were received by it for its own account in the exchange offer,



may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange bonds and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.


FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID SUBSIDIARY GUARANTEES AND REQUIRE BONDHOLDERS TO RETURN PAYMENTS RECEIVED FROM SUBSIDIARY GUARANTORS.


    Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, our subsidiaries' guarantees of the bonds could be voided, or claims under these guarantees could be subordinated to all other debts of a subsidiary guarantor, if, among other things, this guarantor, at the time it incurred the indebtedness evidenced by its guarantee:


    - received less than fair consideration or reasonably equivalent value for the guarantee;


    - was insolvent or rendered insolvent by reason of this issuance;


    - was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

    - intended to incur, or believed that it would incur, debts beyond its ability to pay the debts as they mature.



    In addition, any payment by a subsidiary guarantor under its guarantee could be voided and required to be returned to this subsidiary guarantor, or to a fund for the benefit of the creditors of the guarantor. Our subsidiaries' liabilities under their guarantees are contractually limited to the maximum amount they could pay without the guarantees being deemed to be fraudulent transfers. We cannot assure you, however, that this limitation would be effective and, if it was effective, if the limited amount would be sufficient to pay the bonds in full.


IT MAY BE DIFFICULT TO REALIZE THE VALUE OF THE COLLATERAL PLEDGED TO SECURE THE BONDS AND THE PROCEEDS RECEIVED FROM A SALE OF THE COLLATERAL MAY BE INSUFFICIENT TO REPAY THE BONDS.


    Our obligation to make payments on the bonds is secured only by the collateral described in this prospectus. The Collateral Agent's ability to foreclose on the collateral on your behalf may be subject to perfection and priority issues and to practical problems associated with the realization of the Collateral Agent's security interest in the collateral. For example, the Collateral Agent may need to obtain the consent of a third party prior to transferring an asset upon foreclosure. We cannot assure you that the Collateral Agent will be able to obtain this consent. Further, we cannot assure you that foreclosure on the collateral would provide sufficient funds to repay all amounts due on the bonds. In addition, senior debt outstanding under the existing bank credit facilities and other types of debt that we are permitted to incur will rank equally with the bonds and share ratably in the collateral which secures the bonds. This would reduce the benefits of the collateral to you and your ability to control actions taken with respect to the collateral.


                                USE OF PROCEEDS

    We will not receive any proceeds from the exchange offer. In consideration for issuing the exchange bonds, we will receive in exchange original bonds of like principal amount, the terms of which are identical in all material respects to the exchange bonds. The original bonds surrendered in exchange for exchange bonds will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange bonds will not result in any increase in our indebtedness. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.


    On May 27, 1999, we issued and sold the original bonds. We used the net proceeds of that offering in the amount of $830 million



(1) to repay the $800 million term loan outstanding under the credit facility for the acquisition of the Homer City facilities and



(2) to repay $30 million of Edison Mission Energy's equity investment in us in the form of a distribution.


                                 CAPITALIZATION


    The following table includes the consolidated capitalization of Edison Mission Holdings as of September 30, 1999, and reflects the issuance of the original bonds and the application of the approximate proceeds from the issuance of these original bonds as described in "Use of Proceeds."


                    CAPITALIZATION AS OF SEPTEMBER 30, 1999
                           (UNAUDITED, IN THOUSANDS)


Long-Term Indebtedness:
  Bonds Payable.............................................  $  885,000
                                                              ----------
    Total Long-Term Indebtedness............................  $  885,000
Shareholder's Equity........................................  $1,069,429
                                                              ----------
    Total Capitalization....................................  $1,954,429
                                                              ==========

                      SELECTED CONSOLIDATED FINANCIAL DATA


    The following table includes a summary of our consolidated financial data for the nine months ended September 30, 1999. Edison Mission Holdings was incorporated on October 7, 1998 and had no significant activity during 1998. On March 18, 1999, an indirect subsidiary of Edison Mission Holdings, EME Homer City, acquired the Homer City facilities for a purchase price of approximately $1.8 billion. Accordingly, the summary consolidated financial data pertain primarily to the activities from March 18, 1999 through September 30, 1999. The summary consolidated financial data were derived from the audited financial statements of Edison Mission Holdings. The summary consolidated financial data are qualified in their entirety by the more detailed information and financial statements, including notes to these financial statements, included or incorporated by reference in this prospectus.



                                                               NINE MONTHS
                                                                  ENDED
                                                              SEPTEMBER 30,
                                                                   1999
                                                              --------------
                                                                   (IN
                                                                THOUSANDS)
INCOME STATEMENT DATA:
Operating revenues..........................................    $  245,788
Operating expenses..........................................       150,999
                                                                ----------
Income from operations......................................        94,789
Interest expense............................................       (35,506)
Interest and other income...................................           834
                                                                ----------
Income before income taxes..................................        60,117
Provision for income taxes..................................        24,939
                                                                ----------
Income before extraordinary loss............................        35,178
Extraordinary loss on early extinguishment of debt, net of
  income tax benefit........................................        (2,667)
                                                                ----------
Net income..................................................    $   32,511
                                                                ==========

                                                              SEPTEMBER 30,
                                                                   1999
                                                              --------------
BALANCE SHEET DATA:
Assets......................................................    $2,055,461
Current liabilities.........................................        69,259
Long-term obligations.......................................       916,773
Shareholder's equity........................................     1,069,429
OTHER DATA:
Ratio of earnings to fixed charges(1).......................          2.65


------------------------


(1) For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. "Earnings" represent the aggregate of income before taxes and extraordinary income and fixed charges, net of capitalized interest. "Fixed charges" represent interest expense, prior to capitalized interest.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION


    THE FOLLOWING DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS REGARDING EDISON MISSION HOLDINGS. THESE STATEMENTS ARE BASED ON THE CURRENT PLANS AND EXPECTATIONS OF EDISON MISSION HOLDINGS AND INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL FUTURE ACTIVITIES AND RESULTS OF OPERATIONS TO BE MATERIALLY DIFFERENT FROM THOSE PRESENTED IN THE FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER INCLUDE RISKS LISTED IN "RISK FACTORS."


GENERAL




    Edison Mission Holdings is a special-purpose California corporation formed on October 7, 1998 for the purpose of facilitating the financing of the acquisition and, through its wholly-owned subsidiaries, acquiring, making improvements to and operating its three coal-fired electric generating units and related facilities. EME Homer City, an indirect subsidiary of Edison Mission Holdings, acquired the Homer City facilities on March 18, 1999 for a purchase price of approximately $1.8 billion, with adjustments for changes in the book value of inventories and prorations related to specified items including but not limited to taxes, rents and fees under transferred permits.



    EME Homer City derives revenue from the sale of energy and capacity into PJM and NYISO and from bilateral contracts with power marketers and load serving entities within PJM, NYISO and the surrounding markets. EME Homer City has entered into a contract with a marketing affiliate for the sale of energy and capacity produced by the Homer City facilities, which enables this marketing affiliate to engage in forward sales and hedging. EME Homer City will pay the marketing affiliate a nominal fee currently set at $0.02/MWh, approximately
$0.1 million for the period.



    EME Homer City believes there may also be opportunities to derive revenue from the sale of installed capacity and ancillary services. Under the terms of the Pennsylvania Electric Company and New York State Electric & Gas Transition Contracts, EME Homer City has elected to exercise several options to sell capacity. These contracts expire mid-year 2001. EME Homer City also has the option to sell non-contracted capacity in PJM and NYISO. It is believed the Homer City units should be capable of producing revenues from the sale of voltage support based on previous utilization of the Homer City units.


RESULTS OF OPERATIONS

    Results of operations from March 18, 1999 through September 30, 1999:

OPERATING REVENUES


    Revenues for the period from March 18, 1999 through September 30, 1999 were $245.8 million. Revenues primarily consist of energy revenue of $222.3 million, capacity revenue of $22.0 million and sale of emission credits of $1.5 million. These sales were made through a contract with a marketing affiliate, which enables the affiliate to engage in forward sales and hedging transactions. Due to warmer weather during the summer months, electric revenues generated from EME Homer City are substantially higher during the third quarter. The Homer City facilities generated 6,624 GWhr of electricity since they were acquired and had an availability factor of 85.4%. The weighted average price for energy during this period was $33.30/MWh.


OPERATING EXPENSES


    Operating expenses consisted of expenses for fuel, plant operations, depreciation and amortization and administrative and general expenses. Fuel expense of $84.4 million included $84.0 million of coal for the period at an average price of $31.04 per ton. The Homer City units benefit from access by truck to significant native coal reserves located within the western Pennsylvania portion of the North

Appalachian region. Up to 95% of the coal used by Units 1 and 2 is supplied under existing contracts with regional mines which are located within 50 miles of the facility, while the remainder is purchased on the spot market. The coal for these units is cleaned by the coal cleaning facility to reduce sulfur content. Unit 3 utilizes lower sulfur coal which is blended at an on-site coal blending facility.


    Plant operations expense was $40.8 million, which included labor and overhead of $11.2 million, outside services of $18.8 million, parts and supplies of $5.6 million, and other administrative costs of $5.2 million.


    Depreciation and amortization expenses were $25.3 million. Depreciation expense primarily relates to the acquisition of the Homer City facilities, which is being depreciated over thirty-nine years.



    Administrative and general expenses of $0.5 million were due to an allocation of Edison Mission Energy corporate overhead costs.


OTHER INCOME (EXPENSE)


    Interest expense was $35.5 million, which included interest on the $800 million term loan of $9.6 million, retired with proceeds from the bonds, interest on the $830 million bonds of $24.4 million, amortization of deferred financing costs of $1.2 million, and Credit Agreement facility fees of approximately $0.3 million. The average interest rate on outstanding indebtedness was 8.39% at September 30, 1999.


    Interest and other income of $0.8 million was earned on cash and cash equivalents.


PROVISION FOR INCOME TAXES



    We had an effective tax rate before extraordinary item of 41.5%. The effective tax rate was higher than the federal statutory rate of 35% due to state income taxes.


EXTRAORDINARY LOSS


    The early repayment of the $800 million term loan in May 1999 resulted in an extraordinary loss of $2.7 million, net of income tax benefit of $2.3 million, attributable to the write-off of unamortized debt issue costs.


LIQUIDITY AND CAPITAL EXPENDITURES


    Net cash flow provided by Operating Activities from March 18, 1999 through September 30, 1999 was $113.8 million. Net working capital was $132.3 million which included $102.2 million of cash that was restricted by the trust agreement associated with our senior secured bonds.


    In March 1999, EME Homer City completed the acquisition of the 1,884 MW Homer City Electric Generating Station and related facilities from GPU, Inc., New York State Electric & Gas Corporation and their respective affiliates. Consideration for the purchase was a cash payment of approximately
$1.8 billion.


    In order to finance the acquisition, we entered into a Credit Agreement, dated as of March 18, 1999 with 25 banks and other financial institutions. The Credit Agreement provided for:



    - a 364-day term loan facility in an amount up to $800 million,



    - a five-year term loan facility in an amount up to $250 million and



    - a five-year revolving credit facility in an amount up to $50 million.

    On March 18, 1999, Edison Mission Holdings borrowed $800 million of term loans and used the proceeds of these loans, together with equity contributions from Edison Mission Energy of approximately $1 billion, to fund the purchase price for the Homer City facilities.



    On May 27, 1999, we completed a private offering of $300 million aggregate principal amount of the Series A bonds and $530 million aggregate principal amount of the Series B bonds. The net proceeds of the sale of the bonds were used to repay the outstanding principal of, and to permanently reduce the bank commitments associated with the term loans, and to repay a portion of Edison Mission Energy's equity investment in us in the form of a distribution. We intend to use amounts available under the $250 million five-year term loan facility to fund the environmental capital improvements to the Homer City units; we had drawn $55 million under the facility at September 30, 1999. We may use amounts available under the $50 million five-year revolving credit facility for general working capital purposes. All outstanding amounts under the $50 million five-year revolving credit facility will be repaid each year on the anniversary of the issuance of the bonds. As of September 30, 1999, there were no outstanding amounts under the $50 million five-year revolving credit facility. Under specified conditions, we may have access to additional liquidity in a debt service reserve account and under a credit support guarantee provided by Edison Mission Energy.



    We intend to invest approximately $258 million for the environmental capital improvements to the Homer City units, including a selective catalytic reduction system on all three units and a flue gas desulfurization system on Unit 3, under a fixed price, turnkey engineering, procurement and construction contract. The selective catalytic reduction system on Unit 2 is expected to be installed by September 2000, the selective catalytic reduction systems on Units 1 and 3 are expected to be installed by May 2001. The flue gas desulfurization system is expected to be installed by September 2001. Capital expenditures for the nine-month period ended September 30, 1999 were $74 million, primarily related to the flue gas desulfurization system. The environmental improvements will enhance the economics of the Homer City units by reducing fuel costs, nitrogen oxide allowance purchases and sulfur dioxide allowance purchases. Capital expenditures for environmental capital improvements to the Homer City facility were approximately $24 million for the fourth quarter of 1999, and we expect them to be $116 million for 2000 and $44 million for 2001. These capital expenditures will be financed through our $250 million five-year term loan facility. We also have access to the $50 million revolving credit facility that is available for five years from the date of acquisition.



OTHER COMMITMENTS AND CONTINGENCIES



    Our parent, Edison Mission Energy, has entered into the Credit Support Guarantee, under which specified conditions, it must make up to $42 million in payments. The Credit Support Guarantee is available until December 31, 2001 as additional cash flow to supplement any shortfalls in cash from operations which may be used to pay our debt service obligaitons on the bonds and our other senior secured debt. Edison Mission Energy has also provided a guarantee to satisfy our debt service reserve requirement with respect to the bonds. Similar guarantees have been extended by Edison Mission Energy with respect to the obligations in the Credit Agreement.



    We have entered into several fuel purchase agreements with various third party suppliers for the purchase of bituminous steam coal. These contracts call for the purchase of a minimum quantity of coal over the term of the contracts, which extend from three months to 8.5 years from September 30, 1999, with an option at our discretion to purchase additional amounts of coal as stated in the agreements. The minimum quantity of coal to be purchased through these contracts is 19.9 million tons over the terms of the respective contracts. Pricing is based on fixed prices per ton with various methods of escalation as defined in the agreements. The escalation is generally based on market conditions.



    Prior to March 18, 1999, we had engaged in no operations since our formation in October 1998. There are no separate financial statements available with regard to the Homer City facilities because their operations were fully integrated with, and their results of operations were consolidated into, the former owners of the Homer City facilities. In addition, the electric output of the Homer City units was sold based on rates set by regulatory authorities. As a result of the above factors and because electricity rates will now be set by the operation of market forces, the historical financial data with respect to the Homer City facilities are not meaningful or indicative of our future results. Our results of operations in the future will depend primarily on revenues from the sale of energy, capacity and other related products, and the level of our operating expenses.


CHANGES IN INTEREST RATES, CHANGES IN ELECTRICITY MARKET PRICING AND OTHER
  OPERATING RISKS


    Changes in interest rates and changes in electricity pool pricing can have a significant impact on our results of operations. Interest rate changes affect the cost of capital needed to operate the Homer City facilities. We have mitigated the risk of interest rate fluctuations by arranging for fixed rate financing for the majority of our project financings. We do not believe that interest rate fluctuations will have a materially adverse effect on our financial position or results of operations.



    With the exception of revenue generated by the Pennsylvania Electric Company and New York State Electric & Gas Transition Contracts, which expire in 2001, and from bilateral contracts for the sale of electricity with third-party load serving entities and power marketers, our revenues and results of operations are dependent upon prevailing market prices for energy, capacity, ancillary services in the PJM, NYISO and other competitive markets. Among the factors that will influence the market prices for energy, capacity and ancillary services in PJM and NYISO are:


    - prevailing market prices for fuel oil, coal and natural gas and associated transportation costs;

    - the extent of additional supplies of capacity, energy and ancillary services from current competitors or new market entrants, including the development of new generation facilities that may be able to produce electricity at a lower cost;


    - transmission congestion in PJM and/or NYISO;



    - the extended operation of nuclear generating plants in PJM and NYISO beyond their presently expected dates of decommissioning;



    - weather conditions prevailing in PJM and NYISO from time to time; and



    - the possibility of a reduction in the projected rate of growth in electricity usage as a result of factors such as regional economic conditions and the implementation of conservation programs.



    EME Homer City derives revenues from sales of electric energy. Pricing provisions are individually negotiated with customers by its marketing affiliate and may include fixed prices or prices based on a daily or monthly market index. EME Homer City may benefit from forward energy sales contracts entered into by its marketing affiliate depending on market conditions. As of September 30, 1999, we had sold 82% of the anticipated energy output of Units 1 and 2 for the remainder of 1999. These forward energy sales average $22.00/MWh, compared to projections of $19.14/MWh for PJM and $22.30/MWh for NYISO. Also as of September 30, 1999, we had entered into forward energy sales totaling 856 MW during on-peak hours in calendar year 2000 at an average price of $40.90/MWh. The marketing affiliate has sold 99% of the remaining installed capacity over the transition contract amounts through May 2000 at a weighted average price of $65.00/MW-day.



    We provide credit support for an affiliate that enters into various electric energy transactions, including futures and swap agreements. At September 30, 1999, we provided guarantees totaling $71 million as credit support for financial and energy contracts entered into by affiliates. This guarantee provides that we will perform the obligations of affiliates in the event of non-performance by them. We could be exposed to the risk of higher electric energy prices in the event of non-performance by a counterparty. However, we do not anticipate non-performance by a counterparty and the marketing affiliate. Total amounts due at September 30, 1999 from third parties from sales made by the marketing affiliate were $30.4 million.



ENVIRONMENTAL MATTERS OR REGULATIONS



    We are subject to environmental regulation by federal, state and local authorities in the United States. We believe that we are in substantial compliance with environmental regulatory requirements and that maintaining compliance with current requirements will not materially affect its financial position or results of operations.



    In connection with our purchase of the Homer City facilities on March 18, 1999, we acquired the Two Lick Creek Dam and Reservoir. Acid discharges from two inactive deep mines were being collected and partially treated on the reservoir property by a mining company before being pumped off the property for additional treatment at a nearby treatment plant. The mining company, which filed for bankruptcy, operated the collection and treatment system until May 1999, when its assets were allegedly depleted.



    The Pennsylvania Department of Environmental Protection initially advised us that we were potentially responsible for treating the discharges by virtue of our alleged ownership of the property of which the discharges allegedly emanated. Without any admission of our liability, we voluntarily agreed through a letter agreement to fund the operation of the treatment plant for an interim period while the agency continued its investigation. The cost of operating the treatment plant, which was initially approximately $11,000 per month, increased to $13,000 per month in 2000. The agency has recently notified us that we are responsible for treatment of one of the discharges. It has also advised the owner of the mineral rights and three former operators of the mine that they are liable and has requested them to cooperatively develop and implement a plan with us to treat the discharge. We estimate the cost of a passive treatment system to be approximately $750,000. The cost of operating a passive treatment system would be considerably less than the cost of operating the current treatment plant.



YEAR 2000 ISSUE



    We, as part of Edison Mission Energy, have a comprehensive program in place to remediate potential Year 2000 impact on critical systems. Edison Mission Energy divided its Year 2000 Issue activities into five phases: inventory, impact assessment, remediation, documentation and certification. A critical system was defined as those applications and systems, including embedded processor technology, which if not appropriately remediated might have had a significant impact on customers, the revenue stream, regulatory compliance, or the health and safety of personnel.



    The other essential component of our Year 2000 readiness program was to identify and assess vendor products and business partners for Year 2000 readiness. We put a process in place to identify and contact vendors and business partners to determine their Year 2000 status, and have evaluated the responses. Our general policy requires that all newly purchased products be Year 2000 ready or otherwise designed to allow us to determine whether such products present Year 2000 issues.



    Plant contingency plans have been developed and reviewed for any significant issues and to schedule appropriate testing and/or training. These contingency plans include developing strategies for dealing with Year 2000-related processing failures or malfunctions due to our internal systems or from external parties. Our contingency plans evaluate reasonably likely worst case scenarios or conditions.



    As of the date of this prospectus, we are not aware of any Year 2000 problem of our systems and services. In addition, we have not received any notification from any supplier or systems of any Year 2000-related disruption in their business. However, the success to date of our Year 2000 efforts and the efforts of our third party suppliers cannot guarantee that there will not be a material adverse effect on our business should a Year 2000 problem manifest or become apparent in the future.

STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 133


    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", which, as amended, will be effective in January 2001. The Statement establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. A derivative's gains and losses for qualifying hedges offset related results on the hedged item in the income statement and a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. The impact of adopting Statement 133 on our financial statements has not been quantified at this time.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER


    Upon the terms and conditions listed in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange original bonds which are properly tendered on or before the expiration date and not withdrawn as permitted below. As used in this prospectus, the term "expiration date" means 5:00 p.m., New York City time,
on       , 2000. However, if we, in our sole discretion, have extended the period of time for which the exchange offer is open, the term "expiration date" means the latest time and date to which we extend the exchange offer. The exchange offer, however, will not be in effect any longer than 45 business days from the date of this prospectus.



    As of the date of this prospectus, $300 million aggregate principal amount of the original Series A bonds and $530 million aggregate principal amount of the original Series B bonds are outstanding. This prospectus, together with the
letter of transmittal, is first being sent on or about       , 2000, to all
holders of original bonds known to us. Our obligation to accept original bonds for exchange in the exchange offer is subject to the conditions described under "--Conditions to the Exchange Offer."


    We reserve the right to extend the period of time during which the exchange offer is open. We would then delay acceptance for exchange of any original bonds by giving oral or written notice of an extension to the holders of original bonds as described below. During any extension period, all original bonds previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any original bonds not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer.

    Original bonds tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple of $1,000.


    We reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original bonds not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under "--Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the original bonds as promptly as practicable. If we materially change the terms of the exchange offer, we will resolicit tenders of the original bonds, file a post-effective amendment to the prospectus and provide notice to the bondholders. If the change is made less than five business days before the expiration of the exchange offer, we will extend the offer so that the bondholders have at least five business days to tender or withdraw. We will notify you of any extension by means of a press release or other public announcement no later than 9:00 a.m., New York City time on that date.


    Our acceptance of the tender of original bonds by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus and in the accompanying letter of transmittal.

PROCEDURES FOR TENDERING


    Except as described below, a tendering holder must, on or prior to the expiration date:



    - transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to United States Trust Company of New York at the address listed below under the heading "--Exchange Agent;" or



    - if bonds are tendered in accordance with the book-entry procedures listed below, the tendering holder must transmit an agent's message to the exchange agent at the address listed below under the heading "--Exchange Agent."

    In addition:



    - the exchange agent must receive, on or before the expiration date, certificates for the original bonds; or



    - a timely confirmation of book-entry transfer of the original bonds into the exchange agent's account at The Depository Trust Company, the book-entry transfer facility, along with the letter of transmittal or an agent's message; or



    - the holder must comply with the guaranteed delivery procedures described below.



    The Depository Trust Company will be referred to as DTC in this prospectus.



    The term "agent's message" means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgement that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.


    The method of delivery of original bonds, letters of transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or original bonds to us.


    If you are a beneficial owner whose original bonds are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of the original bonds by causing DTC to transfer the original bonds into the exchange agent's account.


    Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the original bonds surrendered for exchange are tendered:

    - by a registered holder of the original bonds who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

    - for the account of an "eligible institution."

    If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an "eligible institution." An "eligible institution" is a financial institution--including most banks, savings and loan associations and brokerage houses--that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

    We will determine in our sole discretion all questions as to the validity, form and eligibility of original bonds tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.

    We reserve the right to reject any particular original bond not properly tendered or any which acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular original bond either before or after the expiration date, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular original bond either before or after the expiration date, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original bonds must be cured within a reasonable period of time. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of original bonds. Nor will we, the exchange agent or any other person incur any liability for failing to give notification of any defect or irregularity.

    If the letter of transmittal is signed by a person other than the registered holder of original bonds, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The original bonds must be endorsed or accompanied by appropriate powers of attorney. In either case, the original bonds must be signed exactly as the name of any registered holder appears on the original bonds.


    If the letter of transmittal or any original bonds or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.


    By tendering, each holder will represent to us that, among other things,

    - the exchange bonds are being acquired in the ordinary course of business of the person receiving the exchange bonds, whether or not that person is the holder and

    - neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the exchange bonds.

    In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in and does not intend to engage in a distribution of the exchange bonds.

    If any holder or other person is an "affiliate" of ours, as defined under Rule 405 of the Securities Act, or is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of the exchange bonds, that holder or other person can not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

    Each broker-dealer that receives exchange bonds for its own account in exchange for original bonds, where the original bonds were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange bonds. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

ACCEPTANCE OF ORIGINAL BONDS FOR EXCHANGE; DELIVERY OF EXCHANGE BONDS

    Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all original bonds properly tendered. We will issue the exchange bonds promptly after acceptance of the original bonds. See "--Conditions to the Exchange Offer" below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered original bonds for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.


    For each original bond accepted for exchange, the holder of the original bond will receive an exchange bond having a principal amount equal to that of the surrendered original bond. The exchange bonds will bear interest from the most recent date to which interest has been paid on the original bonds. Accordingly, registered holders of exchange bonds on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid. Original bonds accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of original bonds whose original bonds are accepted for exchange will not receive any payment for accrued interest on the original bonds otherwise payable on any interest payment date the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the original bonds.


    In all cases, issuance of exchange bonds for original bonds will be made only after timely receipt by the exchange agent of:

    - certificates for the original bonds, or a timely book-entry confirmation of the original bonds, into the exchange agent's account at the book-entry transfer facility,

    - a properly completed and duly executed letter of transmittal and

    - all other required documents.


    Unaccepted or non-exchanged original bonds will be returned without expense to the tendering holder of the original bonds. In the case of original bonds tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged original bonds will be credited to an account maintained with the book-entry transfer facility, as promptly as practicable after the expiration or termination of the exchange offer.


BOOK-ENTRY TRANSFER


    The exchange agent will make a request to establish an account at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's systems must make book-entry delivery of original bonds by causing DTC to transfer those original bonds into the exchange agent's account at DTC in accordance with DTC's procedure for transfer. This participant should transmit its acceptance to DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify this acceptance, execute a book-entry transfer of the tendered original bonds into the exchange agent's account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent's message confirming that DTC has received an express acknowledgement from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant. Delivery of exchange bonds issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent's message, with any required signature guarantees and any other required documents, must:



    (1) be transmitted to and received by the exchange agent at the address listed below under "--Exchange Agent" on or prior to the expiration date; or



    (2) comply with the guaranteed delivery procedures described below.


GUARANTEED DELIVERY PROCEDURES

    If a registered holder of original bonds desires to tender the original bonds, and the original bonds are not immediately available, or time will not permit the holder's original bonds or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

    - the tender is made through an eligible institution;

    - prior to the expiration date, the exchange agent received from an eligible institution a properly completed and duly executed letter of transmittal, or a facsimile of the letter of transmittal, and notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery,

     (a) stating the name and address of the holder of original bonds and the amount of original bonds tendered,


     (b) stating that the tender is being made and


     (c) guaranteeing that within three New York Stock Exchange trading days after the expiration date, the certificates for all physically tendered original bonds, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and



    - the certificates for all physically tendered original bonds, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.


WITHDRAWAL RIGHTS

    Tenders of original bonds may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date.


    For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated below under "--Exchange Agent" before 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:


    - specify the name of the person, referred to as the depositor, having tendered the original bonds to be withdrawn;

    - identify the bonds to be withdrawn, including the certificate number or numbers and principal amount of the original bonds;


    - contain a statement that the holder is withdrawing his election to have the original bonds exchanged; and



    - specify the name in which the original bonds are registered, if different from that of the depositor.



    If certificates for original bonds have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless this holder is an eligible institution. If original bonds have been tendered in accordance with the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn original bonds. We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Any original bonds so withdrawn will be deemed not to have been validly tendered for exchange. No exchange bonds will be issued unless the original bonds so withdrawn are validly retendered. Any original bonds that have been tendered for exchange, but which are not exchanged for any reason, will be returned to the tendering holder without cost to the holder. In the case of original bonds tendered by book-entry transfer, the original bonds will be credited to an account maintained with the book-entry transfer facility for the original bonds. Properly withdrawn original bonds may be retendered by following the procedures described under "--Procedures for Tendering" above at any time on or before 5:00 p.m., New York City time, on the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue exchange bonds in exchange for, any original bonds, and may terminate or amend the exchange offer, if at any time before the acceptance of the original bonds for exchange or the exchange of the exchange bonds for the original bonds, any of the following events shall occur:

    - there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:


     (1) seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of this transaction,



     (2) resulting in a material delay in our ability to accept for exchange or exchange some or all of the original bonds in the exchange offer; or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any governmental authority, domestic or foreign, or


     (3) any action shall have been taken, proposed or threatened, by any governmental authority, domestic or foreign, that in our sole judgment might directly or indirectly result in any of the consequences referred to in clauses (1) or (2) above or, in our sole judgment, might result in the holders of exchange bonds having obligations with respect to resales and transfers of exchange bonds which are greater than those described in the interpretation of the SEC referred to above, or would otherwise make it inadvisable to proceed with the exchange offer; or

    - there shall have occurred:

     (1) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market;

     (2) any limitation by a governmental authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer;

     (3) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or


     (4) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of such calamities; or


    - any change, or any development involving a prospective change, shall have occurred or be threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we shall have become aware of facts that have or may have an adverse impact on the value of the original bonds or the exchange bonds; which in our sole judgment in any case makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.


    These conditions to the exchange offer are to our sole benefit, and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them in whole or in part in our sole discretion. If we do so, the exchange offer will remain open for at least 5 business days following any waiver of the preceding conditions. Our failure at any time to exercise any of the preceding rights will not be deemed a waiver of any right.



    In addition, we will not accept for exchange any original bonds tendered, and no exchange bonds will be issued in exchange for any original bonds, if at this time any stop order is threatened or in effect relating to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.


EXCHANGE AGENT


    We have appointed United States Trust Company of New York as the exchange agent for the exchange offer. You should direct all executed letters of transmittal to the exchange agent at the address indicated below. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:


      DELIVERY TO: United States Trust Company of New York, EXCHANGE AGENT

          BY HAND BEFORE 4:30 P.M.:                  BY REGISTERED OR CERTIFIED MAIL:
   United States Trust Company of New York        United States Trust Company of New York
                111 Broadway                            P.O. Box 848 Cooper Station
             New York, NY 10006                             New York, NY 10276
Attention: Lower Level Corporate Trust Window       Attention: Corporate Trust Services

                      BY HAND OR OVERNIGHT DELIVERY AFTER
                       4:30 P.M. ON THE EXPIRATION DATE:
                    United States Trust Company of New York
                           770 Broadway, 13(th) Floor
                               New York, NY 10003
                             FOR INFORMATION CALL:
                                 (800) 548-6565

                           BY FACSIMILE TRANSMISSION
                       (FOR ELIGIBLE INSTITUTIONS ONLY):
                                 (212) 420-6211
                          Attention: Customer Service
                             CONFIRM BY TELEPHONE:
                                 (800) 548-6565


    IF YOU DELIVER THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN ANY ADDRESS INDICATED ABOVE OR TRANSMIT INSTRUCTIONS VIA FACSIMILE OTHER THAN ANY FACSIMILE NUMBER INDICATED ABOVE, THEN YOUR DELIVERY OR TRANSMISSION WILL NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.


FEES AND EXPENSES

    We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us. We estimate these expenses in the aggregate to be approximately $500,000.

ACCOUNTING TREATMENT

    We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the exchange bonds under generally accepted accounting principles.

TRANSFER TAXES

    Holders who tender their original bonds for exchange will not be obligated to pay any related transfer taxes, except that holders who instruct us to register exchange bonds in the name of, or request that original bonds not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer taxes.

CONSEQUENCES OF EXCHANGING OR FAILING TO EXCHANGE ORIGINAL BONDS


    Holders of original bonds who do not exchange their original bonds for exchange bonds in the exchange offer will continue to be subject to the provisions in the indenture regarding transfer and exchange of the original bonds and the restrictions on transfer of the original bonds as described in the legend on the bonds as a consequence of the issuance of the original bonds under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the original bonds may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. As discussed in "Exchange Offer; Registration Rights," we do not currently anticipate that we will register original bonds under the Securities Act.



    Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties, we believe that exchange bonds issued in the exchange offer in exchange for original bonds may be offered for resale, resold or otherwise transferred by holders of the original bonds, other than any holder which is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, if the exchange bonds are acquired in the ordinary course of the holders' business and the holders have no arrangement or understanding with any person to participate in the distribution of the exchange bonds. However, the SEC has not considered the exchange offer in the context of a no-action letter. We cannot assure you that the staff of the SEC would make a similar determination with respect to the exchange offer as in the other circumstances. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of exchange bonds and has no arrangement or understanding to participate in a distribution of exchange bonds. If any holder is an affiliate of ours, is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the exchange bonds to be acquired in the exchange offer, that holder:


    (1) could not rely on the applicable interpretations of the staff of the SEC, and

    (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.


    Each broker-dealer that receives exchange bonds for its own account in exchange for original bonds must acknowledge that the original bonds were acquired by the broker-dealer as a result of market-making activities or other trading activities and that it will will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the exchange bonds.



    Futhermore, any broker-dealer that acquired any of its outstanding bonds directly from us:

    - may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter
      (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2,
      1983) and



    - must also be named as a selling bondholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction. See "Plan of Distribution."



    In addition, to comply with state securities laws, the exchange bonds may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification, with which there has been compliance, is available. The offer and sale of the exchange bonds to "qualified institutional buyers," as defined under Rule 144A of the Securities Act, is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of exchange bonds in any state where an exemption from registration or qualification is required and not available.

               EDISON MISSION HOLDINGS AND EDISON MISSION ENERGY



EDISON MISSION HOLDINGS



    We are a special-purpose California corporation formed on October 7, 1998 to facilitate the financing of the acquisition of the Homer City facilities. The indenture limits our business activities to the ownership and operation of the Homer City facilities, any expansion or improvements of the facilities, and matters reasonably incidental to these activities. See "Description of Principal Financing Documents--Indenture--Negative Covenants--Limitation on Business Activities." The only income available to us to pay principal of, premium, if any, and interest on the bonds will be repayments of subordinated loans and equity distributions from our subsidiaries.



    As of the date of this prospectus, our authorized capital stock consists of 10,000 shares of common stock, no par value, of which 100 shares are issued and outstanding. There is no public trading market for our common stock. All of such common stock is owned by Edison Mission Energy. The address of our principal executive offices is 18101 Von Karman Avenue, Suite 1700, Irvine, California 92612-1046, telephone (949) 752-5588.



EDISON MISSION ENERGY



    Edison Mission Energy is a leading global power producer measured in megawatts. Through its subsidiaries, Edison Mission Energy engages in the business of developing, acquiring, owning and operating electric power generation facilities worldwide. Edison International owns Edison Mission Energy and also owns Southern California Edison Company, one of the largest electric utilities in the United States. At September 30, 1999, Edison Mission Energy had consolidated assets of approximately $11 billion and total shareholders' equity of approximately $2 billion. The bonds are not obligations of Edison Mission Energy. Only we and our subsidiary guarantors are obligated to make payments on the bonds. Neither Edison Mission Energy nor any other affiliate of Edison Mission Energy will guarantee payment of the bonds or will have any obligation to make payments on the bonds, other than Edison Mission Energy's obligations under the Credit Support Guarantee or the guarantee provided by Edison Mission Energy that we use to satisfy the debt service reserve requirement for the bonds.



    Edison Mission Energy was formed in 1986 with two domestic operating projects. Edison Mission Energy's business has evolved from the development of contract-based domestic power projects to the development of contract-based international power projects and the acquisition of operating generating assets within developed and deregulating power markets. Currently, Edison Mission Energy owns interests in 72 domestic and international operating power stations with an aggregate generating capacity of 26,649 megawatts, of which Edison Mission Energy's share is approximately 22,056 MW. In addition, Edison Mission Energy owns interests in one domestic and three international projects which are under construction. The capacity of these projects is expected to total 1,797 MW, of which Edison Mission Energy's anticipated share is approximately 714 MW.



    Edison Mission Energy's business goal is to be one of the leading owners and operators of electric generating assets in the world. Edison Mission Energy will play an active role, as a long-term owner, in all phases of power generation, from planning and development through construction and commercial operation. Edison Mission Energy believes that this involvement allows it to better ensure, with its experienced personnel, that its projects are well-planned, structured and managed, thus maximizing value creation.



    In the United States, long-term contracts are likely to be the exception rather than the rule. Edison Mission Energy's strategy focuses primarily on three areas with respect to uncontracted plants: valuation, trading and regulation. First, Edison Mission Energy continuously improves its valuation tools, enabling it to bid effectively and competitively on assets that will be sold over the next five years. Second, Edison Mission Energy strives to develop its trading skills to enhance the returns of its generating assets. Third, Edison Mission Energy's principal customers continue to be regulated utilities; therefore, understanding the regulatory and economic environment in which these utilities operate allows Edison Mission Energy to better react to what they will do.



    In December 1999, Edison Mission Energy acquired 100% of the fossil-fuel generating assets of ComEd, totaling approximately 9,510 MW of generating assets. Edison Mission Energy will operate the plants, which are located in the Midwest region of the United States. In July 1999, Edison Mission Energy acquired two power plants in the United Kingdom with a total generating capacity of 3,886 MW from PowerGen UK plc. These plants, which are in the mid-range of the order in which plants are called upon to dispatch electric power, will complement the pumped-storage hydroelectric power plants Edison Mission Energy already owns in the United Kingdom and sell power to the electricity trading market there. On May 14, 1999, Edison Mission Energy acquired 40% of Contact Energy from the government of New Zealand. Contact Energy owns nine hydroelectric, geothermal and natural gas-fired power generating plants in New Zealand, including one that is under construction and owns an interest in one operating gas fired plant in Australia. The total aggregate capacity of these plants is 2,726 MW, of which Edison Mission Energy's share is 949 MW. Contact Energy also supplies gas and electricity to customers in New Zealand and has a minority interest in a power project currently under construction in Australia. Edison Mission Energy's current investments have an aggregate generating capacity of 26,649 MW, of which its share is approximately 22,056 MW.



OUR SUBSIDIARIES



    Our direct and indirect wholly-owned subsidiaries consist of EME Homer City, Edison Mission Financing Co., Homer City Property Holdings, Inc., Mission Energy Westside, Inc. and Chestnut Ridge Energy Company. Our subsidiary guarantors will guarantee our obligations in respect of the exchange bonds. EME Homer City is a Pennsylvania limited partnership and each of FinanceCo, PropertyCo, ME Westside and Chestnut Ridge is a California corporation. The indenture and the financing documents entered into in connection with the Homer City acquisition limit the subsidiary guarantors' activities to the ownership and operation of the Homer City facilities, any expansion or improvements of these facilities, and matters reasonably incidental to these activities. See "Description of Principal Financing Documents--Indenture--Negative Covenants--Limitation on Business Activities."

                                    BUSINESS

INDUSTRY OVERVIEW


    The United States electric industry, including companies engaged in providing generation, transmission, distribution and ancillary services, has undergone significant change over the last several years, leading to significant deregulation and increased competition. The Federal Energy Regulatory Commission, under Order No. 888 and Order No. 889, which are referred to as the Open Access Rules, requires the owners and operators of electric transmission facilities to make those facilities available for transmission on a non-discriminatory basis to all wholesale generators, sellers and buyers of electricity. In addition to this wholesale transmission, or wheeling, throughout the United States, there has been an increasing number of proposals at the state level to allow retail customers to choose their electricity suppliers, with incumbent utilities required to deliver that electricity over their transmission and distribution systems. Numerous electric utilities nationwide are in the process of divesting all or a portion of their electricity generation business or are expected to commence this process in the foreseeable future, as legislative and regulatory developments drive the industry to disaggregate. Edison Mission Energy, through Edison Mission Holdings and its other subsidiaries, is among a group of companies actively pursuing opportunities created by the deregulating domestic electric markets to operate as competitive electric generation and wholesale supply companies in a deregulated marketplace.


POWER MARKETS


    PJM. PJM is the largest centrally-dispatched electric control area in North America and the third largest in the world, consisting of over 530 generating units with a total installed capacity of 56,709 MW. PJM serves 8.7% of the United States population and covers portions of Pennsylvania, New Jersey, Maryland, Delaware, the District of Columbia and Virginia. PJM was recently restructured as a competitive, non-discriminatory market in response to the Open Access Rules and includes bid-based energy and capacity markets. The independent system operator for the PJM operates the spot energy market and determines the market-clearing price for each hour based on bids submitted by participating generators which indicate the minimum prices a bidder is willing to accept to be dispatched at various incremental generation levels. A transmission charge based on the location of the energy purchaser is added to the energy price if the transmission system becomes constrained and generators with higher bids are dispatched prior to those with lower bids. PJM has a day-ahead installed capacity market and monthly installed capacity markets extending twelve months in the future. Each installed capacity market has a single market-clearing price for each day during which the market is in operation.



    NYISO. NYISO includes 34,881 MW of installed capacity and serves over 99% of New York State's electric power requirements. The NYISO was recently established as a competitive, non-discriminatory market in response to the Open Access Rules and includes bid-based electricity and transmission usage markets. The market-clearing price for NYISO's day-ahead and real-time energy markets is set by supplier generation bids and customer demand bids.



    We can transmit 1,884 MW from the Homer City units into NYISO through two 345 kilovolts high voltage transmission lines and can transmit 1,884 MW into PJM through two 230 kV lines. We will not incur any access or wheeling charges for any energy delivered into PJM. A 13-mile 230 kV line from the Homer City units also provides an indirect interconnection to the East Central Area Reliability market.


THE ACQUISITION


    On March 18, 1999, EME Homer City acquired ownership of the Homer City facilities for a purchase price of approximately $1.8 billion under an Asset Purchase Agreement dated August 1, 1998 with Pennsylvania Electric Corporation, New York State Electric & Gas and NGE Generation, Inc. See "Description of Principal Contracts--Asset Purchase Agreement." Pennsylvania Electric Corporation is a wholly-owned subsidiary of GPU Inc., and New York State Electric & Gas and NGE Generation, Inc. are wholly-owned subsidiaries of Energy East Corporation. Prior to the sale, Pennsylvania Electric Corporation and NGE Generation, Inc. each owned 50% of the beneficial ownership interests in the Homer City facilities. In addition to this agreement, EME Homer City has entered into Transition Contracts with Pennsylvania Electric Corporation and New York State Electric & Gas and an Interconnection Agreement and an Easement Agreement with the sellers. See "Description of Principal Contracts--Transition Contracts," "--Interconnection Agreement" and "--Easement Agreement."


FACILITY OVERVIEW


    The Homer City facilities are among the lowest cost generating facilities in the Northeast region. In 1998, these units had fuel expenses and operating and maintenance costs of approximately $17/MWh, and are among the first coal-fired units to be called upon for the dispatch of electric power within both PJM and the NYISO. The Homer City facilities are located on a 2,413-acre site approximately 45 miles northeast of Pittsburgh within Indiana County, Pennsylvania. The Homer City facilities consist of the Homer City units, a coal cleaning facility, the Two Lick Dam and associated support facilities. The Homer City units benefit from direct transmission access to both PJM and NYISO through four high voltage lines which interconnect through a switchyard located on the site.



    The Homer City units are coal-fired boiler and steam generating units. Units 1 and 2, which are essentially identical to one another, were constructed as positive pressure units, which utilize boilers with internal air pressure slightly higher than atmospheric pressure, and placed into commercial operation in 1969. Units 1 and 2 were converted to balanced draft units, which utilize boilers with internal air pressure balanced at approximately atmospheric pressure, in 1976 and 1977, respectively. Unit 1 has an installed capacity of 620 MW and Unit 2 has an installed capacity of 614 MW. The steam turbines and generators for Units 1 and 2 were manufactured by Westinghouse Electric Corporation, and the boilers for these units were manufactured by Foster Wheeler Energy Corporation. The Unit 1 and 2 boilers have been retrofitted with Foster Wheeler dual air register and internal flame staging low nitrogen oxide burners to meet Phase I nitrogen oxide Clean Air Act standards. In addition, both boilers have supplemental over-fired air systems to further reduce nitrogen oxide emissions to satisfy Pennsylvania Title I (ozone) requirements.



    Unit 3 commenced commercial operation in 1977 and has an installed capacity of 650 MW. The steam turbine and generator for Unit 3 were manufactured by General Electric Corporation, and the Unit 3 boiler was manufactured by Babcock & Wilcox. The boiler for Unit 3 was originally constructed with Babcock & Wilcox low nitrogen oxide burners which satisfied Phase I nitrogen oxide Clean Air Act standards, and a supplemental over-fired air system was installed in 1995 at Unit 3 to further reduce nitrogen oxide emissions.



    The following table summarizes specific design details for the three units.


                                     UNIT 1                      UNIT 2                  UNIT 3
                           --------------------------  --------------------------  -------------------
CAPACITY (MW)              620                         614                         650
COMMERCIAL OPERATION       1969                        1969                        1977
BOILER MANUFACTURER        Foster Wheeler              Foster Wheeler              Babcock & Wilcox
BOILER TYPE                Once thru Supercritical     Once thru Supercritical     Natural Circulation
STEAM FLOW (LBS/HOUR)      4,613,000                   4,613,000                   4,750,000
OPERATING PRESSURE (PSI)   3,600                       3,600                       2,600
TURBINE MANUFACTURER       Westinghouse                Westinghouse                General Electric
THROTTLE PRESSURE (PSI)    3,500                       3,500                       2,400
STEAM TEMPERATURE
( DEG.F)                   1,000                       1,000                       1,000

SALES STRATEGY


    EME Homer City sells capacity, energy and voltage support from the Homer City units into PJM's and NYISO's centralized power markets. The Homer City units comprise the second largest coal-fired facility within PJM and the largest coal-fired facility servicing NYISO. EME Homer City may also enter into bilateral contracts for the sale of capacity and energy to power marketers and load serving entities within PJM, NYISO and surrounding markets.



    MARKETING AND TRADING. EME Homer City has entered into a contract with a marketing affiliate for the sale of energy and capacity produced by the Homer City units, which enables this marketing affiliate to engage in forward sales and hedging transactions to manage EME Homer City's electricity price exposure. The terms of the Financing Documents do not permit EME Homer City to take speculative futures positions by selling capacity and energy in excess of its anticipated output. It is the policy of the marketing affiliate to make sales only to entities which have an investment grade rating or whose obligations are guaranteed by an entity with an investment grade rating. The forward sales and trading positions taken by the marketing affiliate relating to the Homer City units have the benefit of credit support from Edison Mission Holdings.



    The marketing organization is divided into front-, middle- and back-office segments, with some duties segregated for control purposes. The risk management personnel have a high level of knowledge of utility operations, fuels procurement, energy marketing and futures and options trading. The marketing affiliate has systems in place which monitor real-time spot and forward pricing and perform option valuations and has a wholesale power scheduling group that operates on a 24-hour basis. EME Homer City pays the marketing affiliate a fee of $0.02/MWh, approximately $300,000 per year, and all revenue from the physical sales transactions executed by the marketing affiliate will be deposited into the revenue account established for the benefit of the bondholders and the holders of other Senior Debt.



    As of September 30, 1999, we had sold 82% of the anticipated output of Units 1 and 2 for the remainder of 1999. These forward energy sales average $22.00/MWh, compared to projections of $19.14/MWh for PJM and $22.30/MWh for NYISO. Also as of September 30, 1999, we had entered into forward energy sales totaling 856 MW during on-peak hours in 2000 at an average price of $40.90/MWh. The marketing affiliate has also sold 99% of the remaining installed capacity over the transition contract amounts through May 2000 at a weighted average price of $65.00/MW-day.



    TRANSITION CONTRACTS. New York State Electric & Gas and Pennsylvania Electric Corporation have entered into separate Transition Contracts with EME Homer City, under which EME Homer City has a put option to sell quantities of capacity to those companies, and those companies have call options to purchase quantities of capacity from EME Homer City. The term of the contract with New York State Electric & Gas continues until April 30, 2001, and the term of the contract with Pennsylvania Electric Corporation continues until May 31, 2001. EME Homer City has exercised its put option to sell 942 MW of capacity to Pennsylvania Electric Corporation for the first and second contract years for a price of $49.90/MW-day for the first contract year and $59.90/MW-day for the second contract year. EME Homer City entered into a letter agreement with New York State Electric & Gas to adjust the contract periods under the New York State Electric & Gas Transition Contract to conform to the PJM capacity planning cycle. EME Homer City also entered into contractual arrangements with New York State Electric & Gas to sell 942 MW of capacity to this customer for the period from March 18, 1999 to May 31, 1999 for a price of $55.00/MW-day and to sell
500 MW of capacity during the period from June 1, 1999 through May 31, 2000 for a price of $60.00/MW-day. The amount of capacity covered by these Transition Contracts with respect to which a put or call option has not yet been exercised may be reduced in the event that there is a decrease in the amount by which Pennsylvania Electric Corporation's and New York State Electric & Gas' projected load supply obligations exceed the capacity available to be provided by their remaining owned generation and existing power purchase entitlements. See "Description of Principal Contracts--Transition Contracts."


FUEL SUPPLY


    UNITS 1 AND 2. Units 1 and 2 typically consume approximately 4,200,000 tons of mid-range sulfur coal per year. Approximately 90% to 95% of this coal is obtained under contracts with local suppliers within approximately 50 miles of the Homer City facilities, and the remainder is purchased in the spot market. All this coal is delivered to the site by truck. The existing coal supply contracts for Units 1 and 2 currently provide for the supply of a minimum of approximately 348,000 tons of coal per month at prices ranging from $19.00/ton to $26.75/ton. See "Description of Principal Contracts--Fuel Agreements--Coal Supply Agreements."



    The coal purchased for consumption by Units 1 and 2 is cleaned in our coal cleaning facility, which has the capacity to clean up to 5,000,000 tons of coal per year. Our coal cleaning facility utilizes heavy media cyclones, froth floatation and spiral separators to reduce the ash and sulfur content of the raw coal to meet both combustion and environmental requirements. Our coal cleaning facility is operated by Homer City Coal Processing Corporation under a Coal Cleaning Agreement dated August 8, 1990, which is scheduled to expire on August 31, 2002. See "Description of Principal Contracts--Fuel Agreements--Coal Cleaning Agreement."



    UNIT 3. Unit 3 typically consumes approximately 1,600,000 tons of compliance coal per year. EME Homer City purchases approximately 75% of this coal from Tanoma Coal Sales, Inc. at approximately $37.00/ton (FOB
Unit 3) under a coal sales agreement expiring on December 31, 2002, and this coal is blended by Tanoma at the coal blending facility under an Operating Agreement dated March 1, 1997 which is coterminous with the Tanoma coal sales agreement. EME Homer City obtains the remainder of the coal needed for Unit 3 in the spot market. All coal purchased for Unit 3 is delivered to the site by truck. See "Description of Principal Contracts--Fuel Agreements--Coal Supply Agreements." Upon completion of the flue gas desulfurization system system for Unit 3, this unit is expected to be able to burn less expensive, higher sulfur coal.


ENVIRONMENTAL CAPITAL IMPROVEMENTS


    EME Homer City has contracted with a division of ABB Flakt to make environmental capital improvements to the Homer City units. ABB Flakt will construct a limestone-based, wet scrubber flue gas desulfurization system at Unit 3 and a selective catalytic reduction system at each of the three units. These improvements are expected to enable the Homer City units to comply with Phase II of Title IV of the Clean Air Act regarding sulfur oxide emissions, the Pennsylvania nitrogen oxide allowance regulations and Pennsylvania's response to the Environmental Protection Agency's State Implementation Plan Call regarding nitrogen oxide emissions. These improvements are estimated to cost approximately $258 million, which includes a fixed price, turnkey engineering, procurement and construction contract, project management costs and other project costs, and are scheduled to be installed during 2000-2001. These improvements will be funded with loans under an existing credit facility. See "Description of Principal Contracts--EPC Contract."


OPERATING PERFORMANCE


    The Homer City units have historically had high equivalent availability, which is the ratio, expressed as a percentage, of the amount of production that each unit was able to produce during a given time period divided by the amount of production that each unit would have produced if operated at its full capacity during that given time period. The Homer City units have also historically had efficient heat rates and low costs. The following charts indicate selected historical operating data for the Homer City units as a whole and for each unit individually.



                                                                                          FUEL AND
                                       EQUIVALENT              NET HEAT RATE              O&M COSTS
                                 AVAILABILITY FACTOR (%)         (BTU/KWH)                 ($/MWH)
                                 -----------------------       -------------       -----------------------
Homer City units--1,884 MW
      1998                                89.79                    9,793                             17.12
      1997                                85.83                    9,804                             18.17
      1996                                85.04                    9,718                             18.00
      1995                                80.12                    9,644                             19.87
      1994                                76.41                    9,653                             21.37
      5-Year Average                      83.44                    9,722                             18.79

Unit 1--620 MW
      1998                                85.01                    9,902                             17.17
      1997                                92.05                    9,963                             18.44
      1996                                72.27                    9,764                             18.05
      1995                                88.68                    9,644                             20.08
      1994                                57.87                    9,671                             21.88
      5-Year Average                      79.18                    9,789                             18.97

Unit 2--614 MW
      1998                                91.15                    9,607                             17.17
      1997                                74.63                    9,618                             18.44
      1996                                90.21                    9,621                             18.05
      1995                                66.95                    9,590                             20.08
      1994                                85.42                    9,575                             21.88
      5-Year Average                      81.67                    9,602                             18.97

Unit 3--650 MW
      1998                                93.07                    9,882                             17.01
      1997                                90.47                    9,794                             17.65
      1996                                92.33                    9,777                             17.92
      1995                                84.42                    9,689                             19.47
      1994                                85.57                    9,725                             20.45
      5-Year Average                      89.17                    9,773                             18.44

OPERATION AND MAINTENANCE


    The Homer City facilities are operated by employees of EME Homer City who were recruited and selected in accordance with the Asset Purchase Agreement and are former employees of GPU Generation, Inc. EME Homer City employs a skilled and disciplined workforce that is well prepared to operate within a competitive and deregulated environment. We believe that our staffing levels are comparable with benchmark standards for facilities of a similar size and type. Employee headcount has been reduced by nearly 30% over the past five years, while, at the same time, high standards for equivalent availability and safety have been consistently maintained. The majority of the technical staff at the Homer City facilities has been retained after completing the acquisition, thus providing us with a knowledgeable and experienced base of employees which average over 22 years of experience in the operation of the Homer City units and similar facilities.



    EME Homer City's workforce is employed under a collective bargaining agreement which was restructured in 1994. The collective bargaining agreement provides EME Homer City with a measure of labor cost certainty through 2002. The collective bargaining agreement enables us to manage our workforce and to establish flexible work rules going forward. EME Homer City's plans to cross-train its employees to perform different functions, thus minimizing the use of more expensive or less efficient subcontractors.



    EME Homer City's operating and maintenance plan, as well as several planned overhauls of major equipment and controls, are consistent with EME Homer City's goal of extending the remaining life of the units for an additional 39 years. EME Homer City utilizes a state-of-the-art computerized maintenance system to plan and schedule all maintenance activities. EME Homer City also employs a preventative maintenance program complemented by new predictive maintenance technologies such as ferrography, thermography, vibration analysis and acoustic analysis. Reliability-centered maintenance techniques are currently being developed for critical systems to better define condition monitoring parameters and redefine maintenance strategies.



    The EME Homer City employees provide engineering, maintenance, operation and facility management services and will receive functional direction from, and are held to the operating standards and guidelines of, Edison Mission Energy's operation and maintenance organization, which, together with Edison Mission Energy's operating affiliates, provide operation and maintenance services at 50 operating plants in Australia, Indonesia, Turkey, Spain, the United Kingdom and the United States. Edison Mission Energy and its operating affiliates manage operating plants producing nearly 18,000 MW per year.


TRANSMISSION AND INTERCONNECTION


    Existing transmission lines leaving the Homer City units are interconnected with both PJM and NYISO. EME Homer City is able to transmit into PJM full plant output of up to 1,884 MW through a 126-mile 345 kV line and a 19-mile and 15-mile 230 kV lines owned by Pennsylvania Electric Company. EME Homer City has the right to transmit into NYISO full plant output of up to 1,884 MW through 175-mile and 207-mile 345 kV lines owned by New York State Electric & Gas. In addition, a 13-mile 230 kV line from the Homer City units provides an indirect interconnection to the East Central Area reliability market.



    The points of interconnection with the Homer City units include:


    (1) the 230 kV circuit from the Unit 1 main power transformer,

    (2) the 345 kV circuit from the Unit 2 main power transformer,

    (3) the 345 kV circuit from the Unit 3 main power transformer,

    (4) the 345/230/23 kV north and south autotransformers and


    (5) substation services No. 1 and No. 2.

The ownership of the transmission and distribution assets for the Homer City facilities, including the site switchyard, substation and support equipment, remained with Pennsylvania Electric Company and New York State Electric & Gas following the acquisition. These companies have agreed to provide EME Homer City with all services necessary to interconnect the Homer City units with their transmission systems, other than services provided under existing tariffs, under the Interconnection Agreement. See "Description of Principal Contracts--Interconnection Agreement."


WATER SUPPLY AND OTHER SUPPORT FACILITIES


    The Homer City units receive their water supply from Two Lick Creek. The water supply to Two Lick Creek is regulated by releases from Two Lick Dam, which is located approximately eight miles upstream of the Homer City units and is owned, operated and maintained by EME Homer City in accordance with a dam safety permit and a drought management plan and related consent order and agreement with the Pennsylvania Department of Environmental Protection. Each of the Homer City units has a natural draft cooling tower. A portion of the waste heat in the water leaving the units' condensers is diverted from these towers to a fourteen-acre polyethylene roofed greenhouse complex located adjacent to the Homer City units. After the water passes through this greenhouse complex, it is returned to the basin of the cooling towers for reuse.



    Other support facilities located on the site include an ash disposal area, a coal refuse disposal area, coal receiving and storage facilities and water treatment and pumping facilities.


PROPERTIES


    EME Homer City owns a fee interest in the 2,413-acre site on which the Homer City units, Two Lick Dam and the other facilities are located. The site is approximately 45 miles northeast of Pittsburgh, Pennsylvania in Indiana County. EME Homer City leases portions of the site to third parties, which leases are described below.



    EME Homer City leases the surface of an approximately 14-acre parcel to Tanoma Coal Sales upon which the coal blending facility is located. In lieu of rental payments, Tanoma blends the first 30,000 tons of coal per month in the coal blending facility at no charge. EME Homer City also leases an office building located on the site to Tanoma, which Tanoma uses for administrative activities associated with the coal blending facility. Each of the Tanoma leases expires on December 31, 2002.



    EME Homer City has granted Cabot Oil & Gas Corporation the right to operate and produce gas from existing wells located on the site, provided that gas is found in paying quantities. EME Homer City receives 16% of the market value of the gas at the well head as royalties and also receives gas of 250,000 cubic feet at no charge from each well per annum. Cabot currently purchases such gas from EME Homer City at the market value at the well head.



    Homer City Property Holdings, Inc. leases a 34.15-acre parcel upon which the greenhouse complex was constructed to Green Leaf Enterprises, Inc. The greenhouse complex produces wholesale perennials, bedding and starter plants in addition to special holiday crops for sale to other greenhouses in the eastern United States.


COMPETITION


    FEDERAL. The Energy Policy Act of 1992 laid the groundwork for a competitive wholesale market for electricity. Among other things, the Energy Policy Act expanded the Federal Energy Regulatory Commission's authority to order electric utilities to transmit, or wheel, third-party electricity over their transmission lines, thus allowing qualifying facilities under the Public Utility Regulatory Policies Act of 1978, power marketers and those qualifying as exempt wholesale generators under the Public Utility Holding Company Act of 1935 to more effectively compete in the wholesale market.

    In April 1996, the Federal Energy Regulatory Commission issued the Open Access Rules, which require utilities to offer eligible wholesale transmission customers non-discriminatory open access on utility transmission lines on a comparable basis to the utilities' own use of the lines. In addition, the Open Access Rules directed the regional power pools, including PJM and NYISO, that control the major electric transmission networks to file uniform, non-discriminatory open access tariffs. The Open Access Rules have been the subject of rehearing at the Federal Energy Regulatory Commission and now is undergoing judicial review.



    Over the past few years, Congress and the Clinton Administration have considered various pieces of legislation to restructure the electric industry that would require, among other things, customer choice, repeal of the Public Utility Holding Company Act and of the Public Utility Regulatory Policies Act. The debate is likely to continue, and perhaps intensify. The effect of enacting such legislation cannot be predicted with any degree of certainty.



    STATE. The Energy Policy Act did not preempt state authority to regulate retail electric service. Historically, in most states, competition for retail customers is limited by statutes or regulations granting existing electric utilities exclusive retail franchises and service territories. Since the passage of the Energy Policy Act, the advisability of retail competition has been the subject of intense debate in federal and state legislative and regulatory forums. Many states have taken steps to facilitate retail competition as a means to stimulate competitive generation rates. Retail competition commenced in New York in 1998. Retail competition in Pennsylvania commenced on January 1, 1999, and full retail competition is expected to be implemented by January 2001.


INSURANCE

    EME Homer City maintains insurance coverages consistent with those normally carried by companies engaged in similar businesses and owning similar properties. The insurance program includes all-risk insurance and covers commercial general public liability, replacement value of all real and personal property, including losses from boiler and machinery breakdowns, and the perils of earthquake and flood, subject to certain sublimits. EME Homer City also carries general liability insurance covering liabilities to third parties for bodily injury or property damage resulting from operations, automobile liability insurance and excess liability insurance. Further, EME Homer City has the benefit of title insurance and business interruption insurance. Limits and deductibles in respect of these insurance policies are comparable to those carried by other electric generating facilities of similar size.

LEGAL PROCEEDINGS


    No material legal proceedings are presently pending against Edison Mission Holdings or any of the subsidiary guarantors.


ENVIRONMENTAL MATTERS

  ENVIRONMENTAL AND LAND USE PERMIT AND APPROVAL STATUS


    As of the date of this prospectus, all material environmental and land use permits required in order to own and operate the Homer City facilities as they are currently operated have been transferred or reissued to EME Homer City and all permits required to begin construction of the environmental capital improvements have been issued by the Pennsylvania Department of Environmental Protection.

  ENVIRONMENTAL CONDITIONS AND COMPLIANCE

    GENERAL


    Under various federal, state and local environmental laws and regulations, a current or previous owner or operator of any facility, including an electric generating facility, may be required to investigate and remediate releases or threatened releases of hazardous or toxic substances or petroleum products located at that facility, and may be held liable to a governmental entity or to third parties for property damage, personal injury and investigation and remediation costs incurred by these parties in connection with these releases or threatened releases. Many of these laws, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, impose liability without regard to whether the owner knew of or caused the presence of the hazardous substances, and courts have interpreted liability under these laws to be strict and joint and several. The cost of investigation, remediation or removal of these substances may be substantial. In connection with its ownership and operation of the Homer City facilities, EME Homer City may be liable for these costs.



    EME Homer City, in the course of operating the Homer City facilities, must comply with all applicable environmental laws and regulations, including numerous federal and state statutes and regulations. These requirements include, but are not limited to, the federal Clean Water Act, the Clean Air Act, the Resources Conservation and Recovery Act and similar state requirements.



    In addition, persons who arrange for the disposal or treatment of hazardous or toxic substances at a disposal or treatment facility may be liable for the costs of removal or remediation of a release or threatened release of hazardous or toxic substances at that disposal or treatment facility, whether or not that facility is owned or operated by that person. Some environmental laws and regulations create a lien on a contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The owner of a contaminated site and persons who arrange for the disposal of hazardous substances at that site also may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from that site. In connection with its ownership and operation of the Homer City facilities, EME Homer City may be liable for these costs.



    Several federal, state and local laws, regulations and ordinances also govern the removal, encapsulation or disturbance of asbestos-containing materials when these materials are in poor condition or in the event of construction, remodeling, renovation or demolition of a building. Those laws and regulations may impose liability for release of asbestos-containing materials and may provide for the ability of third parties to seek recovery from owners or operators of these properties for personal injury associated with asbestos-containing materials. In connection with its ownership and operation of the Homer City facilities, EME Homer City may be liable for these costs.


    AIR QUALITY


    GENERAL. EME Homer City believes that the Homer City facilities are in material compliance with applicable state and federal air quality requirements. Further reductions in the Homer City units' emissions may be required for the achievement and maintenance of National Ambient Air Quality Standards for ozone, fine particulate matter and regional haze. In August 1995, the sellers of the Homer City facilities submitted a Title V operating permit application to the Pennsylvania Department of Environmental Protection for review. EME Homer City expects this permit to be issued by mid-2000. A continuous emissions monitoring system was installed at the Homer City units in 1993 for measuring sulfur dioxide, nitrogen oxide, carbon dioxide, and exhaust gas flow on a real-time basis, in order to comply with regulatory requirements.

    NITROGEN OXIDES. All three units must comply with Reasonably Available Control Technology requirements for NO(x) that result in a limit of
0.5 lbs/MMBtu on a 30-day rolling average. In order to comply with these requirements and reduce NO(x) emissions the sellers installed low NO(x) burners and supplemental over-fired air systems on Units 1 and 2 and a supplemental over-fired air system on Unit 3. Low NO(x) burners were installed on Unit 3 when it was first constructed. The three units have routinely operated below the 0.5 lbs/MMBtu limit.



    The Homer City units' current NO(x) emission rates are 0.47 lbs/MMBtu for Unit 1, 0.44 lbs/MMBtu for Unit 2 and 0.41 lbs/MMBtu for Unit 3. Under the Ozone Transport Commission Memorandum of Understanding, the Pennsylvania Department of Environmental Protection has allocated 10,085 tons of ozone season NO(x) allowances to the Homer City units each year from 1999 through 2002. At projected capacity factors, the Homer City units will generate 13,500 tons of NO(x) during the 1999 ozone season and 10,200 tons of NO(x) during the 2000 ozone season. EME Homer City expects to install a selective catalytic reduction system on each of the three units, which will reduce NO(x) emissions to
0.1 lbs/ MMBtu per unit. The selective catalytic reduction system for Unit 2 is expected to be in service during the 2000 ozone season, and the selective catalytic reduction systems for Units 1 and 3 are expected to be in service for the 2001 ozone season. NO(x) production during the 2001 and 2002 ozone seasons will average 3,110 tons and if that average is achieved the units will have a surplus of 6,975 tons of NO(x) allowances to sell. In 2003, the Homer City units' NO(x) allowance is reduced to 4,740 tons per ozone season. From and after 2003, average production is anticipated to be 3,080 tons per ozone season, resulting in a projected surplus of 1,660 tons to sell each year. EME Homer City currently has 2,365 tons of banked NO(x) allowances from 1997 and 1998 which will offset purchases of NO(x) allowances in 1999.



    The sellers of the Homer City facilities obtained Environmental Protection Agency approval for the Clean Air Act Amendment Title IV Early Election Program for NO(x) with an annual average NO(x) emission limit of 0.5 lbs/MMBtu through 2007. In 2008, the units become subject to Phase II emission rate limitations under Title IV for wall-fired dry bottom boilers of 0.46 lbs/MMBtu on an annual average basis. The Homer City units' annual average NO(x) emissions for 1997 were well below the current Title IV requirements.



    SULFUR DIOXIDE. Unit 3 is subject to New Source Performance Standards and, therefore, has an SO(2) emission limit of 1.2 lbs/MMBtu on a three-hour and a 24-hour average. Units 1 and 2 are "existing" boilers with a Pennsylvania Department of Environmental Protection SO(2) emission limit of 3.7 lbs/MMBtu on a 30-day rolling average, a daily average limit of 4.0 lbs/MMBtu, up to two exceedances per 30 days, and a not-to-be-exceeded limit of 4.8 lbs/MMBtu. To control SO(2) emissions, EME Homer City relies on its coal cleaning facility to manage the sulfur content of a significant amount of the coal feedstock for Units 1 and 2. Unit 3 relies on the use of low-sulfur coal. In 1997, the annual average SO(2) emissions were 2.73 lbs/MMBtu for Unit 1, 2.72 lbs/MMBtu for Unit 2 and 1.13 lbs/MMBtu for Unit 3.



    All three units are Phase II Acid Rain Program-affected units. Accordingly, beginning in 2000, all of the units will be required to obtain sufficient SO(2) allowances to account for the total SO(2) emissions from the units. EME Homer City believes that it will be able to obtain these SO(2) allowances for the Homer City units at a reasonable cost prior to the time required. In addition, EME Homer City will install a system on Unit 3 which will reduce SO(2) emissions to 0.4 lbs/MMBtu. The system is expected to be installed by September 2001.



    EMISSION REDUCTION CREDITS. The Homer City units have a number of Emission Reduction Credits that were generated through the retirement of dryers A and B at our coal cleaning facility. These credits are pending Pennsylvania Department of Environmental Protection approval, and EME Homer City believes that once approved they will not expire until 2006.

    PARTICULATE MATTER. Particulate matter is regulated through two separate and distinct methods: mass emissions and visual opacity. The Homer City units' recent particulate matter stack tests show that emissions are well below regulatory limits. All three units control particulate matter through the use of electrostatic precipitators; Units 1 and 2 also utilize an SO(2) flue gas injection conditioning system. To improve precipitator performance, capital improvements were made in 1997 and 1998 for Units 1 and 2. Recent modifications to our coal cleaning facility have also resulted in reduced particulate emissions from Units 1 and 2.


    WATER QUALITY


    The Homer City facilities are subject to regulations regarding the quality of surface water, ground water and drinking water. To protect surface water quality, the Homer City facilities rely on an industrial wastewater treatment system, on-site sewage treatment and a number of settling ponds and impoundments. The Homer City facilities' surface water discharges are governed by two, five-year National Pollutant Discharge Elimination System permits issued in 1994 and 1995. Modeling results indicate that the Pennsylvania Department of Environmental Protection may impose more stringent discharge limits for some contaminants at the time of renewal of these permits, which may require upgrade of the Homer City facilities' wastewater treatment systems with such approaches as reverse osmosis, ozonation, dechlorination and/or recycling of water.



    EME Homer City conducts ground water monitoring in a number of areas throughout the site, including active and former ash disposal sites, wastewater and runoff settling and drainage ponds, coal refuse disposal sites, the coal pile and present and former underground storage tank locations. A pump-and-treat ground water treatment system is in operation for the industrial wastewater flow ponds. To date, the Pennsylvania Department of Environmental Protection has not requested that any additional remediation actions be performed at the site. The Homer City facilities have a drinking water treatment system designed to meet applicable potable water standards. Recent tests indicate that the Homer City facilities' drinking water supply meets these standards.


    SOLID AND HAZARDOUS WASTE


    Both ash from the Homer City facilities and coal refuse from our coal cleaning facility are disposed of on-site in separate, permitted disposal areas. EME Homer City has entered into a joint services agreement with Helvetia Mining Company for the treatment and disposal of leachate and runoff water from EME Homer City's coal refuse disposal facility. Approximately 600,000 tons of ash and 1,000,000 tons of coal refuse are disposed of annually. In 1997, the Pennsylvania Department of Environmental Protection issued a 10-year permit for operation of the ash disposal site. A five-year permit for the operation of the coal refuse disposal site was issued by the Pennsylvania Bureau of Mining and Reclamation in 1994. For the past several years, the Homer City facilities have undergone a program for the removal of equipment with polychlorinated biphenyl levels of over 500 ppm. As of spring of 1998, all PCB transformers had been removed.


    MINING ACTIVITIES


    HELVETIA DISCHARGES. The Homer City units were originally constructed as a mine-mouth generating station, where coal produced from two adjacent deep mines was delivered directly to the units by coal conveyors. The two adjacent deep mines were owned by Helen Mining Company, a subsidiary of the Quaker State Corporation, and Helvetia, a subsidiary of the Rochester and Pittsburgh Coal Company. Both Helen and Helvetia developed mine refuse sites, water treatment facilities and other mine related facilities on the site. The Helen mine was closed in the early 1990s, and the mine surface operations and maintenance shop areas were restored before Helen left the site. Helen has continuing mine water and refuse site leachate treatment obligations and remains obligated to perform any clean-up required with respect to its refuse site. Helvetia's on-site mine was closed in 1995. As a result of the cessation of its on-site mining activities, Helvetia has continuing mine discharge and refuse site leachate discharge treatment obligations which it performs using water treatment facilities owned by Helvetia and located on the site. Bonds posted by Helvetia may not be sufficient to fund Helvetia's obligations in the event of Helvetia's failure to comply with its mine-related permits at the site. Current annual operating costs for Helvetia's treatment systems are estimated to be approximately $372,500. Should Helvetia default on its treatment obligations, the government may look to EME Homer City to fund these commitments.



    TWO LICK CREEK RESERVOIR DEEP MINE DISCHARGES. In connection with our purchase of the Homer City facilities on March 18, 1999, we acquired the Two Lick Creek Dam and Reservoir. Acid discharges from two inactive deep mines were being collected and partially treated on the reservoir property by a mining company before being pumped off the property for additional treatment at a nearby treatment plant. The mining company, which filed for bankruptcy, operated the collection and treatment system until May 1999, when its assets were allegedly depleted.



    The Pennsylvania Department of Environmental Protection initially advised us that we were potentially responsible for treating the discharges by virtue of our alleged ownership of the property of which the discharges allegedly emanated. Without any admission of our liability, we voluntarily agreed through a letter agreement to fund the operation of the treatment plant for an interim period while the agency continued its investigation. The cost of operating the treatment plant, which was initially approximately $11,000 per month, increased to $13,000 per month in 2000. The agency has recently notified us that we are responsible for treatment of one of the discharges. It has also advised the owner of the mineral rights and three former operators of the mine that they are liable and has requested them to cooperatively develop and implement a plan with us to treat the discharge. We estimate the cost of a passive treatment system to be approximately $750,000. The cost of operating a passive treatment system would be considerably less than the cost of operating the current treatment plant.


REGULATION

  STATE LAW


    PENNSYLVANIA. Under the Pennsylvania Public Utility Law, the Pennsylvania Public Utility Commission regulates all "public utilities" operating in Pennsylvania. A "public utility" under this law includes any entity which owns or operates equipment or facilities for the production, generation, transmission or distribution of gas, electricity or steam for the production of light, heat or power to the public for consumption. The Pennsylvania Public Utility Law does not specifically address the utility status of entities selling electricity at wholesale within Pennsylvania. Because of EME Homer City's status as such an entity which sells electricity exclusively in the wholesale market and does not hold itself out to the public generally as a supplier of utility service, it is not likely to be regulated as a public utility under the Pennsylvania Public Utility Law. If, however, EME Homer City were deemed to be a Pennsylvania public utility, the Pennsylvania Public Utility Commission could retroactively apply several provisions of the Pennsylvania Public Utility Law to the Homer City units. One of those provisions requires every public utility to obtain a certificate of public convenience and necessity from the Pennsylvania Public Utility Commission prior to rendering service as a public utility. If the Pennsylvania Public Utility Commission were to require EME Homer City to obtain a certificate of public convenience and necessity, EME Homer City might be required to discontinue operation of the Homer City units pending application for, and receipt of, this certificate. Another provision requires every public utility to obtain Pennsylvania Public Utility Commission approval before it issues or guarantees securities. If EME Homer City were found to be a public utility, its failure to have obtained this approval could call into question the validity of EME Homer City's obligations under the Guarantee and Collateral Agreement. In addition, EME Homer City would be subject to other laws and regulations, other than rate regulation, applicable to Pennsylvania public utilities. EME Homer

City's rates, however, would remain subject to the jurisdiction of the Federal Energy Regulatory Commission.



    NEW YORK. Under the New York Public Service Law, the New York Public Service Commission regulates all "public utility companies" or "utility companies" operating in New York. A "public utility company" or "utility company" under the New York Public Service Law includes, among other things, any entity engaged in the production, transmission or distribution of electricity to the public for light, heat or power purposes. EME Homer City, as an exempt wholesale generator, will not provide electricity directly to the public and plans to sell only to power marketers and energy service companies. Although the New York Public Service Law is silent with respect to the utility status of electric corporations selling wholesale within New York, EME Homer City will not likely be subject to regulation as a New York public utility. If, however, EME Homer City were deemed to be a public utility under the New York Public Service Law, the New York Public Service Commission could retroactively apply specified provisions of the statute to the Homer City units. EME Homer City would also be subject to other laws and regulations, other than rate regulation, applicable to New York public utility companies. EME Homer City's rates, however, would remain subject to the jurisdiction of the Federal Energy Regulatory Commission.


  FEDERAL LAW


    FEDERAL POWER ACT. The Federal Power Act gives the Federal Energy Regulatory Commission exclusive rate-making jurisdiction over wholesale sales of electricity and the transmission of electricity in interstate commerce. Under the Federal Power Act, all public utilities subject to the Federal Energy Regulatory Commission's jurisdiction are required to file rate schedules with the Federal Energy Regulatory Commission prior to commencement of wholesale sales or transmission of electricity. Because it will be selling power in the wholesale market, EME Homer City is deemed to be a public utility for purposes of the Federal Power Act. In November 1998, EME Homer City filed a rate schedule with the Federal Energy Regulatory Commission requesting authority to sell power and ancillary services at market-based rates. On January 13, 1999, the Federal Energy Regulatory Commission accepted the rate schedule for filing with respect to sales of power, thereby authorizing EME Homer City to make sales of power at market-based rates. The Federal Energy Regulatory Commission deferred consideration of EME Homer City's request to sell anciliary services at market-based rates. The Federal Energy Regulatory Commission also granted EME Homer City waivers of several of the accounting, record-keeping and reporting requirements that are imposed on utilities with cost-based rate schedules.



    In addition, the Federal Energy Regulatory Commission's order, as is customary with market-based rate schedules, reserved the right to revoke EME Homer City's market-based rate authority on a prospective basis if it is subsequently determined that EME Homer City or any of its Affiliates possesses excessive market power. If the Federal Energy Regulatory Commission were to revoke EME Homer City's market-based rate authority, it would be necessary for EME Homer City to file, and obtain Federal Energy Regulatory Commission acceptance of, its rate schedule as a cost-of-service rate schedule. In addition, the loss of market-based rate authority would subject EME Homer City to the accounting, record-keeping and reporting requirements that are imposed on utilities with cost-based rate schedules.



    PUBLIC UTILITY HOLDING COMPANY ACT. The Public Utility Holding Company Act provides that any corporation, partnership or other entity or organized group that owns, controls or holds power to vote 10% or more of the outstanding voting securities of a "public utility company" or a company that is a "holding company" of a public utility company is subject to pervasive regulation under this act as a registered holding company, unless an exemption is established or an order is issued by the Securities and Exchange Commission declaring it not to be a holding company. Registered holding companies under this act are required to limit their utility operations to a single integrated utility system and to divest any other operations not functionally related to the operation of the utility system. In addition, a public utility company that is a subsidiary of a registered holding company under this act is subject to financial and organization regulation, including approval by the Securities and Exchange Commission of many of its financing transactions. However, under the Energy Policy Act, a company engaged exclusively in the business of owning and/or operating a facility used for the generation of electric energy exclusively for sale at wholesale may be exempted from regulation under the Public Utility Holding Company Act as an exempt wholesale generator. On March 12, 1999, the General Counsel of the Federal Energy Regulatory Commission issued a letter determining that, based on the facts stated in its application, EME Homer City is an exempt wholesale generator.



    If there occurs a "material change" in facts which might affect EME Homer City's continued eligibility for exempt wholesale generator status, within 60 days of this material change EME Homer City must:



    - file a written explanation of why the material change does not affect its exempt wholesale generator status,



    - file a new application for exempt wholesale generator status or



    - notify the Federal Energy Regulatory Commission that it no longer wishes to maintain exempt wholesale generator status.



    If EME Homer City were to lose its exempt wholesale generator status, it and its affiliates would be subject to regulation under the Public Utility Holding Company Act that would be difficult to comply with absent a restructuring.

                                   MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS



    The members of our current board of directors are elected by, and serve until their successors are elected by, our sole stockholder. All officers are elected from time to time by our board of directors and hold office at its discretion. Our board of directors currently contains five members. The board of directors or our sole stockholder may elect to appoint additional directors from time to time.



    Listed below are our current directors and executive officers and their positions.



NAME                                     AGE      POSITION
----                                     ---      --------
James V. Iaco, Jr....................     55      Director and President
Kevin M. Smith.......................     41      Director, Senior Vice President, Chief Financial Officer
                                                  and Treasurer
Martha A. Spikes.....................     45      Director, Vice President and Secretary
Raymond W. Vickers...................     57      Director
Paul R. Gillespie....................     52      Director and Vice President
Mark E. Irwin........................     40      Vice President
Steven D. Eisenberg..................     41      Vice President and General Counsel
Mary Ellen Olson.....................     44      Vice President and Assistant General Counsel
John K. Deshong......................     46      Vice President



    Described below are the principal occupations and business activities of our directors and executive officers for the past five years, in addition to their positions indicated above.



    JAMES V. IACO, JR. has been Senior Vice President and Division President of Edison Mission Energy's Americas region since May 1998. Mr. Iaco served as Chief Financial Officer of Edison Mission Energy from January 1994 to May 1999.



    KEVIN M. SMITH has been Senior Vice President and Chief Financial Officer of Edison Mission Energy since May 1999 and Regional Vice President--Finance of Edison Mission Energy's Americas region since March 1998. Mr. Smith has served as Treasurer of Edison Mission Energy since September 1992.



    MARTHA A. SPIKES has been Corporate Secretary of Edison Mission Energy since July 1996. Ms. Spikes has served as corporate and project counsel to Edison Mission Energy since 1991.



    RAYMOND W. VICKERS has been Senior Vice President and General Counsel of Edison Mission Energy since March 1, 1999. Prior to joining Edison Mission Energy, Mr. Vickers was a partner with the law firm of Skadden, Arps, Slate, Meagher & Flom LLP since 1989.



    PAUL R. GILLESPIE has been Vice President--Tax of Edison Mission Energy since May 1996. Prior to joining Edison Mission Energy, Mr. Gillespie was Senior Tax Counsel for Mobil Corporation from January 1996 to May 1996 and Manager, Tax Planning of Mobil Corporation since July 1991.



    MARK E. IRWIN has been Vice President--Business Management of Edison Mission Energy's Americas region since July 1995. Mr. Irwin has served as Vice President of Edison Mission Energy since July 1995.



    STEVEN D. EISENBERG has been Vice President and Associate General Counsel of Edison Mission Energy and Regional Vice President--Legal of Edison Mission Energy's Americas region since January 1999. Prior to joining Edison Mission Energy, Mr. Eisenberg was a partner with the law firm of Morgan, Lewis & Bockius from September 1997 to December 1998. Prior to that, Mr. Eisenberg was Vice President and General Counsel of Diamond Energy, Inc. from January 1995 to September 1997 and Vice President and Associate General Counsel of Diamond Energy, Inc. from September 1992 to January 1995.



    MARY ELLEN OLSON has been Vice President and Assistant General Counsel of Edison Mission Energy and Regional Vice President--Legal of Edison Mission Energy's Americas region since December 1997. Ms. Olson served as Regional Vice President and Assistant General Counsel of Edison Mission Energy since
February 1997. Ms. Olson has served as corporate and project counsel to Edison Mission Energy since 1988.



    JOHN K. DESHONG has been Regional Vice President--Tax of Edison Mission Energy's Americas region since November, 1998. Mr. Deshong has served as Director, Tax Planning & Special Projects to Edison Mission Energy since 1997. Prior to joining Edison Mission Energy, Mr. Deshong was Director of Tax at United States Enrichment Corporation from December 1995 to April 1997. Prior to that, Mr. Deshong was Senior Tax Advisor at Mobil Corporation from April 1993 to December 1995.


EXECUTIVE COMPENSATION


    Our officers receive compensation from Edison Mission Energy and receive no compensation from us. For information concerning the compensation of the Chief Executive Officer and four most highly paid executive officers, other than the Chief Executive Officer, of Edison Mission Energy, see Edison Mission Energy's Form 10-K for the year ended December 31, 1998, which is incorporated by reference in this prospectus. For information concerning the benefit plans maintained by Edison Mission Energy for our officers and employees, see Edison Mission Energy's Form 10-K for the year ended December 31, 1998, which is incorporated by reference in this prospectus.


DIRECTORS COMPENSATION


    Our directors receive no compensation for their service as directors.

              INTERCOMPANY RELATIONSHIPS AND RELATED TRANSACTIONS



    THE FOLLOWING IS A SUMMARY OF THE INTERCOMPANY RELATIONSHIPS AND RELATED TRANSACTIONS. THE TERMS OF THESE TRANSACTIONS ARE NO MORE FAVORABLE THAN THOSE THAT WOULD HAVE BEEN AGREED UPON BY THIRD PARTIES ON AN ARM'S LENGTH BASIS.


ENERGY SALES AGREEMENT


    EME Homer City has entered into a contract with a marketing affiliate for the sale of energy and capacity produced by the Homer City units, which enables this marketing affiliate to engage in forward sales and hedging transactions. EME Homer City pays the marketing affiliate a nominal fee currently set at $0.02/MWh, which results in payments of approximately $300,000 per year. All revenue from physical sales transactions executed by the marketing affiliate will be deposited into the Revenue Account. Edison Mission Holdings provides credit support for Edison Mission Marketing & Trading Co. related to various electric energy transactions, including futures and swap agreements. At September 30, 1999, Edison Mission Holdings provided guarantees totaling
$71 million in support of contracts entered into by affiliates. See "Description of Principal Contracts--Energy Sales Agreement."


INTERCOMPANY LOANS


    We have entered into an intercompany loan agreement with Edison Mission Finance Co. under which we have agreed to make loans to FinanceCo from time to time with the proceeds of loans made to us under the Credit Agreement. FinanceCo has entered into a corresponding intercompany loan agreement with EME Homer City under which it has agreed to make loans to EME Homer City from time to time with the proceeds of loans made to FinanceCo by us. The loans described in this paragraph, and all other obligations owed by a subsidiary guarantor to another subsidiary guarantor or to us, are subordinated to all of our subsidiary guarantors' obligations under the Financing Documents. See "Description of Principal Financing Documents--Subordination Agreement."



RELATIONSHIP OF EDISON MISSION HOLDINGS AND THE GUARANTORS TO EDISON MISSION
  ENERGY



    Each of Edison Mission Holdings and each subsidiary guarantor has been organized and operated as a legal entity separate and apart from Edison Mission Energy, Edison International and any other affiliates of Edison Mission Energy or Edison International, and, accordingly, our assets and the assets of our subsidiary guarantors will not be generally available to satisfy the obligations of Edison Mission Energy, Edison International or any other affiliates of Edison Mission Energy or Edison International. However, our unrestricted cash and that of our subsidiary guarantors or other assets which are available for distribution may, subject to applicable law and the terms of financing arrangements of these parties, be advanced, loaned, paid as dividends or otherwise distributed or contributed to Edison International, Edison Mission Energy or any of their affiliates. Edison Mission Energy and Edison International are not obligated to make any payments under the bonds, except for the Credit Support Guarantee and the guarantee provided by Edison Mission Energy that we use to satisfy the debt service reserve requirements for the bonds discussed above. See "Description of the Bonds--Nature of Recourse" and "Description of the Bonds--The Guarantees."



SERVICES AGREEMENTS



    Administrative services such as payroll, employee benefit programs and information technology, all performed by Edison International or Edison Mission Energy, are shared among all affiliates of Edison International, and the costs of these corporate support services are allocated to all affiliates, including us. Costs are allocated based on one of the following formulas: percentage of time worked, equity in investment and advances, number of employees, or multi-factor, including operating revenues, operating expenses, total assets and number of employees. In addition, services of Edison International or Edison Mission Energy are sometimes directly requested by us, and those services are performed for our benefit. Labor and expenses of these directly requested services are specifically identified and billed at cost. We believe the allocation methodologies utilized are reasonable. We made reimbursements for the cost of these programs and other services, which amounted to $520,000 for the period ended September 30, 1999.



    We pay our trading affiliate a two-cent per megawatt hour commission fee for all power sold under power marketing arrangements. For the period ended September 30, 1999, these commission fees totaled $131,000.

                       DESCRIPTION OF PRINCIPAL CONTRACTS


    THE FOLLOWING IS A SUMMARY OF MATERIAL FEATURES OF THE HOMER CITY FACILITIES AND SELECTED PROVISIONS OF THE PRINCIPAL AGREEMENTS RELATED TO THE HOMER CITY FACILITIES AND OUR BUSINESS AND THE BUSINESS OF OUR SUBSIDIARY GUARANTORS, AND IS NOT CONSIDERED TO BE A FULL STATEMENT OF THE TERMS OF THESE AGREEMENTS. ACCORDINGLY, THE FOLLOWING SUMMARIES OF ALL THESE AGREEMENTS ARE QUALIFIED BY REFERENCE TO EACH AGREEMENT AND ARE SUBJECT TO THE TERMS OF THE FULL TEXT OF EACH AGREEMENT. UNLESS OTHERWISE STATED, ANY REFERENCE IN THIS PROSPECTUS TO ANY AGREEMENT SHALL MEAN THAT AGREEMENT AND ALL SCHEDULES, EXHIBITS AND ATTACHMENTS TO THAT AGREEMENT AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED AND IN EFFECT AS OF THE DATE OF THIS PROSPECTUS. COPIES OF ALL THESE AGREEMENTS HAVE BEEN FILED AS EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART. SEE "AVAILABLE INFORMATION."


SUMMARY


    EME Homer City is party to various agreements related to the operation of the Homer City units. EME Homer City purchased the Homer City facilities from the sellers on March 18, 1999 under the Asset Purchase Agreement. In connection with the acquisition, New York State Electric & Gas and Pennsylvania Electric Company entered into the Transition Contracts, the Interconnection Agreement and the Easement Agreement with ME Westside, and ME Westside subsequently assigned these contracts to EME Homer City. The Transition Contracts provide New York State Electric & Gas and Pennsylvania Electric Company with an option to buy, and EME Homer City with an option to sell, specified quantities of capacity from the units. Under the Interconnection Agreement, New York State Electric & Gas and Pennsylvania Electric Company have agreed to provide the services necessary to interconnect the Homer City units with their transmission systems. The Easement Agreement is intended to provide the use and access rights to EME Homer City, New York State Electric & Gas and Pennsylvania Electric Company for the performance of their respective obligations under the Interconnection Agreement. EME Homer City has also entered into the Energy Sales Agreement with one of its affiliates, under which this affiliate will purchase capacity and energy produced by the Homer City units for sale to third parties.



    New York State Electric & Gas and Pennsylvania Electric Company entered into several fuel supply agreements to obtain the coal requirements for the Homer City units. NGE Generation, Inc. and GPU Generation Inc. entered into the Coal Cleaning Agreement to provide for the operation and maintenance of our coal cleaning facility, and New York State Electric & Gas and Pennsylvania Electric Company entered into the Operating Agreement to provide for the blending of coal for Unit 3. All of these agreements were assigned to EME Homer City in connection with the acquisition.



    EME Homer City has also entered into an agreement with ABB Flakt for the provision of all engineering, procurement and construction services necessary to complete the environmental capital improvements to the Homer City units.



    Unless otherwise indicated in this prospectus, each of the agreements described below contains the following customary indemnification, force majeure and assignment provisions:


    - an agreement by each party to indemnify the other party and such other party's affiliates, successors, officers, directors, employees and agents for all claims, losses, damages and expenses for damage to property or injury to or death of any person to the extent caused by an act or omission of the indemnifying party or its officers, directors, employees or agents in connection with the contract;

    - a force majeure clause excusing a party's performance under the contract if performance is prevented by a cause beyond the reasonable control of the party which is unable to perform; and

    - a provision stating that a party may not assign its rights or obligations under the contract without the prior consent of the other party.

ASSET PURCHASE AGREEMENT


    ME Westside entered into the Asset Purchase Agreement with the sellers on August 1, 1998 and assigned the contract to EME Homer City on November 6, 1998. Under the Asset Purchase Agreement, EME Homer City purchased the assets constituting the Homer City facilities on March 18, 1999, including, but not limited to, specified real property, inventories of raw materials and fuels, machinery and equipment, real property leases, agreements, permits, easements and emission reduction credits, and excluding the related electrical transmission and distribution facilities. The purchase price was $1,801 million with adjustments for some differences in book value of inventories.


    ASSUMPTION OF LIABILITIES.


    Under the Asset Purchase Agreement, and subject to several exceptions, EME Homer City agreed to assume and discharge many of the sellers' liabilities and obligations, including all liabilities and obligations to be paid or performed on or after March 18, 1999 under the following:



    (1) the contracts, agreements, licenses and leases relating to the ownership, operation and maintenance of the Homer City facilities which were assigned to EME Homer City;



    (2) the leases, contracts and other agreements entered into by the sellers with respect to the purchased assets after the execution of the Asset Purchase Agreement;



    (3) those permits which are transferable from the sellers to EME Homer City;



    (4) all liabilities and obligations with respect to transferred employees;



    (5) taxes incurred in connection with the acquisition; and



    (6) subject to several exceptions, any liability related to violations of environmental laws, tort claims and remediation procedures with respect to the ownership or operation of the purchased assets.



    REPRESENTATIONS AND WARRANTIES. Each seller made customary representations and warranties to EME Homer City in the Asset Purchase Agreement. The majority of these provisions terminated on March 18, 1999. The following representations and warranties of the sellers survive for a period of 18 months after March 18, 1999:



    (1) each seller is duly incorporated, existing and in good standing;



    (2) each seller had the full power and authority to enter into the Asset Purchase Agreement and that it is enforceable in accordance with its terms; and



    (3) subject to obtaining the sellers' required regulatory approvals, no consent or approval was necessary for the execution of the Asset Purchase Agreement other than those filings or consents which if not obtained would not prevent each seller from performing its material obligations under the Asset Purchase Agreement.



    COVENANTS. Each seller entered into covenants in the Asset Purchase Agreement. The majority of these provisions terminated on March 18, 1999. The covenants, which survive for a period of 18 months after March 18, 1999, relate to: (1) the conduct of the sellers' business during the period from August 1, 1998 to March 18, 1999 and (2) tax filings in jurisdictions in which applicable tax law would require a portion of the purchase price to be withheld or would subject EME Homer City to liability for the sellers' tax liabilities.



    INDEMNIFICATION. Under the Asset Purchase Agreement, the sellers and EME Homer City agreed to customary indemnification provisions. The agreement contains limitations on the seller's indemnity obligations, including a release from liability for any environmental condition or violation of environmental law related to the purchased assets other than liabilities not assumed by EME Homer City under the agreement.


ENERGY SALES AGREEMENT


    EME Homer City entered into the Energy Sales Agreement dated as of March 18, 1999 with Edison Mission Marketing & Trading Co. The Energy Sales Agreement provides for the sale by EME Homer City and the purchase by Edison Mission Marketing & Trading of capacity and energy produced by the Homer City units up to the capacity of the Homer City units. The transactions executed under the Energy Sales Agreement may not be for speculative purposes.



    TERM. The Energy Sales Agreement will remain in effect unless terminated by either party upon 90 days' prior written notice to the other party.



    PAYMENTS. Edison Mission Marketing & Trading will make payments to EME Homer City for capacity and energy delivered to the PJM transmission system at the Homer City units at a price equal to (1) the price which a third-party purchaser of the capacity or energy has agreed to pay to Edison Mission Marketing & Trading less (2) $0.02 per MWh of capacity or energy. If EME Homer City fails to deliver capacity or energy to Edison Mission Marketing & Trading as agreed, EME Homer City will be required to pay Edison Mission Marketing & Trading an amount equal to (1) $0.02 per MWh of capacity or energy purchased by Edison Mission Marketing & Trading to replace the capacity or energy that EME Homer City failed to deliver plus (2) the price at which Edison Mission Marketing & Trading, acting in a commercially reasonable manner, purchases replacement capacity or energy or, if Edison Mission Marketing & Trading does not purchase replacement capacity or energy, the market price for replacement capacity or energy as determined by Edison Mission Marketing & Trading in a commercially reasonable manner.


TRANSITION CONTRACTS


NEW YORK STATE ELECTRIC & GAS TRANSITION CONTRACT



    ME Westside entered into the New York State Electric & Gas Transition Contract on August 1, 1998, and subsequently assigned this contract to EME Homer City on November 6, 1998. This contract provides New York State Electric & Gas with a call option to buy, and EME Homer City with a put option to sell, specified quantities of electric generating capacity from the Homer City units.



    TERM. This contract will expire on April 30, 2001 unless terminated earlier in accordance with its terms. New York State Electric & Gas may terminate the contract prior to its stated expiration date by providing 25 days notice to EME Homer City upon an event of default of EME Homer City under the contract.



    LETTER AGREEMENTS. EME Homer City entered into a letter agreement with New York State Electric & Gas to adjust the contract periods under the contract to conform to the PJM capacity planning cycle. EME Homer City also entered into contractual arrangements with New York State Electric & Gas to sell 942 MW of capacity to this customer for the period from March 18, 1999 to May 31, 1999 for a price of $55/MW-day and to sell 500 MW of capacity to New York State Electric & Gas during the period from June 1, 1999 through May 31, 2000 for a price of $60/MW-day.



    OPTIONS. New York State Electric & Gas and EME Homer City may exercise their options to purchase and sell capacity during the periods from June 1, 2000 through October 31, 2000 and from November 1, 2000 to April 30, 2001. EME Homer City may exercise its put option to sell to New York State Electric & Gas up to an amount of an option capacity equal to the lesser of (1) 942 MW and (2) one half of New York State Electric & Gas's projected load supply obligations to NYISO less the capacity available to be provided by its remaining owned generation and existing power purchase entitlements. New York State Electric & Gas may exercise its call option to purchase from EME Homer City up to an amount of capacity equal to (1) the New York State Electric & Gas option capacity described above less (2) the amount of capacity which EME Homer City has elected to sell to New York State Electric & Gas under its put option.



    PAYMENTS. If either EME Homer City or New York State Electric & Gas exercises its option, New York State Electric & Gas will make monthly payments to EME Homer City equal to the sum of:



    (1) (A)$72.30 per MW of capacity for the period from June 1, 2000 through October 31, 2000, or



       (B)$77.20 per MW of capacity for the period from November 1, 2000 to April 30, 2001, in each case sold EME Homer City's put option, multiplied by the number of days in the month or portion of this month; and



    (2) (A)$91.70 per MW of capacity for the period from June 1, 2000 through October 31, 2000, or



       (B)$103.00 per MW of capacity for the period from November 1, 2000 to April 30, 2001, in each case sold under New York State Electric & Gas' call option, multiplied by the number of days in the month or portion of this month.



PENNSYLVANIA ELECTRIC COMPANY TRANSITION CONTRACT



    ME Westside entered into the Transition Contract on August 1, 1998, and subsequently assigned this contract to EME Homer City on November 6, 1998. This contract provides Pennsylvania Electric Company with a call option to buy, and EME Homer City with a put option to sell, quantities of electric generating capacity from the Homer City units.



    TERM. This contract will expire on May 31, 2001 unless terminated earlier in accordance with its terms.



    OPTIONS. EME Homer City exercised its put option to sell 942 MW of capacity to Pennsylvania Electric Company during the period which commenced on March 18, 1999 and ended on May 31, 1999 and during the period which commenced on June 1, 1999 and ends on May 31, 2000. Pennsylvania Electric Company and EME Homer City may exercise their remaining options to purchase and sell capacity during the period from June 1, 2000 to May 31, 2001. EME Homer City may exercise its put option to sell to Pennsylvania Electric Company up to an amount of an option capacity equal to the lesser of (1) 942 MW and (2) GPU's projected load supply obligations to PJM less the capacity available to be provided by its remaining owned generation and existing power purchase entitlements. Pennsylvania Electric Company may exercise its call option to purchase from EME Homer City up to an amount of capacity equal to (1) the Pennsylvania Electric Company option capacity described above less (2) the amount of capacity which EME Homer City has elected to sell to Pennsylvania Electric Company under its put option.


    PAYMENTS.


    During the period from June 1, 1999 to May 31, 2000, Pennsylvania Electric Company will make monthly payments to EME Homer City equal to the product of:



    - $56,425.80,



    - the number of days in the relevant month or portion of this month, and



    - a fraction, not greater than 1, the numerator of which is the "unforced capacity" attributable to the installed capacity provided by EME Homer City and the denominator of which is 91% of such installed capacity.

    "Unforced capacity" means the installed capacity rated at summer conditions that is not on average experiencing an outage or not able to operate at full rated capacity due to an unplanned event. If either EME Homer City or Pennsylvania Electric Company exercises its option for the period from June 1, 2000 to May 31, 2001, Pennsylvania Electric Company will make monthly payments to EME Homer City equal to the product of:



    - $77.40 per MW of capacity sold as part of EME Homer City's put option plus $100.90 per MW of capacity sold under Pennsylvania Electric Company's call option,



    - the number of days in the month or portion of this month, and



    - a fraction, not greater than 1, the numerator of which is the "unforced capacity" attributable to the installed capacity provided by EME Homer City and the denominator of which is 91% of such installed capacity.



    INDEMNIFICATION. The indemnification obligations of EME Homer City and Pennsylvania Electric Company under the Transition Contract arise only upon the negligence or willful misconduct of the indemnifying party.


EPC CONTRACT


    EME Homer City entered into the Turnkey Engineering, Procurement and Construction Contract dated as of April 7, 1999 with ABB Environmental Systems, a division of ABB Flakt. ABB Environmental has agreed to complete the work necessary to add selective catalytic reduction systems to each of the Homer City units and to add a limestone based, wet scrubber flue gas desulfurization system to Unit 3.



    ABB ENVIRONMENTAL'S DUTIES.



    The EPC Contract requires ABB Environmental to, among other things:



    (1) procure all labor, materials, tools, equipment, insurance, security, supplies, manufacturing and related services and certain permits necessary for the completion of the work,



    (2) provide monthly progress reports, damage reports and other reports to EME Homer City,



    (3) coordinate the procurement of spare parts for this project,



    (4) train EME Homer City's personnel in the operation of this project and supervise start-up and testing activities and



    (5) perform all guaranteed performance tests specified in the EPC Contract.



    CONTRACT PRICE. The contract price for completion of the work is $233,849,804, which is to be paid by EME Homer City in installments upon completion of certain milestones to ABB Environmental. EME Homer City is entitled to retain 10% of the contract price as security until ABB Environmental has performed all of its obligations under the EPC Contract.



    GUARANTEED MECHANICAL COMPLETION DATES. The guaranteed mechanical completion dates under the EPC Contract are as follows: (1) June 1, 2000 for installation of the selective catalytic reduction system at Unit 2; (2) May 1, 2001 for installation of the selective catalytic reduction systems at Units 1 and 3; and (3) September 20, 2001 for installation of the flue gas desulfurization system at Unit 3. The guaranteed mechanical completion dates are subject to extension under the terms of the EPC Contract.



    PERFORMANCE GUARANTEES AND LIQUIDATED DAMAGES. ABB Environmental is required to pay EME Homer City liquidated damages for failure of the project to meet certain performance guarantees and for excess outages at the Homer City units and delay in completion of the project. Liquidated damages for failure to satisfy the performance guarantees are limited to 15% of the contract price, and liquidated damages for excess outages and delay in completion are limited to 15% of the contract price. The total amount of performance, excess outage and delay liquidated damages cannot exceed 25% of the contract price.



    PERFORMANCE SECURITY. The EPC Contract requires ABB Environmental to provide a performance and payment bond in the full amount of the contract price in order to secure ABB Environmental's obligations under the EPC Contract. To satisfy this requirement, ABB Environmental has provided performance and payment bonds from Federal Insurance Company and American Home Assurance Company.


FUEL AGREEMENTS

COAL SUPPLY AGREEMENTS


    New York State Electric & Gas and Pennsylvania Electric Company entered into several coal supply agreements with local suppliers to obtain the coal requirements for the Homer City units. These agreements were assigned to EME Homer City in connection with the acquisition. Following is a table summarizing the key terms of the existing coal supply agreements. All of the coal supply agreements other than the Tanoma agreement terminating on December 31, 2002 are for Units 1 and 2 as of September 30, 1999.



                                                 MINIMUM QUANTITY      MAXIMUM QUANTITY       BASE PRICE
SUPPLIER                      TERMINATION DATE   (TONS PER MONTH)           (TONS)             ($/TON)
--------                      ----------------   ----------------   -----------------------   ----------
Canterbury Coal Company.....      12/31/03           28,000              40,000/month            21.33(1)
Mears Enterprises, Inc......      12/31/00           30,000              35,000/month            21.41
Rosebud Mining Company......      12/31/00           25,000         1,050,000/contract term      21.42
Helvetia Coal Company.......      (2)            1,800,000/year              None                26.75(3)
Unionvale Coal Company......      12/31/07             (4)                    (5)               (6)
Tanoma Coal Sales, Inc......      12/31/04           25,000                   (7)               (8)
                                  12/31/99           10,000                 25,000              (9)
                                  12/31/99           15,000                  None                21.40
                                  12/31/02           85,000              95,000/month            37.00(10)
Kajon Materials, Inc........       5/31/00           10,000          360,000/contract term       20.37
DLR Coal Company............      12/31/04           20,000         1,500,000/contract term      19.00
Britt Resources, Inc........       4/30/03           15,000              65,000/month           (11)


------------------------


(1) The base price per ton under the Canterbury Coal Company agreement increased to $22.05 on January 1, 2000 and will be increased to $22.30 on
    January 1, 2002.



(2) The Helvetia agreement will terminate when 16 million tons of raw coal have been delivered under this agreement. At current delivery rates, the contract will expire in 2002.



(3) The base price for coal delivered under the Helvetia agreement was $26.75 per ton as of January 1995 and is adjusted quarterly in accordance with a cost index and a market index.



(4) The minimum monthly quantities under the Unionvale Coal Company agreement are as follows: (1) from August 1, 1999 through December 31, 2000, 35,000 tons; (2) from January 1, 2001 through December 31, 2001, 45,000 tons; and
    (3) from January 1, 2002 through December 31, 2007, 60,000 tons.



(5) The maximum monthly quantities under the Unionvale Coal Company agreement are as follows: (1) from August 1, 1999 through December 31, 2000, 50,000 tons; (2) from January 1, 2001 through December 31, 2001, 60,000 tons; and
    (3) from January 1, 2002 through December 31, 2007, 67,500 tons.

(6) The price paid for coal under the Unionvale Coal Company agreement is as follows: (1) through December 31, 2000, $21.50/ton; (2) from January 1, 2001 through December 31, 2001, $21.93/ton; (3) from January 1, 2002 through December 31, 2002, $22.37/ton; (4) from January 1, 2003 through
    December 31, 2005, as determined in good faith between the parties to the agreement, not to exceed the price specified in clause (3) plus 5%;
    (5) from January 1, 2006 through December 31, 2006, the price specified in clause (4) plus 2% of this price; and (6) from January 1, 2007 through December 31, 2007, the price specified in clause (5) plus 2% of this price.



(7) Under the Tanoma agreement terminating on December 31, 2004, EME Homer City can receive up to 35,000 tons of coal per month on and after July 1, 1999 if it notifies Tanoma by February 1, 1999, and can receive up to 45,000 tons of coal per month on and after October 1, 2000 if it notifies Tanoma by May 1, 2000.



(8) The price paid for coal under the Tanoma agreement terminating on December 31, 2004 is as follows: (1) through December 31, 2000, $21.30/ton; and (2) from January 1, 2001 through December 31, 2004, as determined in accordance with a combination of (a) good faith negotiations between the parties, (b) changes in the prices under other coal supply agreements for the Homer City facilities and (c) changes in the economic dispatch rates for Units 1 and 2.



(9) The price paid for coal under the Tanoma agreement terminating on December 31, 1999 is as follows: (1) for the first 10,000 tons, $22.05/ton;
    (2) for the next 10,000 tons, $22.89/ton; and (3) for the final 5,000 tons, $22.47/ton



(10) The price paid for coal under the Tanoma agreement terminating on December 31, 2002 is subject to adjustment for several factors, including the economic dispatch rate for Unit 3 and the market price of similar low sulfur coal.



(11) The price paid for coal under the Britt Resources agreement is as follows:
    (1) up to 25,000 tons, $21.00/ton; (2) from 25,001 to 40,000 tons,
    $22.00/ton; and (3) from 40,001 to 65,000 tons, $23.00/ton.



    PRICE ADJUSTMENTS. The base price paid for coal under EME Homer City's coal supply agreements will be increased if the heat content of the coal delivered under these agreements is greater than the applicable guaranteed heat content and will be decreased if the heat content of the coal delivered is less than the applicable guaranteed heat rate. The base price under the EME Homer City's coal supply agreements will also be decreased if the sulfur content of the coal delivered is in excess of the levels specified in such agreements.



    DELIVERY. All coal procured under the coal supply agreements for the Homer City units is obtained from mines designated by EME Homer City and is delivered to the units on the suppliers' trucks. All coal deliveries are FOB the Homer City units, freight prepaid and allowed.


    INDEMNIFICATION. The indemnification obligations under the coal supply agreements run only from the suppliers to EME Homer City.

COAL CLEANING AGREEMENT


    NGE Generation, Inc. and GPU Generation Inc. entered into the Coal Cleaning Agreement with Homer City Coal on August 8, 1990. NGE Generation, Inc. and GPU Generation, Inc. assigned their rights and obligations under the Coal Cleaning Agreement to EME Homer City in connection with the acquisition. The Coal Cleaning Agreement provides for the operation and maintenance of the coal cleaning facility by Homer City Coal.



    TERM. The Coal Cleaning Agreement will expire on August 31, 2002 unless terminated earlier in accordance with its terms. Either EME Homer City or Homer City Coal may terminate the Coal Cleaning Agreement prior to the contract's stated expiration date upon prior notice to the other party.

    OPERATION AND MAINTENANCE SERVICES. Homer City Coal is obligated to operate and maintain the coal cleaning facility in accordance with the Operating Specification dated January 4, 1990 and reissued as Revision 2 on January 28, 1998. The operation and maintenance services provided by Homer City Coal include the completion of periodic performance tests, the provision of administrative support staff, the monitoring of inventory, the preparation of an annual budget for proposed capital expenditures and operating expenses for our coal cleaning facility and the procurement of materials required for operation and maintenance of our coal cleaning facility up to $25,000.



    PAYMENTS. EME Homer City is required to reimburse Homer City Coal for the actual costs incurred in the operation and maintenance of our coal cleaning facility. EME Homer City is also required to pay to Homer City Coal (1) an annual fixed general and administrative services fee of $260,200 ($173,467 in 2002), payable monthly, and (2) an operating fee ranging from $0.20 to $0.35 per ton of coal cleaned depending on the level of tonnage.


OPERATING AGREEMENT


    New York State Electric & Gas and Pennsylvania Electric Company entered into the Operating Agreement with Tanoma on March 1, 1997 and assigned the contract to EME Homer City in connection with the acquisition. The Operating Agreement provides for the blending of coal for Unit 3 at the coal blending facility.



    TERM. Unless terminated earlier in accordance with its terms, the Operating Agreement will terminate upon termination of the coal supply agreement under which Tanoma supplies coal for Unit 3. This coal supply agreement is currently scheduled to expire on December 31, 2002. See "--Coal Supply Agreements" above.



    COAL BLENDING SERVICES. Tanoma is required to store, blend, crush and process raw coal at the coal blending facility in an amount sufficient to satisfy its delivery obligations under this agreement and any other agreement between Tanoma and EME Homer City for the supply of coal for Unit 3. The Operating Agreement requires EME Homer City to provide power, filtered water, storm water treatment and fugitive dust control services for the coal blending facility.



    PAYMENTS. EME Homer City is obligated to reimburse Tanoma for the actual cost of transporting coal to the Homer City facilities coal storage area. EME Homer City also pays a fee of $1.00 per ton of coal in excess of 30,000 tons per month. The first 30,000 tons per month of coal is deemed consideration for the lease of the coal blending facility site to Tanoma. See "Business--Properties."


INTERCONNECTION AGREEMENT


    ME Westside entered into the Interconnection Agreement with New York State Electric & Gas and Pennsylvania Electric Company on August 1, 1998, and subsequently assigned the Interconnection Agreement to EME Homer City on November 6, 1998. Under the Interconnection Agreement, New York State Electric & Gas and Pennsylvania Electric Company have agreed to provide the services necessary to interconnect the Homer City units with their transmission systems.



    TERM. Unless terminated earlier in accordance with its terms, the Interconnection Agreement will terminate on a date mutually agreed to by EME Homer City, New York State Electric & Gas and Pennsylvania Electric Company not to exceed the retirement date for the Homer City units.



    REGULATORY AMENDMENTS. Upon changes in the regulatory environment affecting Pennsylvania Electric Company's or New York State Electric & Gas' ability to perform under the Interconnection Agreement, New York State Electric & Gas, Pennsylvania Electric Company and EME Homer City are required to negotiate in good faith any amendments to the Interconnection Agreement required to adapt its terms to these changes. If the parties to the Interconnection Agreement are unable to reach agreement on these amendments, New York State Electric & Gas and Pennsylvania Electric Company have the right to make a unilateral filing with the Federal Energy Regulatory Commission to modify the Interconnection Agreement as appropriate. EME Homer City has the right to oppose any filing and to participate fully in any related Federal Energy Regulatory Commission proceeding.



    INTERCONNECTION SERVICES. New York State Electric & Gas and Pennsylvania Electric Company have agreed to provide EME Homer City with interconnection services at the Homer City units' interconnection points in order to interconnect the units, and any addition to or upgrade or repowering of the units, with New York State Electric & Gas' and Pennsylvania Electric Company's transmission systems. EME Homer City is required to compensate New York State Electric & Gas and Pennsylvania Electric Company for all reasonable costs associated with any modifications, additions or replacements made to New York State Electric & Gas' and Pennsylvania Electric Company's interconnection facilities or transmission systems in connection with any addition to or upgrade or repowering of the Homer City units. The interconnection services may be interrupted or discontinued if, in the reasonable judgment of New York State Electric & Gas, Pennsylvania Electric Company or the transmission operator designated by them, the operation of the Homer City units would have an adverse impact on the quality of service rendered by them, including transmission or distribution services and services provided to end users or interfere with the safe and reliable operation of their transmission systems. This right of interruption or discontinuation exists until the condition has been corrected.



    PAYMENTS. EME Homer City is required to compensate New York State Electric & Gas and Pennsylvania Electric Company for all reasonable costs and fees incurred by the sellers in the provision of interconnection services to EME Homer City, including, without limitation, any tax liabilities, any costs of acquiring land necessary for their interconnection facilities and the costs and fees of all permits, licenses, franchises and regulatory or other approvals necessary for the construction, maintenance and operation of their interconnection facilities. Reimbursement payments are made on a monthly basis.


    STEP-IN RIGHTS.


    New York State Electric & Gas and Pennsylvania Electric Company have a right to assume operational control of several of EME Homer City's communication facilities, metering facilities, transformers, building facilities and other facilities necessary for New York State Electric & Gas' and Pennsylvania Electric Company's maintenance of their transmission systems in the event of:



    - a voluntary or involuntary bankruptcy or insolvency of EME Homer City;



    - a cessation of operations by EME Homer City for more than 30 days; or



    - a failure of EME Homer City to perform its material obligations under the Interconnection Agreement for more than two days if this failure adversely affects their transmission systems.



New York State Electric & Gas and Pennsylvania Electric Company are required to return control of these facilities to EME Homer City after the event permitting the exercise of step-in rights has ceased or has been cured.


    LOCAL SERVICES.


    New York State Electric & Gas and Pennsylvania Electric Company have also agreed to provide EME Homer City with the following local services:



    - at no charge, secondary system, below 600 volts, substation service power to the extent provided immediately prior to March 18, 1999;



    - at no charge, heating, ventilation, air conditioning, lighting and other building services to the extent provided immediately prior to March 18, 1999;



    - at no charge, a security system for the substation control building, as in existence immediately prior to March 18, 1999; and

    - for the reimbursement of reasonable costs, metering services.



    EME Homer City has agreed to provide New York State Electric & Gas and Pennsylvania Electric Company with the following local services:



    - at no charge, secondary system, below 600 volts, substation service power to the extent provided from the Homer City units immediately prior to March 18, 1999;



    - at no charge, building services, potable water for their substation control building, treatment for the sewage released from their substation and a plant paging system in their substation, in each case to the extent provided immediately prior to March 18, 1999;



    - at mutually agreed upon costs, substation operating and maintenance services; and



    - at no charge, office and storage space at the locations in place immediately prior to March 18, 1999.



    ASSIGNMENT. EME Homer City may assign its rights and obligations under the Interconnection Agreement to any of its majority-owned subsidiaries and may assign its rights and interests under the Interconnection Agreement to any party, or trustee of this party, providing financing for the Homer City facilities.



    LIMITATION ON LIABILITY. New York State Electric & Gas and Pennsylvania Electric Company will not be liable to EME Homer City under the Interconnection Agreement for damages exceeding $5 million in any 12-month period, whether this liability arises out of negligence, gross negligence, willful misconduct, breach of warranty, strict liability or breach of contract.


EASEMENT AGREEMENT


    EME Homer City entered into the Easement, License and Attachment Agreement with New York State Electric & Gas and Pennsylvania Electric Company on
March 18, 1999. The Easement Agreement is intended to provide the use and access rights to EME Homer City, New York State Electric & Gas and Pennsylvania Electric Company necessary for the performance of their respective obligations under the Interconnection Agreement.


EASEMENTS.


    EME Homer City has granted to New York State Electric & Gas and Pennsylvania Electric Company the following easements, among others, on its property:



    - an easement permitting all electrical substations, communications equipment, drainage pipes and systems, transmission facilities, revenue meters, remote terminal units and distribution facilities owned by them, either jointly or individually, to remain in place and permitting them to operate, upgrade, replace or otherwise use such structures;



    - an easement for all purposes necessary for them to exercise their rights and perform their obligations under the Interconnection Agreement;



    - an easement to use the existing railroad siding located on EME Homer City's property;



    - an easement to install supporting structures, cables, wires and other equipment within the main substation area at the site; and



    - an easement of access to EME Homer City's property for the purposes of exercising any of their rights under the Easement Agreement.



    EME Homer City has retained the right to keep the portion of its property located in the main substation area at the site in its present location and to use this property in the manner described in the Interconnection Agreement.



    ASSIGNMENT. The parties to the Easement Agreement may assign all or any part of their rights under this agreement, if for so long as the Interconnection Agreement is in effect, this assignment, other than with respect to rights relating to distribution facilities and communication equipment, may be made only in connection with an assignment of rights and obligations under the Interconnection Agreement in accordance with its terms.

                            DESCRIPTION OF THE BONDS


    THE FORM AND TERMS OF THE EXCHANGE BONDS AND THE ORIGINAL BONDS ARE IDENTICAL IN ALL MATERIAL RESPECTS, EXCEPT THAT TRANSFER RESTRICTIONS AND REGISTRATION RIGHTS APPLICABLE TO THE ORIGINAL BONDS DO NOT APPLY TO THE EXCHANGE BONDS. THE FOLLOWING IS A DESCRIPTION OF MATERIAL PROVISIONS OF THE BONDS OFFERED IN THIS PROSPECTUS. THE FOLLOWING INFORMATION IS NOT A COMPLETE DESCRIPTION OF THE BONDS AND IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY, REFERENCE TO THE BONDS AND THE INDENTURE, INCLUDING THE DEFINITIONS OF TERMS USED IN THE BONDS AND THE INDENTURE, SOME OF WHICH ARE LISTED IN THE GLOSSARY OF DEFINED TERMS BELOW. UNLESS OTHERWISE SPECIFIED, THE FOLLOWING DESCRIPTION APPLIES TO ALL OF THE BONDS.


GENERAL


    The original bonds were issued, and the exchange notes will be issued, under an indenture by and between Edison Mission Holdings and the trustee, dated as of May 27, 1999. References to the bonds include the exchange bonds unless the context otherwise requires. The terms of the bonds include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The bonds, together with all other secured Senior Debt, are senior secured obligations of Edison Mission Holdings and rank equally in right of payment with all other existing and future Senior Debt of Edison Mission Holdings, and senior in right of payment to all existing and future Indebtedness of Edison Mission Holdings that is designated as subordinate or junior in right of payment to the bonds. The bonds, together with all other secured Senior Debt, are fully and unconditionally guaranteed by each subsidiary guarantor. If at any time before December 31, 2001, neither we nor our subsidiary guarantors can make payments on the bonds and our other senior Secured Debt, Edison Mission Energy, our parent company, will be required to make payments on the bonds or our other senior Secured Debt, in proportion to their respective obligations, of up to $42 million under the Credit Support Guarantee. If the debt service on the bonds cannot be satisfied under the Credit Support Guarantee, Edison Mission Energy will have to make payments on the bonds under the debt service reserve guarantee provided to satisfy the debt service requirements on the bonds of up to $35.3 million. See "Description of Principal Financing Documents--Indenture." For purposes of this summary, references to "Edison Mission Holdings" do not include the subsidiary guarantors.


PRINCIPAL, MATURITY AND INTEREST


    The Series A bonds were issued in aggregate principal amount of $300 million and will mature on October 1, 2019. The Series B bonds were issued in aggregate principal amount of $530 million and will mature on October 1, 2026. Interest on the bonds is payable semiannually in arrears on each April 1 and October 1, commencing on October 1, 1999. Interest will accrue on the basis of a 360-day year consisting of 12 months of 30 days each at a rate of 8.137% in the case of the Series A bonds and 8.734% in the case of the Series B bonds. Principal, premium, if any, and interest on the bonds will be payable at our office or agency maintained for this purpose within the City and State of New York or, at our option, payment of interest may be made by check mailed to the bondholders at their respective addresses listed in the register of bondholders. All payments of principal, premium, if any, and interest with respect to bonds for which bondholders have given wire transfer instructions to us will be required to be made by wire transfer of immediately available funds to the accounts specified by the relevant bondholders. Until otherwise designated by us, our office or agency in New York will be the office of the trustee maintained for such purpose. The original bonds are, and the exchange bonds will be, issued in denominations of $100,000 or any multiple of $1,000 in excess of $100,000.


AMORTIZATION OF THE BONDS


    Principal of the bonds is payable in semiannual installments on each April 1 and October 1 occurring on or after April 1, 2004 to the registered holder of the bonds on the immediately preceding Regular Record Date, so that the weighted average life of the Series A bonds is 13.9 years and the weighted average life of the Series B bonds is 20.7 years. The following table shows the percentage of principal of the bonds which is payable on each semiannual Principal Payment Date.

                                                                PERCENTAGE OF       PERCENTAGE OF
PRINCIPAL                                                         PRINCIPAL           PRINCIPAL
PAYMENT                                                        AMOUNT PAYABLE      AMOUNT PAYABLE
DATES                                                         ON SERIES A BONDS   ON SERIES B BONDS
---------                                                     -----------------   -----------------
April 1 and October 1, 2004.................................       1.000%              0.055%
April 1 and October 1, 2005.................................       2.000%              0.480%
April 1 and October 1, 2006.................................       2.000%              0.590%
April 1 and October 1, 2007.................................       2.500%              0.375%
April 1 and October 1, 2008.................................       3.000%              0.375%
April 1 and October 1, 2009.................................       3.000%              0.415%
April 1 and October 1, 2010.................................       3.000%              1.000%
April 1 and October 1, 2011.................................       3.000%              1.750%
April 1 and October 1, 2012.................................       3.000%              2.000%
April 1 and October 1, 2013.................................       3.000%              1.250%
April 1 and October 1, 2014.................................       3.000%              1.500%
April 1 and October 1, 2015.................................       4.000%              2.000%
April 1 and October 1, 2016.................................       4.000%              2.000%
April 1 and October 1, 2017.................................       5.000%              2.000%
April 1 and October 1, 2018.................................       5.000%              2.000%
April 1 and October 1, 2019.................................       3.500%              2.500%
April 1 and October 1, 2020.................................      --                   3.500%
April 1 and October 1, 2021.................................      --                   3.500%
April 1 and October 1, 2022.................................      --                   3.500%
April 1 and October 1, 2023.................................      --                   4.000%
April 1 and October 1, 2024.................................      --                   4.000%
April 1 and October 1, 2025.................................      --                   5.000%
April 1 and October 1, 2026.................................      --                   6.210%


THE GUARANTEES



    SUBSIDIARY GUARANTEES



The bonds are guaranteed by our following direct and indirect subsidiaries under the Guarantee and Collateral Agreement:



    - EME Homer City Generation L.P.;



    - Edison Mission Finance Co.;



    - Homer City Property Holdings, Inc.;



    - Mission Energy Westside, Inc.; and



    - Chestnut Ridge Energy Company.



    The subsidiary guarantors fully and unconditionally guarantee all of our obligations under the bonds and the Senior Debt, including our obligations to pay principal, premium, if any, and interest with respect to the bonds and the Senior Debt. Any future subsidiary of Edison Mission Holdings will become an additional subsidiary guarantor of the bonds. See "Description of Principal Financing Documents--Other Security Documents--Guarantee and Collateral Agreement."



    CREDIT SUPPORT GUARANTEE



    Edison Mission Energy, our parent company, unconditionally and irrevocably guarantees to the bondholders and the Collateral Agent for the benefit of the Secured Parties, the prompt and complete payment and performance by us when due of all of our Obligations under the bonds and the Senior Debt up to an amount of $42 million. The Credit Support Guarantee will be utilized for payments on the bonds and Senior Debt prior to amounts available in the Debt Service Reserve Accounts. Amounts under the Credit Support Guarantee will be available until December 31, 2001 after which date, Edison Mission Energy will have no further obligations under this guarantee. See "Description of Principal Financing Documents--Security Deposit Agreement" and "Description of Principal Financing Documents--Other Security Documents--Credit Support Guarantee."



    BOND DEBT SERVICE RESERVE ACCOUNT



    A Bond Debt Service Reserve Account has been established with the Collateral Agent for the benefit of the bondholders. Amounts on deposit in the Bond Debt Service Reserve Account will be used to pay our scheduled installments of principal and interest on the bonds in the event that our cash flow from operations is inadequate for such payment. The required balance of the Bond Debt Service Reserve Account on any date of determination will be 100% of the projected debt service on the bonds for the succeeding six-month period.



    The Bond Debt Service Reserve Requirement may be satisfied by one or a combination of the following:



(1) cash;



(2) a letter of credit that constitutes Acceptable Credit Support; or



(3) a guarantee of our obligations with respect to the Bond Debt Service Reserve Requirement, in the form stated in the indenture, made by Edison Mission Energy in favor of the Collateral Agent for the benefit of the bondholders, so long as such guarantee constitutes Acceptable Credit Support.



    Edison Mission Energy has provided a guarantee in satisfaction of the debt service reserve requirement for the bonds up to $35.3 million. The Collateral Agent will obtain the funds necessary to pay the debt service due on the bonds from the proceeds of this guarantee if the debt service due cannot be satisfied by the amount available under the Credit Support Guarantee. This debt service reserve guarantee by Edison Mission Energy may be replaced without the consent of the holders of the bonds if we elect to provide another form of acceptable debt service credit support as outlined above.



See "Description of Principal Financing Documents--Security Deposit Agreement" and "Description of Principal Financing Documents--Other Security
Documents--Bond Debt Service Reserve Account."


NATURE OF RECOURSE


    Recourse for payment or performance of any of our obligations in respect of the bonds will be limited solely to us and the subsidiary guarantors. Neither any of our affiliates, other than the subsidiary guarantors, nor any of the officers, directors or stockholders of Edison Mission Holdings or any of our affiliates, will be liable for the payment of the principal of, premium, if any, or interest on the bonds. Bondholders will have no claim against or recourse to, whether by operation of law or otherwise these entities or persons or their affiliates, other than with respect to the Credit Support Guarantee and any guarantee by Edison Mission Energy issued to satisfy the Bond Debt Service Reserve Requirement. See "Description of Principal Financing Documents--Other Security Documents."


RATINGS


    Moody's has assigned the bonds a long-term senior secured debt rating of "Baa3," S&P has assigned the bonds a long-term senior secured debt rating of "BBB-" and Duff & Phelps has assigned the bonds a long-term senior secured debt rating of "BBB". These expectations reflect only the views of Moody's, S&P and Duff & Phelps, respectively, at the time the rating is issued, and any explanation of the significance of these ratings may be obtained only from the rating agency. There is no assurance that these ratings will remain in effect for any given period of time or that these ratings will not be lowered, suspended or withdrawn entirely by Moody's, S&P or Duff & Phelps, if, in their judgment, circumstances so warrant. Any lowering, suspension or withdrawal of these ratings may have an adverse effect on the market price or marketability of the bonds.


REDEMPTION AND REPURCHASE

    MANDATORY REDEMPTION


    The bonds will be subject to mandatory redemption, ratably with all other Senior Debt in existence at that time, upon the occurrence of a Recovery Event with respect to the Homer City facilities. This mandatory redemption shall not apply with respect to amounts received by us and the subsidiary guarantors in connection with a Recovery Event for which we elect to restore or replace the asset or assets in respect of which a Recovery Event occurred and a Reinvestment Notice is provided within 45 days of a Recovery Event. With respect to any Recovery Event of $50 million or more, the Independent Engineer must have certified as to the reasonableness of our repair and replacement plans in our Reinvestment Notice relating to this Recovery Event. Any mandatory redemption of the bonds will be without premium or penalty at a Redemption Price equal to the unpaid principal amount of the bonds plus accrued and unpaid interest on this amount to the Redemption Date.


    OPTIONAL REDEMPTION


    The bonds are subject to optional redemption at any time at a Redemption Price equal to the outstanding principal amount of the bonds to be redeemed plus all accrued and unpaid interest on the bonds to the Redemption Date, plus the Yield Maintenance Premium, if any.


SELECTION AND NOTICE


    If less than all of the bonds are to be redeemed at any time, selection of bonds for redemption will be made by the trustee on a proportional basis, by lot or by such method as the trustee shall deem fair and appropriate. No less than $1,000 of any bonds shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each bondholder at its registered address. Notices of redemption may not be conditional. If any bond is to be redeemed in part only, the notice of redemption that relates to that bond shall state the portion of the principal amount of the bond to be redeemed. A new bond in principal amount equal to the unredeemed portion of the bond will be issued in the name of the holder of the bond upon cancellation of the original bond. Bonds called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on bonds or portions of them called for redemption.


BOOK-ENTRY, DELIVERY AND FORM

    The certificates representing the exchange bonds will be issued in fully registered form. Except as described below, the exchange bonds initially will be represented by one or more global bonds, in definitive, fully registered form without interest coupons. The global bonds will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co. or another nominee as DTC may designate.

    DTC has advised us as follows:


    - DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the

      Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.



    - DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and other organizations. Indirect access to the DTC system is available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.


    - Upon the issuance of the global bonds, DTC or its custodian will credit, on its internal system, the respective principal amounts of the exchange bonds represented by the global bonds to the accounts of persons who have accounts with DTC. Ownership of beneficial interests in the global bonds will be limited to persons who have accounts with DTC or persons who hold interests through the persons who have accounts with DTC. Persons who have accounts with DTC are referred to as "participants." Ownership of beneficial interests in the global bonds will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants.

    So long as DTC or its nominee is the registered owner or holder of the global bonds, DTC or the nominee, as the case may be, will be considered the sole record owner or holder of the exchange bonds represented by the global bonds for all purposes under the indenture and the exchange bonds. No beneficial owners of an interest in the global bonds will be able to transfer that interest except according to DTC's applicable procedures, in addition to those provided for under the indenture.

    Owners of beneficial interests in the global bonds will not:

    - be entitled to have the exchange bonds represented by the global bonds registered in their names,

    - receive or be entitled to receive physical delivery of certificated bonds in definitive form, and

    - be considered to be the owners or holders of any exchange bonds under the global bonds.

    Accordingly, each person owning a beneficial interest in the global bonds must rely on the procedures of DTC and, if a person is not a participant, on the procedures of the participant through which that person owns its interests, to exercise any right of a holder of exchange bonds under the global bonds. We understand that under existing industry practice, in the event an owner of a beneficial interest in the global bonds desires to take any action that DTC, as the holder of the global bonds, is entitled to take, DTC would authorize the participants to take that action, and that the participants would authorize beneficial owners owning through the participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

    Payments of the principal of, premium, if any, and interest on the exchange bonds represented by the global bonds will be made to DTC or its nominee, as the case may be, as the registered owner of the global bonds. Neither we, the trustee, nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global bonds or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

    We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on the global bonds will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of the global bonds, as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global bonds held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for these customers. These payments will be the responsibility of these participants.


    Transfer between participants in DTC will be effected in the ordinary way in accordance with DTC rules. If a holder requires physical delivery of bonds in certificated form for any reason, including to sell bonds to persons in states which require the delivery of the bonds or to pledge the bonds, a holder must transfer its interest in the global bonds in accordance with the normal procedures of DTC and the procedures described in the indenture.


    Unless and until they are exchanged in whole or in part for certificated exchange bonds in definitive form, the global bonds may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

    Beneficial owners of exchange bonds registered in the name of DTC or its nominee will be entitled to be issued, upon request, exchange bonds in definitive certificated form.

    DTC has advised us that DTC will take any action permitted to be taken by a holder of bonds, including the presentation of bonds for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the global bonds are credited. Further, DTC will take any action permitted to be taken by a holder of bonds only in respect of that portion of the aggregate principal amount of bonds as to which the participant or participants has or have given that direction.

    Although DTC has agreed to these procedures in order to facilitate transfers of interests in the global bonds among participants of DTC, it is under no obligation to perform these procedures, and may discontinue them at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

    Subject to specified conditions, any person having a beneficial interest in the global bonds may, upon request to the trustee, exchange the beneficial interest for exchange bonds in the form of certificated bonds. Upon any issuance of certificated bonds, the trustee is required to register the certificated bonds in the name of, and cause the same to be delivered to, the person or persons, or the nominee of these persons. In addition, if DTC is at any time unwilling or unable to continue as a depositary for the global bonds, and a successor depositary is not appointed by us within 90 days, we will issue certificated bonds in exchange for the global bonds.

                  DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS


    THE FOLLOWING SUMMARIES OF MATERIAL PROVISIONS OF THE FINANCING DOCUMENTS DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, ALL OF THE PROVISIONS OF THE FINANCING DOCUMENTS, INCLUDING THE DEFINITIONS OF TERMS USED IN THE FINANCING DOCUMENTS, SOME OF WHICH ARE LISTED IN THE GLOSSARY OF DEFINED TERMS BELOW. COPIES OF THE FINANCING DOCUMENTS HAVE BEEN FILED AS EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART. SEE "AVAILABLE INFORMATION." CAPITALIZED TERMS USED IN THIS SECTION AND NOT OTHERWISE DEFINED IN THIS PROSPECTUS HAVE THE MEANINGS ASCRIBED TO THESE TERMS IN THE FINANCING DOCUMENTS.


INDENTURE

GENERAL


    The bonds will be issued under the indenture and, together with all other secured Senior Debt, will be senior secured obligations of Edison Mission Holdings and will rank equally in right of payment with all other existing and future Senior Debt of Edison Mission Holdings, and senior in right of payment to all existing and future Indebtedness of Edison Mission Holdings that is designated as subordinate or junior in right of payment to the bonds. The bonds, together with all other secured Senior Debt, will be fully and unconditionally guaranteed by each subsidiary guarantor and secured by, among other things, a mortgage and first priority lien on all of our and the subsidiary guarantors' tangible and intangible assets. As a result, the bonds will effectively rank equally with all secured Senior Debt of Edison Mission Holdings and the subsidiary guarantors and senior to all other Indebtedness except Indebtedness permitted to be incurred under the indenture and secured by Permitted Liens. Our right to receive assets of any of the subsidiary guarantors upon the latter's liquidation or reorganization, and the consequent right of the bondholders and the other Secured Parties to participate in the receipt of those assets, will be effectively senior to the claims of that subsidiary guarantor's creditors, except with respect to Permitted Liens.


AFFIRMATIVE COVENANTS


    Following is a description of material affirmative covenants in favor of the trustee and the bondholders with which we will be obligated to comply under the indenture so long as any bonds remain outstanding.


  INFORMATION REQUIREMENTS


    Upon written request, which may be a single continuing request, we shall furnish or cause to be furnished to the trustee, each of the Rating Agencies and, with respect to clauses (1) and (2) below, any bondholder or beneficial owner or prospective bondholder or beneficial owner:



        (1) as soon as available and in any event within 60 days after the end of our first, second and third fiscal quarters of each fiscal year, our unaudited financial statements as of the end of that fiscal quarter, together with an Officer's Certificate of Edison Mission Holdings stating that these financial statements fairly present our financial condition and results of operations on the dates and for the periods indicated in accordance with GAAP;



        (2) as soon as available and in any event within 120 days after the end of each fiscal year of Edison Mission Holdings, our audited financial statements, together with an Officer's Certificate of Edison Mission Holdings stating that no Default or Event of Default has occurred and is continuing, or that if a Default or an Event of Default has occurred and is continuing, a statement as to the nature of this event;



        (3) within 10 days after an authorized officer of Edison Mission Holdings obtains actual knowledge of any event or condition which constitutes a Default or an Event of Default, written notice of its occurrence specifically stating that this event or condition has occurred and describing it and any action being or proposed to be taken with respect to it;

        (4) within 15 days after an authorized officer of Edison Mission Holdings has actual knowledge of any pending or threatened material litigation which has or could reasonably be expected to have a Material Adverse Effect, written notice of this litigation; and



        (5)  at any time when we are subject to the reporting requirements of
    Section 13 or Section 15(d) of the Securities Exchange Act, copies of any filing made with the Securities and Exchange Commission under Section 13 or
    Section 15(d) of the Securities Exchange Act, within five days after this filing is made.



    We shall also provide to the trustee and the Rating Agencies:



    - annual operational and construction reports,


    - updated Power Market Consultant reports,


    - any Officer's Certificates provided by us relating to the incurrence of Indebtedness under clause (6) or (7) under "--Negative
      Covenants--Limitation on Incurrence of Indebtedness" below, at least
      30 days' prior to the incurrence of this Indebtedness under those clauses, and



    - notice of any transfers of assets permitted by clause (1) under "--Negative Covenants--Limitation on Sale of Assets" below.


  MAINTENANCE OF EXISTENCE; COMPLIANCE WITH LAWS


    We shall, and shall cause each of the subsidiary guarantors to, at all times
(1) maintain their respective existence in good standing under the laws of their respective jurisdictions of organization and (2) maintain and renew all of their respective rights, powers, privileges and franchises except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.



    We shall, and shall cause each of the subsidiary guarantors to, comply with all applicable laws, acts, rules, regulations, permits, orders and requirements of any legislative, executive, administrative or judicial body relating to Edison Mission Holdings and the subsidiary guarantors, except where:



        (1) the failure to do so could not reasonably be expected to have a Material Adverse Effect; or



        (2) we are disputing in good faith any such law, act, rule, regulation, permit, order or requirement and (A) we have established or accrued adequate cash reserves in accordance with GAAP or provided other appropriate assurances against any liabilities arising from this dispute and (B) our action to dispute this law, act, rule, regulation, permit, order or requirement could not reasonably be expected to have a Material Adverse Effect.


  GOVERNMENT APPROVALS


    We shall, and shall cause each of the subsidiary guarantors to, obtain and maintain in full force and effect all governmental approvals required under applicable laws to be obtained by or on behalf of Edison Mission Holdings and the subsidiary guarantors to conduct their respective businesses in accordance with and perform their obligations under the Financing Documents to which each of them is a party, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.


  MAINTENANCE OF PROPERTY; INSURANCE


    We shall cause EME Homer City to (1) keep and maintain all property useful and necessary in its business in good working order and condition consistent with Prudent Industry Practice and (2) maintain good and valid title to its properties and assets, subject to no Liens other than Permitted Liens, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

    We shall cause EME Homer City to maintain with financially sound and reputable insurance companies, insurance for the amounts against the risks, loss, damage and liability as are customarily insured against by other enterprises of like size and type as that of the Homer City facilities, subject to the availability of this coverage on commercially reasonable terms. This insurance shall be on terms and conditions which are in accordance with Prudent Industry Practice.


  OTHER AFFIRMATIVE COVENANTS


    The indenture also contains other covenants of Edison Mission Holdings, including the obligations to, and to cause each of the subsidiary guarantors to:


        (1) make all payments on the bonds;

        (2) pay all taxes and claims;

        (3) maintain books and records;

        (4) maintain a paying agent office with respect to the bonds; and

        (5) maintain the perfection of the security interests created by the Security Documents.

NEGATIVE COVENANTS


    Following is a description of the principal negative covenants in favor of the trustee and the bondholders with which Edison Mission Holdings will be obligated to comply under the indenture so long as any bonds remain outstanding.


  LIMITATION ON INCURRENCE OF INDEBTEDNESS


    Edison Mission Holdings will not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness other than Permitted Indebtedness.


    "Permitted Indebtedness" shall mean any of the following items of
Indebtedness:

       (1) Indebtedness incurred in respect of the original bonds and the exchange bonds;


       (2) Indebtedness outstanding on May 27, 1999;


       (3) Indebtedness incurred under the Credit Agreement;

       (4) Capital Lease Obligations and purchase money indebtedness entered into in the ordinary course of business in an amount not to exceed $10 million outstanding at any one time;


       (5) Indebtedness to any wholly-owned Subsidiary of Edison Mission Holdings, so long as that Indebtedness is held by that Subsidiary;



       (6) Indebtedness in respect of Required Capital Improvements, if,
           (a) Edison Mission Holdings delivers to the trustee an Officer's Certificate stating that the Indebtedness is being incurred to fund a Required Capital Improvement and (b) after giving effect to the incurrence of that Indebtedness, either (1) the average projected Debt Service Coverage Ratio through the final maturity date of the respective bonds shall not be less than 1.75 to 1.0 and the minimum projected Debt Service Coverage Ratio for any four quarters through the final maturity date of the respective bonds, taken as one accounting period, shall not be less than 1.50 to 1.0 or (2) a Ratings Reaffirmation is obtained;



       (7) Indebtedness so long as, after giving effect to the incurrence of that Indebtedness, Edison Mission Holdings delivers to the trustee an Officer's Certificate stating that (a) the average projected Debt Service Coverage Ratio through the final maturity date of the bonds shall not be less than 2.50 to 1.0 and the minimum projected Debt Service Coverage Ratio for any four quarters through the final maturity date of the bonds, taken as one accounting period, shall not be less than 2.00 to 1.0, provided that if the proceeds of that Indebtedness are to be applied to construct a new facility, the bonds must be rated Investment Grade after giving effect to the incurrence of that Indebtedness, or (b) the bonds are rated at least Investment Grade by each Rating Agency then rating the bonds;



       (8) Indebtedness incurred for working capital purposes only and not in excess of $50 million at any one time outstanding, with this amount to be escalated annually in accordance with increases in the Consumer Price Index, provided that the outstanding principal amount of this Indebtedness on each anniversary of May 27, 1999 shall be $0;



       (9) Indebtedness represented by Interest Rate Hedging Obligations, so long as these Interest Rate Hedging Obligations relate to Indebtedness otherwise permitted to be incurred by Edison Mission Holdings;


       (10) Reimbursement obligations or other Indebtedness relating to reimbursement under any letter of credit issued to satisfy any Debt Service Reserve Requirement;


       (11) Subordinated Indebtedness to Affiliates of Edison Mission Holdings, provided that the incurrence of this subordinated Indebtedness satisfies the covenant described below under "--Limitation on Restricted Payments";



       (12) Indebtedness in the form of guarantees entered into by Edison Mission Holdings in the ordinary course of business in connection with fuel procurement or sales, purchases or exchanges by Affiliates of Edison Mission Holdings related to physical or financial capacity, energy and emissions credits related to the Homer City facilities, so long as these activities are not for speculative purposes;



       (13) Indebtedness in respect of letters of credit, surety bonds or performance bonds issued in the ordinary course of Edison Mission Holdings' business;



       (14) Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, indebtedness of Edison Mission Holdings' incurred under clause (3) above, provided that
           (a) the principal amount, net of expenses, of such new Indebtedness shall not exceed the principal amount of the old Indebtedness and
           (b) either (1) the average life of the new Indebtedness shall not be shorter than the remaining average life of the respective bonds or
           (2) the new Indebtedness shall be rated at least Investment Grade by each Rating Agency then rating the new Indebtedness; and


       (15) other senior Indebtedness not to exceed $20 million at any one time outstanding.


    For purposes of incurring Indebtedness under clauses (6), (7) and
(14) above, the Power Market Consultant will provide updated electricity price projections to allow Edison Mission Holdings to provide the requisite certification.



    For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through
(15) above as of the date of the item's incurrence, Edison Mission Holdings shall, in its sole discretion, be entitled to classify or reclassify this item of Indebtedness in any manner that complies with this covenant. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.



  LIMITATION ON INCURRENCE OF SUBSIDIARY GUARANTOR INDEBTEDNESS



    Edison Mission Holdings will not permit any subsidiary guarantor to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness other than:



    (1) Subordinated Indebtedness or

    (2) Indebtedness in respect of letters of credit, surety bonds or performance bonds issued, or purchase money or trade indebtedness incurred, in the ordinary course of business and in an aggregate amount not to exceed $15 million at any one time outstanding.


  LIMITATION ON RESTRICTED PAYMENTS


    Edison Mission Holdings will not, and will not permit any of the subsidiary guarantors to, directly or indirectly:



    (1) declare or pay any dividend or make any other payment or distribution on account of the Edison Mission Holdings or any of the subsidiary guarantors' Equity Interests, including, without limitation, any payment in connection with any merger or consolidation involving Edison Mission Holdings or any subsidiary guarantor, or to the direct or indirect holders of Edison Mission Holdings or any of the subsidiary guarantors' Equity Interests in their capacity as holders, other than:



       (A) dividends or distributions payable in Equity Interests of Edison Mission Holdings,



       (B) dividends or distributions payable to Edison Mission Holdings or another Subsidiary of Edison Mission Holdings or



       (C) dividends payable to Edison Mission Energy with respect to the equity distribution described above under "Use of Proceeds";



    (2) purchase, redeem or otherwise acquire or retire for value, including without limitation, in connection with any merger or consolidation involving Edison Mission Holdings or any subsidiary guarantor, any Equity Interests of Edison Mission Holdings or any direct or indirect parent of Edison Mission Holdings or other Affiliate of Edison Mission Holdings;



    (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except a payment of interest or principal at Stated Maturity, or a payment of interest made through the issuance of additional Indebtedness of the same kind as the Indebtedness on which this interest shall have accrued; or



    (4) make any Restricted Investment.



All these payments and other actions described in clauses (1) through (4) above are collectively referred to as "Restricted Payments". The indenture does not prohibit Restricted Payments if, at the time of and after giving effect to this Restricted Payment:



        (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of this Restricted Payment; and



        (b) the amount on deposit in each Accrued Interest Account and in each Principal Account shall be equal to or greater than the amount then required to be on deposit in this Accrued Interest Account or Principal Account, as the case may be, in accordance with priority Third or Fourth, as the case may be, under "--Security Deposit Agreement--Priority of Payments";


        (c)  the Debt Service Reserve Accounts are each fully funded;


        (d) the Debt Service Coverage Ratio for the preceding four quarters, taken as one accounting period, is equal to or greater than 1.50 to 1.0 in the case of any period ending on or prior to December 31, 2001 or 1.70 to
    1.0 in the case of any period ending after December 31, 2001, as described in an Officer's Certificate; and



        (e) the projected Debt Service Coverage Ratio for each four-quarter period, taken as one accounting period, during the next eight quarters is equal to or greater than 1.50 to 1.0 in the case of any period ending on or prior to December 31, 2001 or 1.70 to 1.0 in the case of any such period ending after December 31, 2001, as described in an Officer's Certificate.

    At intervals not to exceed every three years, the Power Market Consultant will provide updated electricity price projections to allow Edison Mission Holdings certification for purposes of making Restricted Payments.


  LIMITATION ON LIENS


    Edison Mission Holdings will not, and will not permit any of the subsidiary guarantors to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon any of their property or assets, now owned or hereafter acquired, other than Permitted Liens.



    The provisions of the first paragraph of this covenant shall not apply to the incurrence of any of the following types of Permitted Liens:



       (1) Liens existing on May 27, 1999;


       (2) Liens created under the Security Documents;


       (3) carriers', warehousemen's, mechanics', landlords' materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations not yet due and payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made for these Liens;



       (4) Liens for taxes, assessments or governmental charges or levies that are not yet delinquent and remain payable without penalty or that are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made for these Liens;



       (5) Liens that are incidental to the business of Edison Mission Holdings and the subsidiary guarantors, are not for borrowing money and are not material, taken as a whole, to the business of Edison Mission Holdings and the subsidiary guarantors; and


       (6) Liens to secure Indebtedness permitted under clauses (3), (4), (6),
           (7), (8), (9), (10), (14) and (15) of the covenant described above under "--Limitation on Incurrence of Indebtedness."

  LIMITATION ON SUBSIDIARIES AND INVESTMENTS


    Edison Mission Holdings shall not create or acquire any Subsidiary unless
(1) this Subsidiary shall become an additional subsidiary guarantor under the Security Documents, and (2) at the time of the creation or acquisition of this Subsidiary, this Subsidiary shall have no Indebtedness outstanding other than Indebtedness permitted under the Financing Documents. Edison Mission Holdings will retain 100% direct or indirect beneficial ownership in its Subsidiaries for so long as the bonds remain outstanding. Edison Mission Holdings will not, nor will it permit any of the subsidiary guarantors to, make any investment other than Permitted Investments.


  LIMITATION ON MERGER, CONSOLIDATION AND SALE OF SUBSTANTIALLY ALL ASSETS


    Edison Mission Holdings will not, directly or indirectly, consolidate or merge with or into any other person, whether or not Edison Mission Holdings is the surviving corporation, or sell, assign, convey, lease, transfer or otherwise dispose of, all or substantially all of its properties or assets in one or a series of transactions, to any Person or Persons. However, Edison Mission Holdings may consolidate with or merge into any other Person so long as
(1) Edison Mission Holdings is the surviving corporation and (2) both immediately before and after giving effect to this transaction, no Default or Event of Default shall have occurred and be continuing.

    Notwithstanding the preceding provision, Edison Mission Holdings may merge or consolidate with or transfer substantially all of its assets to an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of Edison Mission Holdings or the form of organization of Edison Mission Holdings; if the amount of Indebtedness of Edison Mission Holdings and the subsidiary guarantors is not increased by this merger, consolidation or transfer; and if the successor assumes all obligations of Edison Mission Holdings under the indenture and the registration rights agreement. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of Edison Mission Holdings in accordance with the immediately preceding sentence, the successor corporation formed by this consolidation or into or with which Edison Mission Holdings is merged or to which this sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of Edison Mission Holdings under the indenture with the same effect as if such successor had been named as the "Company" in the indenture. From and after the date of this consolidation, merger, sale, lease, conveyance or other disposition, the provisions of the indenture referring to the "Company" shall refer instead to the successor corporation and not to Edison Mission Holdings. This successor may exercise every right and power of Edison Mission Holdings under the indenture with the same effect as if this successor had been named as the "Company" in the indenture. However, Edison Mission Holdings shall not be relieved from the obligation to pay the principal of and interest on the bonds except in the case of a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of Edison Mission Holdings on a combined basis that meets the requirements of this paragraph.



    Edison Mission Holdings will not permit any of the subsidiary guarantors to, directly or indirectly, consolidate or merge with or into any other person, whether or not or the subsidiary guarantor is the surviving corporation, or sell, assign, convey, lease, transfer or otherwise dispose of, all or substantially all of its properties or assets in one or a series of transactions, to any person or persons, other than a merger with or into the Edison Mission Holdings. In the case of any wholly-owned Subsidiary, Edison Mission Holdings will permit a merger with or into any other wholly-owned Subsidiary, a merger of any other wholly-owned Subsidiary into a wholly-owned Subsidiary or a transfer or disposition of substantially all of its properties or assets to Edison Mission Holdings or any other wholly-owned Subsidiary.


  LIMITATION ON SALE OF ASSETS


    Except in connection with a merger, consolidation or sale of substantially all of its properties or assets, which is covered by the covenant described above under "--Limitation on Merger, Consolidation and Sale of Substantially All Assets," Edison Mission Holdings will not, and will not permit any of the subsidiary guarantors to, sell or otherwise dispose of any assets or enter into Sale-Leaseback Transactions, including by way of the issue or sale by Edison Mission Holdings or any of the subsidiary guarantors of Equity Interests in these subsidiary guarantors, other than:



       (1) transfers of assets among Edison Mission Holdings and the subsidiary guarantors, so long as a Ratings Reaffirmation is obtained,


       (2) sales and dispositions in the ordinary course of business not in excess of $10 million in any fiscal year,

       (3) any sales or dispositions of surplus, obsolete or worn out equipment, and

       (4) any sales or dispositions required for compliance with applicable law or necessary governmental approvals.

  LIMITATION ON BUSINESS ACTIVITIES


    Edison Mission Holdings will not, nor will it permit any subsidiary guarantor to, engage in any business or conduct any activities other than the ownership and operation of the Homer City facilities, any expansion or improvements of the facilities, and matters reasonably incidental to these permitted activities. Edison Mission Holdings and the subsidiary guarantors may enter into fuel procurement or sales, purchases or exchanges related to physical or financial capacity, energy and emissions credits related to the Homer City facilities, so long as these activities are not for speculative purposes.


  LIMITATION ON TRANSACTIONS WITH AFFILIATES


    Subject to specified conditions contained in the indenture, Edison Mission Holdings will not, and will not permit any of the subsidiary guarantors to, enter into any transaction or arrangement, whether or not in the ordinary course of business, with any affiliate, other than Edison Mission Holdings and its Subsidiaries, other than:



    - management, operating, marketing, trading or other similar services agreements between and among Edison Mission Holdings and its Affiliates in existence on May 27, 1999 and



    - any transaction which is on terms that are no less favorable to Edison Mission Holdings or the relevant subsidiary guarantor than those that would have been obtained in a comparable arm's-length transaction by Edison Mission Holdings or this subsidiary guarantor with an unrelated Person.


EVENTS OF DEFAULT


    Each of the following constitutes an Event of Default under the indenture:


       (1) default for 15 days in the payment when due of any principal of, premium, if any, or interest on the bonds;


       (2) failure by Edison Mission Holdings or any of the subsidiary guarantors to comply with the provisions described above under the captions:



           (A) "--Negative Covenants--Limitation on Incurrence of Indebtedness,"



           (B) "--Negative Covenants--Limitation on Incurrence of Subsidiary Guarantor Indebtedness,"



           (C) "--Negative Covenants--Limitation on Liens,"



           (D) "--Negative Covenants--Limitation on Restricted Payments,"



           (E) "--Negative Covenants--Limitation on Asset Sales,"



           (F) "--Negative Covenants--Limitation on Business Activities,"



           (G) "--Negative Covenants--Limitation on Merger, Consolidation and Sale of Substantially All Assets"; or



           (H) "--Affirmative Covenants--Maintenance of Existence," and this failure shall continue uncured for 30 or more days from the date an authorized officer of Edison Mission Holdings receives actual notice of this failure;

       (3) failure by Edison Mission Holdings or any of the subsidiary guarantors to comply with any of its other agreements in the indenture, the bonds or the Security Documents and this failure shall continue uncured for 60 or more days from the date an authorized officer of Edison Mission Holdings receives actual notice of this failure, or to the extent this Default is curable but cannot be cured within such 60 day period, so long as Edison Mission Holdings provides an Officer's Certificate to the trustee stating that it is diligently pursuing a cure, this longer period of time which may be necessary in good faith to cure the same, but in no event to exceed 90 days;


       (4) the occurrence of a Change of Control;


       (5) any portion of the security interests granted under the Security Documents ceasing to be a senior security interest in full force and effect, which cessation has a Material Adverse Effect; provided that Edison Mission Holdings shall have 10 days to cure this cessation;



       (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Edison Mission Holdings or any of the subsidiary guarantors, or the payment of which is guaranteed by Edison Mission Holdings or any of the subsidiary guarantors, whether this Indebtedness or guarantee now exists, or is created after May 27, 1999, which default results in the acceleration of this Indebtedness prior to its express maturity and, in each case, the principal amount of any Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates without duplication $15 million or more;



       (7) failure by Edison Mission Holdings or any of the subsidiary guarantors to pay final, non-appealable judgments aggregating in excess of $15 million, excluding amounts covered by insurance, which judgments are not paid, discharged or stayed for a period of 90 days; and



       (8) certain events of bankruptcy or insolvency with respect to Edison Mission Holdings or any of the subsidiary guarantors, including any involuntary proceeding that continues unstayed and undismissed for a period of 60 or more consecutive days.


ENFORCEMENT


    Subject to the Intercreditor Agreement, if any Event of Default occurs and is continuing, the trustee may, and upon written direction of bondholders holding not less than 33 1/3%, in the case of any Event of Default specified in clause (1) under "--Events of Default" above, or 50%, in the case of any other Event of Default, of the aggregate principal amount of the bonds shall:



       (1) declare, by written notice, the entire outstanding principal amount of the bonds, accrued interest on the bonds, premium, if any, and other amounts payable with respect to the bonds to be due and payable immediately; provided that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Edison Mission Holdings or any of the subsidiary guarantors, all outstanding principal, accrued interest and premium, if any, and other amounts payable with respect to the bonds will become due and payable without further action or notice; and


       (2) proceed to enforce all remedies available to the trustee under the indenture and the other documents to which the trustee is a party or available under applicable law.


    Bondholders may not enforce the indenture or the bonds except as provided in the indenture. Subject to some limitations, bondholders holding a majority in principal amount at maturity of the then outstanding bonds may direct the trustee in its exercise of any trust or power. The trustee may withhold from bondholders notice of any continuing Default or Event of Default, except a Default or an Event of Default relating to the payment of principal or interest, if it determines that withholding notice is in their interest.



    Bondholders holding a majority or, with respect to the Event of Default specified in item (4) under "--Events of Default" above, 66 2/3% in aggregate principal amount at maturity of the bonds then outstanding by notice to the trustee may on behalf of all the bondholders waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default specified in item (1) or (8) under "--Events of Default" above.



    No bondholder shall have any right to institute any proceeding for a remedy under the indenture unless:


       (1) such bondholder has previously given to the trustee written notice of the occurrence of an Event of Default,


       (2) the bondholders holding a majority in aggregate principal amount of the Outstanding bonds have made written request to the trustee to institute this proceeding,



       (3) the bondholders have offered to the trustee adequate security and indemnity against costs and liabilities associated with this proceeding,



       (4) the trustee has failed to institute this proceeding within 60 days after the receipt of this notice and



       (5) no direction inconsistent with this written request has been given to the trustee during this 60 day period.



    The following rights of any bondholder shall not be impaired or affected without the consent of such bondholder:



       (1) the absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on the bonds on or after the due date expressed in the bonds,



       (2) the right to institute suit for the enforcement of this payment on or after this due date, and



       (3) the absolute and unconditional obligation of Edison Mission Holdings to pay the principal of, premium, if any, and interest on each of these bonds to this bondholder at the time and place listed in the bonds.


LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    Legal and covenant defeasance shall be permitted upon terms and conditions customary for transactions of this nature.

SATISFACTION AND DISCHARGE


    Edison Mission Holdings may terminate the indenture by delivering all outstanding bonds to the trustee for cancellation and by paying all other sums payable under the indenture.


AMENDMENT, SUPPLEMENT AND WAIVER


    Except as provided in the next two succeeding paragraphs, subject to the Intercreditor Agreement:



    - the indenture or the bonds may be amended or supplemented with the consent of bondholders holding at least a majority in principal amount at maturity of the bonds then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, bonds, and



    - any existing default or compliance with any provision of the indenture or the bonds may be waived with the consent of bondholders holding at least a majority in principal amount at maturity of the then outstanding bonds, including consents obtained in connection with a tender offer or exchange offer for bonds.



    Without the consent of each bondholder affected, an amendment or waiver may not, with respect to any bonds held by a non-consenting bondholder:


       (1) reduce the principal amount of bonds whose holders must consent to an amendment, supplement or waiver;

       (2) reduce the principal of or change the fixed maturity of any bond or alter the provisions with respect to the redemption of the bonds;

       (3) reduce the rate of or change the time for payment of interest on any bond;


       (4) waive a default or an Event of Default in the payment of principal of, premium, if any, or interest on the bonds, except a rescission of acceleration of the bonds by bondholders holding at least 66 2/3% in aggregate principal amount at maturity of the bonds and a waiver of the Default that resulted from this acceleration;


       (5) make any bond payable in money other than that stated in the bonds;

       (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of bondholders to receive payments of principal of, premium, if any, or interest on the bonds;

       (7) waive a redemption payment with respect to any bond; or


       (8) make any change in the preceding amendment and waiver provisions.



    Notwithstanding the preceding provisions, without the consent of any bondholder, Edison Mission Holdings and the trustee may amend or supplement the indenture or the bonds:



       (1) to cure any ambiguity, omission, defect or inconsistency,



       (2) to provide for uncertificated bonds in addition to or in place of certificated bonds,



       (3) to provide for the assumption of Edison Mission Holdings' obligations to bondholders in the case of a merger, consolidation or asset transfer,



       (4) to make any change that would provide any additional rights or benefits to the bondholders or that does not adversely affect the legal rights under the indenture of any bondholder, or



       (5) to comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.


CONCERNING THE TRUSTEE


    The indenture contains some limitations on the rights of the trustee, should it become a creditor of Edison Mission Holdings, to obtain payment of claims in specified cases, or to realize on specified property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions. However, if it acquires any conflicting interest it must eliminate this conflict within 90 days or resign.

    Bondholders holding a majority in principal amount of the then outstanding bonds will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to specified exceptions. The indenture provides that in case an Event of Default shall occur, which shall not be cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any bondholder, unless this bondholder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.


TRANSFER AND EXCHANGE


    A bondholder may transfer or exchange bonds in accordance with the indenture. The Registrar and the trustee may require a bondholder, among other things, to furnish appropriate endorsements and transfer documents and Edison Mission Holdings may require a bondholder to pay any taxes and fees required by law or permitted by the indenture. Edison Mission Holdings is not required to transfer or exchange any bond selected for redemption. Also, Edison Mission Holdings is not required to transfer or exchange any bond for a period of 15 days before a selection of bonds to be redeemed.


    The registered bondholder will be treated as the owner of it for all purposes.

SECURITY DEPOSIT AGREEMENT

GENERAL


    Edison Mission Holdings, each of the subsidiary guarantors and the Collateral Agent entered into a Security Deposit Agreement, dated as of March 18, 1999, under which:



       (1) specified Accounts of Edison Mission Holdings and the subsidiary guarantors were established with the Collateral Agent,


       (2) instructions for deposits into, and payments from, each of the Accounts were established and


       (3) Edison Mission Holdings and each of the subsidiary guarantors pledged and assigned to the Collateral Agent, and created in favor of the Collateral Agent, for the benefit of the Secured Parties, a security interest in each such party's interest in and to Revenues received by this party, the Accounts, all amounts on deposit from time to time in the Accounts and all proceeds of the items listed in this clause.


ESTABLISHMENT OF ACCOUNTS


    The following Accounts have been established by the Collateral Agent:


    - Revenue Account;

    - Accrued Interest Accounts;

    - Principal Accounts;

    - Debt Service Reserve Accounts;

    - Environmental Capital Expenditure Account;

    - Recovery Event Proceeds Account; and

    - Equity Account.


    Edison Mission Holdings and the subsidiary guarantors have granted a security interest in the Accounts to the Collateral Agent for the benefit of the Secured Parties. The Accounts will at all times be in the name of the Collateral Agent. Edison Mission Holdings and the subsidiary guarantors will not have any right to withdraw monies from the Accounts or any other rights with respect to the Accounts other than as described in the Security Deposit Agreement.


REVENUE ACCOUNT


    All Revenues received by Edison Mission Holdings or the subsidiary guarantors shall be deposited into the Revenue Account. Funds on deposit in the Revenue Account shall be transferred on each Monthly Transfer Date as described under "--Priority of Payments" below.


ACCRUED INTEREST ACCOUNTS; PRINCIPAL ACCOUNTS


    Accrued Interest Accounts and Principal Accounts were established for each class of Senior Debt entitled to the benefits of the Security Documents. These Accounts shall be funded from funds on deposit in the Revenue Account on each Monthly Transfer Date as described below under "--Priority of Payments." Amounts on deposit in the Accrued Interest Accounts and Principal Accounts will be utilized by the Secured Parties' Representatives to pay when due amounts owing from time to time under Senior Debt.


DEBT SERVICE RESERVE ACCOUNTS


    Debt Service Reserve Accounts were established for each class of Senior Debt that, under the terms of the Financing Document governing this Senior Debt, requires Edison Mission Holdings to satisfy a Debt Service Reserve Requirement for this Senior Debt. Any DSR Credit Instrument delivered to the Collateral Agent in accordance with any Debt Service Reserve Requirement will be deposited in the related Debt Service Reserve Account.


ENVIRONMENTAL CAPITAL EXPENDITURE ACCOUNT


    All proceeds of the Construction Term Loans issued under the Credit Agreement will be deposited into the Environmental Capital Expenditure Account. Except during a Default Period, as specified in a Request Letter from Edison Mission Holdings to the Collateral Agent requesting a transfer, the Collateral Agent will transfer to Edison Mission Holdings or any of the subsidiary guarantors, from the funds on deposit in the Environmental Capital Expenditure Account, the amount certified in this Request Letter to be the aggregate amount then due and payable in respect of Environmental Capital Expenditures.


RECOVERY EVENT PROCEEDS ACCOUNT


    All Recovery Event Proceeds will be deposited into the Recovery Event Proceeds Account. Except during a Default Period, funds on deposit in the Recovery Event Proceeds Account shall be utilized as follows, in each case under the terms of the Financing Documents governing Senior Debt: either



       (1) the Collateral Agent shall transfer to Edison Mission Holdings or any of the subsidiary guarantors, from the funds on deposit in the Recovery Event Proceeds Account, the amount certified in the related Request Letter to be the aggregate amount then due and payable in respect of restoration of the asset or assets under which Recovery Event Proceeds have been received; or



       (2) the Collateral Agent shall transfer to the Secured Parties' Representative for Senior Debt required to be repaid from these Recovery Event Proceeds the amount certified in the related Request Letter to be the aggregate amount of principal, premium and interest then due and payable in respect of this Senior Debt.

EQUITY ACCOUNT


    The Equity Account will be funded from amounts on deposit in the Revenue Account on each Monthly Transfer Date as described below under "--Priority of Payments." Except during a Default Period, on each Restricted Payment Date, the Collateral Agent shall transfer, from the funds on deposit in the Equity Account, the amount certified by Edison Mission Holdings in the Request Letter delivered in connection with this Restricted Payment Date to be then available for use in making Restricted Payments in accordance with the terms of the Financing Documents.


PRIORITY OF PAYMENTS

    Except during a Default Period, on each Monthly Transfer Date the Collateral Agent shall transfer, from the funds on deposit in the Revenue Account, the following amounts in the following order of priority:


       (1) First, to the operating account established by Edison Mission Holdings for this purpose, the amount certified in the related Request Letter to be the excess, if any, of the aggregate amount of operating expenses then due and payable or projected to become due and payable in the next succeeding month over the balance then on deposit in this account;



       (2) Second, to the Collateral Agent and each Secured Parties' Representative, the amount certified in the related Request Letter to be the sum of the unpaid fees, indemnities, costs and expenses then due and payable to the Collateral Agent and these Secured Parties' Representatives in respect of their respective services in those capacities;



       (3) Third,



           (A) into each Accrued Interest Account, the Accrued Interest Amount calculated for this Accrued Interest Account, together with the amount of all deficiencies, if any, with respect to deposits of Accrued Interest Amounts required in all prior months, as certified in the related Request Letter,



           (B) into each Principal Account, other than



               (1) the Principal Account relating to the Loans and any other
                   Principal Account established in respect of non-amortizing Senior Debt;



               (2) any Principal Account established for non-amortizing DSR
                   Letter of Credit Indebtedness or Ordinary Course Letter of Credit Indebtedness, or so long as any Loans or related commitments remain outstanding, any DSR Letter of Credit Indebtedness, and



               (3) any Principal Account relating to Swap Indebtedness, an amount equal to 1/6th of the principal amount, if any, which is payable on or within six months following such Monthly Transfer Date on account of the Senior Debt with respect to which this Principal Account was established, together with the amount of all deficiencies, if any, with respect to deposits of principal required in all prior months, as certified in the related Request Letter,



           (C) into each Principal Account relating to non-amortizing Ordinary Course Letter of Credit Indebtedness, the amount certified in such Request Letter to be sufficient to repay in full the related Ordinary Course Letter of Credit Indebtedness then outstanding,

           (D) into each Swap Indebtedness Termination Payment Account, the amount certified in the related Request Letter to be sufficient to repay in full the related termination payment then due and payable, and



           (E) to the Administrative Agent, the amount specified in the related Request Letter to be applied to the repayment of Revolving Loans;



       (4) Fourth, into each Principal Account relating to non-amortizing DSR Letter of Credit Indebtedness or, so long as any Loans or related commitments remain outstanding, any DSR Letter of Credit Indebtedness, the amount certified in the related Request Letter to be sufficient to repay in full the related DSR Letter of Credit Indebtedness then outstanding;



       (5) Fifth, into each Debt Service Reserve Account, the amounts certified in the related Request Letter to be necessary to cause the amount on deposit, in the form of one or more DSR Credit Instruments, cash, Permitted Investments or a combination of these forms, in this Debt Service Reserve Account to be equal to the related Debt Service Reserve Requirement; and


       (6) Sixth, into the Equity Account, the balance remaining in the Revenue Account.


    If, on any Monthly Transfer Date, the funds on deposit in the Revenue Account are insufficient to make in full any transfer required under clause First, Second, Third or Fourth above, the Collateral Agent shall make this transfer with funds then on deposit in the Equity Account. If, on any Senior Debt Payment Date, after giving effect to any transfer to be made on such date from funds on deposit in the Revenue Account or Equity Account as specified above, the funds on deposit in the Accrued Interest Account for any Senior Debt for which Debt Service is payable on this date are less than such Debt Service, the Collateral Agent shall demand payment under the Credit Support Guarantee. The Collateral Agent shall allocate the proceeds of this payment received under the Credit Support Guarantee among all Accrued Interest Accounts, without regard to whether there is any shortfall in these accounts, proportionally based on the principal amount of all Senior Debt outstanding or committed on this date. If on any Senior Debt Payment Date, after giving effect to any transfer to be made on this date from funds on deposit in the Revenue Account or Equity Account, or from payments under the Credit Support Guarantee, in each case as specified above, the funds on deposit in the Accrued Interest Account or Principal Account for any Senior Debt for which Debt Service is payable on this date are less than such Debt Service, the Collateral Agent shall obtain the funds necessary to pay this Debt Service: first, from funds in the Debt Service Reserve Account with respect to this Senior Debt, if any, including funds obtained from drawings under any DSR Credit Instrument, other than any Debt Service Reserve Guarantee, held by the Collateral Agent in respect of this Senior Debt; and, second, from the proceeds of any Debt Service Reserve Guarantee held by the Collateral Agent in respect of this Senior Debt.


PRIORITY OF PAYMENTS DURING AN EVENT OF DEFAULT


    During a Default Period, Edison Mission Holdings will be entitled to issue Request Letters and otherwise direct the transfer of funds from the Accounts until the Collateral Agent receives a Notice of Action directing that action be taken. See "Intercreditor Agreement--Default; Acceleration; Exercise of Remedies."



    At any time after the Collateral Agent receives a Notice of Action specifying that action be taken in accordance with the Security Deposit Agreement, the Collateral Agent shall:



       (1) transfer all amounts in the Environmental Capital Expenditure Account to the Administrative Agent, and this transfer shall be deemed to be a payment made on account of the Debt Service then due and payable in respect of the Construction Term Loans;



       (2) with respect to any Senior Debt, transfer all amounts in the Debt Service Reserve Account with respect to this Senior Debt, including amounts obtained from drawings under any DSR Credit Instrument held by the Collateral Agent in respect of this Senior Debt, to the Secured Parties' Representative for this Senior Debt, and this transfer shall be deemed to be a payment made on account of the Debt Service then due and payable in respect of this Senior Debt; and



       (3) with respect to any Senior Debt, transfer all amounts in the Accrued Interest Account and the Principal Account with respect to this Senior Debt to the Secured Parties' Representative for this Senior Debt, and this transfer shall be deemed to be a payment made on account of the Debt Service then due and payable in respect of this Senior Debt.



    After making the transfers specified by the immediately preceding clauses
(1), (2) and (3), the Collateral Agent shall take or discontinue to take all actions specified in this Notice of Action and/or shall transfer all amounts remaining in the Accounts in the following order of priority:



        (1) First, to the Collateral Agent and each Secured Parties' Representative, the amount certified by this person to be the sum of the unpaid fees, indemnities, costs and expenses then due and payable to this person for its services in this capacity;



        (2) Second, to each Secured Parties' Representative for Senior Debt, the amount certified by this Secured Parties' Representative to be the aggregate amount of principal, premium and interest then due and payable in respect of this Senior Debt under the related Financing Documents;



        (3) Third, to each Secured Parties' Representative for Senior Debt, the amount certified by this Secured Parties' Representative to be the aggregate amount of all Debt Service, other than principal, premium and interest, then due and payable in respect of this Senior Debt under the related Financing Documents; and



        (4) Fourth, any surplus then remaining shall be paid to Edison Mission Holdings or its successors or assigns or to whoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.


INTERCREDITOR AGREEMENT

GENERAL


    Edison Mission Holdings, each of the subsidiary guarantors, the Administrative Agent and the Collateral Agent, together with other Secured Parties' Representatives from time to time party to this agreement, entered into a Collateral Agency and Intercreditor Agreement, dated as of March 18, 1999, under which (1) the Collateral Agent was appointed by the Secured Parties' Representatives as collateral agent for these parties under the Security Documents and (2) the Secured Parties' Representatives agreed as to specified procedures regarding the sharing of Collateral. Upon the issuance of the bonds, the trustee became a party to the Intercreditor Agreement as a Secured Parties' Representative.



    Under the Intercreditor Agreement, all secured Senior Debt incurred by Edison Mission Holdings from time to time shall be entitled to the benefits of the Security Documents and rank equally without any preference among these obligations by reason of date of incurrence or otherwise.

DEFAULT; ACCELERATION; EXERCISE OF REMEDIES


    The Intercreditor Agreement permits holders of Senior Debt to declare defaults and events of default with respect to the Financing Document governing this Senior Debt, and to accelerate this Senior Debt upon the occurrence of an event of default, in accordance with the provisions described in this Financing Document. Notice of any event of default or acceleration of Senior Debt must be provided by the applicable Secured Parties' Representative to the Collateral Agent, who shall promptly forward this notice to Edison Mission Holdings and each other Secured Parties' Representative.



    Following the delivery of a notice of acceleration of Senior Debt to the Collateral Agent, during any period during which an event of default under Senior Debt shall have occurred and be continuing, the Required Secured Parties may deliver a Notice of Action to the Collateral Agent directing the Collateral Agent to exercise one or more of the rights and remedies available to the Collateral Agent under the Security Documents. The Collateral Agent shall exercise the rights and remedies and take the other actions described in that Notice of Action at the time or times specified in that Notice of Action.



AMENDMENT OF FINANCING DOCUMENTS



    The Intercreditor Agreement requires in addition to any consent requirement contained in any Financing Document, the consent of each Secured Parties'
Representative:



       (1) in connection with any amendment, supplement or other modification of any Financing Document that would increase the amount of or change the scheduled date of maturity of any Senior Debt or the scheduled date of any installment of principal payable on any Senior Debt, or increase the stated rate of any interest, premium, fee or other amount payable in respect of any Senior Debt or change the scheduled date of any payment of any Senior Debt, or provide for any additional mandatory prepayment of any Senior Debt,


       (2) to release all or any material portion of the Collateral from the Liens of the Security Documents,


       (3) to release any of Edison Mission Holdings or any of the subsidiary guarantors from its obligations under the Security Documents,



       (4) to release Edison Mission Energy from its obligations under the Credit Support Guarantee,



       (5) to amend, modify or waive any provision of the Security Documents relating to the order of priority or amounts of transfers of cash and other property to be made in accordance with the Security Documents or to amend or modify the definitions of "Obligations" or "Senior Debt" under these documents, or


       (6) to amend or modify the definition of "Required Secured Parties" under the Security Documents or the percentages required for any action to be taken under the Security Documents.

AMENDMENT OF INTERCREDITOR AGREEMENT


    With the written consent of the Required Secured Parties, the Collateral Agent, Edison Mission Holdings and the subsidiary guarantors may, from time to time, enter into an amendment, supplement, waiver or other modification of the Intercreditor Agreement or change in any manner the rights of the Collateral Agent, the Secured Parties or Edison Mission Holdings under the Intercreditor Agreement; if (1) any amendment, supplement, waiver or other modification of the provisions described in this agreement relating to amendments of Financing Documents shall require the consent of each Secured Parties' Representative and the Collateral Agent and (2) any amendment, supplement, waiver or other modification of the provisions relating to amendments of the Intercreditor Agreement described in this agreement shall require the consent of each Secured Parties' Representative, the Collateral Agent, Edison Mission Holdings and each of the subsidiary guarantors.



    Notwithstanding the preceding provisions, without the consent of any Secured Party, the Collateral Agent, Edison Mission Holdings and, as long as any obligations are outstanding under the Credit Agreement, the Administrative Agent, at any time and from time to time, may enter into one or more agreements supplemental to the Intercreditor Agreement, in form satisfactory to the Collateral Agent:



    - to add to the covenants of Edison Mission Holdings and the subsidiary guarantors for the benefit of the Secured Parties or to surrender any right or power conferred upon Edison Mission Holdings or any of the subsidiary guarantors,



    - to mortgage or pledge to the Collateral Agent, or grant a security interest in favor of the Collateral Agent in, any property or assets as security or additional security for the obligations under secured Senior Debt or



    - to cure any ambiguity, defect or inconsistency or to make any other change that would provide any additional rights or benefits to the Secured Parties or that does not adversely affect the legal rights under the Financing Documents of any Secured Party.


OTHER SECURITY DOCUMENTS


GUARANTEE AND COLLATERAL AGREEMENT



    Under the Guarantee and Collateral Agreement, the Secured Parties will have a security interest in certain collateral, including:



    - all tangible and intangible property of Edison Mission Holdings and each subsidiary guarantor,



    - all proceeds and products of any and all of the preceding property and assets,



    - all collateral security and guarantees given by any Person with respect to any of the preceding property and assets, and



    - the books and records pertaining to the above securing, in the case of Edison Mission Holdings, the Obligations of Edison Mission Holdings under Senior Debt and, in the case of the subsidiary guarantors, the Obligations of the subsidiary guarantors under their guarantees.



    Under this agreement, each subsidiary guarantor will fully and unconditionally guarantee the Obligations of Edison Mission Holdings under the Senior Debt.



    The Obligations of each subsidiary guarantor under its respective guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of this subsidiary guarantor including, without limitation, any obligations under any Senior Debt and after giving effect to any collections from or payments made by or on behalf of any other subsidiary guarantor in respect of the obligations of this subsidiary guarantor under its guarantee, result in the

Obligations of this subsidiary guarantor under its guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.


MORTGAGE


    Under the Mortgage, the Secured Parties will have a Lien on all of the real property interests of EME Homer City now held or after acquired as security for the Edison Mission Holdings' Obligations under Senior Debt and EME Homer City's Obligations under its guarantee as a subsidiary guarantor.



CREDIT SUPPORT GUARANTEE



    Under the Credit Support Guarantee, Edison Mission Energy unconditionally and irrevocably guarantees to the Collateral Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance by Edison Mission Holdings when due of all of Edison Mission Holdings' Obligations under the Senior Debt up to an amount of $42 million. Under the Security Deposit Agreement, the Credit Support Guarantee would be utilized for payments on Senior Debt prior to amounts available in the Debt Service Reserve Accounts. Amounts under the Credit Support Guarantee will be available until December 31, 2001.


BOND DEBT SERVICE RESERVE ACCOUNT


    A Debt Service Reserve Account was established with the Collateral Agent for the benefit of the bondholders. Amounts on deposit in the Bond Debt Service Reserve Account will be used to pay Edison Mission Holdings' scheduled installments of principal and interest on the bonds in the event Edison Mission Holdings' cash flow from operations is inadequate for payment of these installments. The required balance of Bond Debt Service Reserve Account on any date of determination will be 100% of the projected debt service on the bonds for the succeeding six-month period.



    This reserve requirement may be satisfied by one or a combination of the following:



    - cash;



    - a letter of credit that constitutes Acceptable Credit Support; or



    - a guarantee of Edison Mission Holdings' obligations with respect to this reserve requirement, so long as this guarantee constitutes Acceptable Credit Support, in the form described in the indenture, made by Edison Mission Energy in favor of the Collateral Agent for the benefit of the bondholders.



    Edison Mission Energy has provided a guarantee in satisfaction of the debt service reserve requirement for the bonds up to $35.3 million.



SUBORDINATION AGREEMENT



    Edison Mission Holdings, each subsidiary guarantor and the Collateral Agent entered into the Intercompany Loan Subordination Agreement on March 18, 1999, under which any and all obligations owed by Edison Mission Holdings or any subsidiary guarantor to Edison Mission Holdings or any subsidiary guarantor are subordinated to Edison Mission Holdings' and the subsidiary guarantors' obligations under the Financing Documents.



    The Subordination Agreement includes customary "deep subordination" terms, including without limitation:



    - an agreement by the subordinated parties not to exercise any remedies in respect of subordinated claims until all of the senior claims have been indefeasibly paid in full,

    - an obligation of the subordinated parties to turn over any payments received in respect of the subordinated claims in violation of the Subordination Agreement and



    - a right of the holders of senior claims to enforce subordinated claims in a bankruptcy proceeding of the borrower.


CREDIT AGREEMENT

GENERAL


    On March 18, 1999, Edison Mission Holdings executed the Credit Agreement, under which 25 various banks and financial institutions agreed to provide the following credit facilities:



    - the 364-day term loan facility in an amount of up to $800 million;



    - the five-year term loan facility for environmental improvements to the Homer City units in an amount of up to $250 million; and



    - the five-year revolving credit facility in an amount of up to $50 million for Edison Mission Holdings' and the subsidiary guarantors' general working capital purposes.



    The 364-day term loan facility was eliminated upon issuance of the bonds.



    Proceeds of the $800 million 364-day term loan were used to finance a portion of the acquisition of the Homer City facilities; proceeds of the five-year term loan facility for environmental improvements to the Homer City facilities will be used as necessary to finance costs associated with the environmental capital improvements; and proceeds of the five-year revolving credit facility will be used for Edison Mission Holdings' and the subsidiary guarantors' general working capital purposes.


INTEREST




    Edison Mission Holdings will pay interest on the unpaid principal amount of the Loans (1) with respect to Base Rate Loans, at a rate per annum equal to the Base Rate, and (2) with respect to LIBO Rate Loans, at a rate per annum equal to LIBOR plus an applicable margin, which will be variable depending on Edison Mission Holdings' debt rating. Edison Mission Holdings will also pay facility fees on the Construction Term Loan Commitments and the Revolving Loan Commitments.


CONDITIONS PRECEDENT


    Each loan under the Credit Agreement is subject to the satisfaction of the following conditions precedent:



       (1) specified representations and warranties previously made by Edison Mission Holdings shall continue to be true and correct in all material respects with the same effect as if then made, unless stated to relate solely to an earlier date, in which case these representations and warranties shall be true and correct as of that earlier date



       (2) no default or event of default under the Credit Agreement shall have occurred and be continuing or would result from these loans;



       (3) the Administrative Agent shall have received a borrowing request for these loans and each of the delivery of a borrowing request and the acceptance by Edison Mission Holdings of the proceeds of these loans shall constitute a representation and warranty by Edison Mission Holdings that on the date of these loans, both immediately before and after giving effect to them and the application of their proceeds, the statements made in clauses (1) and (2) above are true and correct; and

       (4) all documents executed or submitted under the Credit Agreement by or on behalf of Edison Mission Holdings shall be satisfactory in form and substance to the Administrative Agent and its counsel.



AFFIRMATIVE COVENANTS



    Until all Obligations under the Credit Agreement are paid in full and the Commitments are terminated, Edison Mission Holdings shall:



       (1) deliver to the Administrative Agent (a) unaudited quarterly consolidated financial statements and (b) audited annual consolidated financial statements of Edison Mission Holdings which will include results for its consolidated Subsidiaries, together with an unqualified opinion of Arthur Andersen & Co. or other internationally recognized independent auditors;



       (2) at the time of delivery of the audited financial statements, deliver to the Administrative Agent either (a) the annual report provided to senior management and shareholder of Edison Mission Holdings for the preceding calendar year with respect to the Homer City facilities or
           (b) a report including certain information with respect to the Homer City facilities;



       (3) at the time of delivery of the audited financial statements, deliver to the Administrative Agent an operating budget for the Homer City facilities for the current calendar year, together with, in the case of each calendar year beginning with the year 2000, an "income statement variance report" showing the actual experience for the preceding calendar year, or portion of this year, against the income statement projections for the preceding calendar year, or portion of this year;



       (4) within 60 days of each quarterly payment date on which Edison Mission Holdings intends to make certain investments or restricted payments, deliver to the Administrative Agent a certificate showing certain actual and projected Debt Service Coverage Ratios of Edison Mission Holdings;



       (5) deliver to the Administrative Agent notices of defaults under material agreements of Edison Mission Holdings or any of the subsidiary guarantors, material litigation, specified ERISA events and other material events;



       (6) deliver to the Administrative Agent all reports and registration statements which Edison Mission Holdings files with the Securities and Exchange Commission or any national securities exchange;



       (7) deliver to the Administrative Agent notices of any change in Edison Mission Holdings' debt rating;



       (8) deliver to the Administrative Agent notices of casualty or damage or loss to the Homer City facilities involving a probable loss of $3 million or more and the occurrence of the cancellation or other material change regarding the insurance policies required to be maintained;


       (9) deliver to the Administrative Agent notice of any material modification of its environmental capital expenditure program;

       (10) deliver to the Administrative Agent notice that any material governmental approval may be revoked, fail to be granted or renewed, or materially modified;

       (11) continue its business and maintain its existence and its material rights and privileges;

       (12) comply with applicable laws and contractual obligations, except to the extent non-compliance would not have a Material Adverse Effect;

       (13) maintain in good repair property and equipment, ordinary wear and tear excepted, to the extent that is necessary to do business;

       (14) maintain certain insurance against casualties and contingencies;

       (15) maintain books and records;

       (16) implement a Year 2000 plan;

       (17) comply with environmental laws;

       (18) perform any and all acts required to maintain perfection of the Collateral including after-acquired property covered by the relevant Security Documents; and


       (19) in relation to any Recovery Event, provide the Administrative Agent and the Collateral Agent with a Reinvestment Notice; however if the settlement or payment related to this Recovery Event is $50 million or more, Edison Mission Holdings shall:



           (A) make a prepayment of the net proceeds of this Recovery Event, with a corresponding reduction in the amount of Commitments, or



           (B) if these net proceeds are to be used for restoration or replacement, the Independent Engineer shall have certified Edison Mission Holding's restoration or replacement plan and the feasibility of this plan as detailed in Edison Mission Holding's Reinvestment Notice relating to this Recovery Event.


NEGATIVE COVENANTS


    Until all Obligations under the Credit Agreement are paid in full and the Commitments are terminated, Edison Mission Holdings agrees, and agrees to cause the subsidiary guarantors:



       (1) not to suffer to exist any Indebtedness other than specified permitted Indebtedness;



       (2) not to suffer to exist any Liens granted by Edison Mission Holdings and the subsidiary guarantors other than specified permitted Liens;



       (3) not to consolidate with or merge into any other person or sell, convey or lease all or substantially all of its assets to any person unless (a) no default or event of default shall occur and be continuing prior to and after this consolidation, merger or sale and
           (b) Edison Mission Holdings or the relevant subsidiary guarantor is the surviving entity;



       (4) not to undertake the sale of assets subject to specified exceptions;


       (5) not to create or acquire Subsidiaries;


       (6) not to make investments in any other person subject to specified exceptions, these exceptions include investments in EME Homer City to implement its environmental capital expenditure program and investments in EME Homer City to make capital expenditures for improvements to the Homer City facilities; provided, in the latter case, that all amounts due and payable in respect of the Senior Debt has been paid, there is no default or event of default under the Credit Agreement, specified Debt Service Coverage Ratios are above specified levels and the Debt Service Reserve Requirement for the Loans is satisfied;



       (7) not to enter into transactions with Affiliates subject to specified exceptions;

       (8) not to make distributions, dividend payments or other restricted payments subject to specified exceptions, including an exception allowing restricted payments by Edison Mission Holdings, if:



           (A) there is no default or event of default under the Credit
               Agreement,



           (B) specified Debt Service Coverage Ratios are above specified levels and



           (C) the Debt Service Reserve Requirement for the Loans is satisfied;



       (9) not to enter into any agreement prohibiting the ability of Edison Mission Holdings to amend or otherwise modify the Credit Agreement or any related agreement, or the ability of any subsidiary guarantor to make dividend payments and other payments to Edison Mission Holdings;



       (10) not to engage in any business other than the ownership, maintenance and operation of the Homer City facilities, the sale of wholesale electric power from the Homer City facilities and related products and services and other incidental businesses;



       (11) not to take any action which may subject Edison Mission Holdings or any of the subsidiary guarantors to specified governmental regulation or cause Edison Mission Holdings or any of the subsidiary guarantors to lose specified rights to sell electric power and related products and services; and


       (12) not to engage in speculative transactions.

EVENTS OF DEFAULT

    The following constitute events of default under the Credit Agreement:

       (1) nonpayment of principal when due;

       (2) nonpayment of interest, fees or other amounts within five business days of the date when due;

       (3) inaccuracy in any material respect of representations and warranties when made;


       (4) violation of covenants, subject, in the case of certain affirmative covenants, to a 30-day grace period;



       (5) cross-default with respect to other indebtedness of Edison Mission Holdings or any of the subsidiary guarantors of at least $15 million in principal amount;



       (6) bankruptcy events with respect to Edison Mission Holdings or any of the subsidiary guarantors;


       (7) certain ERISA events;

       (8) judgments in excess of $15 million in the aggregate not discharged, stayed or bonded within 60 days;


       (9) Edison Mission Energy shall cease to own, directly or indirectly, 50% of the economic equity interests in Edison Mission Holdings and each of the subsidiary guarantors or cease to maintain equivalent voting control of Edison Mission Holdings and each of the subsidiary guarantors or Edison Mission Energy shall cease, directly or through a subsidiary guarantor, to be in control of the operation of the Homer City facility, or Edison Mission Holdings shall cease to own, directly or indirectly, 100% of the general and limited partnership interests in EME Homer City; and

       (10) until the termination of the Credit Support Guarantee or while any guarantee of Edison Mission Energy is being used to satisfy the Debt Service Reserve Requirement for the Loans, (a) bankruptcy events with respect to Edison Mission Energy and (b) cross-default with respect to Indebtedness of Edison Mission Energy of at least $20 million in principal amount.


REMEDIES


    Except as may be otherwise agreed among the banks and other financial institutions party to the Credit Agreement, upon the occurrence and during the continuance of an event of default under the Credit Agreement other than bankruptcy events with respect to Edison Mission Holdings, the majority of the banks and other financial institutions may exercise any or all of the following remedies: (1) declaration of all or any portion of the outstanding principal amount under the Credit Agreement to be immediately due and payable; or
(2) termination of their Commitments. In case of a bankruptcy event with respect to Edison Mission Holdings, the Commitments shall automatically terminate and the outstanding principal amount under the Credit Agreement shall automatically and immediately become due and payable, without notice or demand.


BANK DEBT SERVICE RESERVE ACCOUNT


    A Debt Service Reserve Account was established with the Collateral Agent for the benefit of the banks and other financial institutions party to the Credit Agreement to be used to pay Edison Mission Holdings' scheduled debt service for the Loans in the event that its cash flow from operations is inadequate for this debt service. Any DSR Credit Instrument delivered to the Collateral Agent in accordance with any Debt Service Reserve Requirement, which is equal to the debt service projected to be due in the next six months, will be deposited in the Bank Debt Service Reserve Account. The Bank Debt Service Reserve Account and the Bond Debt Service Reserve Account are funded in the same order of priority with proportional amounts based upon the respective debt service for the bonds and for the Loans. Edison Mission Holdings may provide a letter of credit or parent company guaranty in lieu of funding the Bank Debt Service Reserve Account. At September 30, 1999, Edison Mission Holdings provided the guarantee of Edison Mission Energy, its parent company, of up to $3 million in support of bank debt service requirements.

                      EXCHANGE OFFER; REGISTRATION RIGHTS


    As part of the sale of the original bonds and under a registration rights agreement dated as of May 27, 1999, we agreed with the initial purchasers, for the benefit of the holders of the bonds, that we will file and use our reasonable best efforts to cause to become effective, at our cost, a registration statement with respect to a registered offer to exchange the original bonds for the exchange bonds which are in all material respects substantially identical to the original bonds. Once this registration statement is declared effective, we shall offer the exchange bonds in return for surrender of the original bonds. This offer shall remain open for no less than 30 days after the date notice of the exchange offer is mailed to the bondholders. For each original bond surrendered to us under the exchange offer, the bondholder will receive exchange bonds aggregating an equal principal amount. Interest on each exchange bond shall accrue from the last Interest Payment Date on which interest was paid on the original bond so surrendered.



    In the event that we determine in good faith that applicable interpretations of the staff of the Securities and Exchange Commission or other circumstances specified in the registration rights agreement do not permit us to effect such an exchange offer, we shall, at our cost, use our reasonable best efforts, subject to customary representations and agreements of the bondholders, to have a shelf registration statement covering resale of the original bonds declared effective and kept effective until May 27, 2001, subject to specified exceptions. We shall, in the event of a shelf registration, provide to each bondholder copies of the prospectus, notify each bondholder when a registration statement for the original bonds has become effective and take certain other actions as are appropriate to permit resale of the original bonds.



    In the event that this exchange offer is not commenced or this registration statement is not declared effective by February 21, 2000, the respective annual interest rates on the original bonds shall increase by one-half of one percent (50 basis points) effective on the 271(st) day following May 27, 1999 until the date on which this exchange offer is commenced and the registration statement shall have become effective.



    A bondholder that sells original bonds in accordance with a shelf registration generally:



    (1) would be required to be named as a selling holder in the related prospectus and to deliver a prospectus to purchasers



    (2) will be subject to the civil liability provisions under the Securities Act in connection with this sale and



    (3) will be required to agree in writing to be bound by the provisions of the registration rights agreement which are applicable to this bondholder, including indemnification obligations.



    Each bondholder, other than some specified holders, who wishes to exchange the original bonds for exchange bonds in the exchange offer shall be required to represent that:



    (1) any exchange bonds to be received by it shall be acquired in the ordinary course of business and



    (2) that at the time of the commencement of the exchange offer it shall have no arrangement with any person to participate in the distribution, within the meaning of the Securities Act, of the exchange bonds.

                              PLAN OF DISTRIBUTION


    Each broker-dealer that receives exchange bonds for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange bonds. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange bonds received in exchange for original bonds where the original bonds were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any resale. In addition, until
      , 2000, all dealers effecting transactions in the exchange bonds may be required to deliver a prospectus.



    We will not receive any proceeds from any sale of exchange bonds by broker-dealers. Exchange bonds received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange bonds or a combination of these methods of resale. These resales may be made at market prices prevailing at the time of resale, at prices related to these prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any of the exchange bonds. Any broker-dealer that resells exchange bonds that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the exchange bonds may be deemed to be an underwriter within the meaning of the Securities Act, and any profit on the resale of exchange bonds and any commission or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. Any broker-dealer that resells bonds that were received by it for its own account in the exchange offer and any broker-dealer that participates in a distribution of those bonds may be deemed to be an underwriter within the meaning of the Securities Act and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the exchange bonds. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.



    Futhermore, any broker-dealer that acquired any of its outstanding bonds directly from us:



    - may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter
      (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2,
      1983) and



    - must also be named as a selling bondholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.



    For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the bonds, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the bonds, including any broker-dealers, against various liabilities, including liabilities under the Securities Act.



    In addition, all reports and other documents Edison Mission Energy subsequently files under Sections 13 and 15(d) of the Exchange Act will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date Edison Mission Energy subsequently files the reports and documents.


    Any statements contained in a document incorporated or deemed to be incorporated by reference into this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent modified or superseded by another statement contained in any subsequently filed document also incorporated by reference in this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

    You may request a copy of any of these filings, at no cost, by writing or telephoning us at the following address or phone number:

                          Edison Mission Holdings Co.
                      18101 Von Karman Avenue, Suite 1700
                            Irvine, California 92612
                                 (949) 752-5588
                         Attention: Corporate Secretary

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS



    The following summary describes material United States federal income tax considerations that may be relevant to beneficial owners of the bonds. The summary is based on the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions as of the date of this prospectus, all of which may be repealed, revoked or modified with possible retroactive effect. This discussion does not deal with holders that may be subject to special tax rules including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, dealers in securities or currencies, holders whose functional currency is not the United States dollar or holders who will hold the bonds as a hedge against currency risks or as part of a straddle, synthetic security, conversion transaction or other integrated investment comprised of the bonds and one or more other investments. The summary is applicable only to purchasers that acquire the bonds in the offering at the initial offering price and who will hold the bonds as capital assets within the meaning of Section 1221 of the Code. This summary is for general information only and does not address all aspects of United States federal income taxation that may be relevant to holders of the bonds in light of their particular circumstances, and it does not address any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Prospective holders should consult their own tax advisors as to the particular tax consequences to them of acquiring, holding or disposing of the bonds.


    As used herein, the term "United States Holder" means a beneficial owner of a bond that is (1) a citizen or resident of the United States for United States federal income tax purposes, (2) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia,
(3) an estate the income of which is subject to United States federal income tax without regard to its source or (4) a trust if (x) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (y) the trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States Holder. A "Non-United States Holder" is any beneficial holder of a bond that is not a United States Holder.

UNITED STATES HOLDERS

    THE EXCHANGE


    For United States federal income tax purposes, a beneficial owner of a bond will not recognize any taxable gain or loss on the exchange of the original bonds for exchange bonds in the exchange offer, and a United States Holder's tax basis and holding period in the exchange bonds will be the same as in the original bonds.


    STATED INTEREST ON EXCHANGE BONDS

    Stated interest on an exchange bond generally will be taxable to a United States Holder as ordinary income at the time it accrues or is received in accordance with the United States Holder's method of accounting for United States federal income tax purposes.

    DISPOSITION OF AN EXCHANGE BOND


    Upon the sale, exchange, redemption, retirement or other disposition of an exchange bond, a United States Holder generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, redemption, retirement or other disposition, not including amounts attributable to accrued but unpaid interest, which will be taxable as such, and such United States Holder's adjusted tax basis in the exchange bond. A United States Holder's tax basis in an exchange bond will, in general, be the United States Holder's basis in the bond exchanged therefor. Such gain or loss will be capital gain or loss. Capital gain recognized by an individual investor upon a disposition of an exchange bond that has been held for more than 12 months will generally be subject to a maximum tax rate of 20% or, in the case of an exchange bond that has been held for 12 months or less, will be subject to tax at ordinary income tax rates.


    MARKET DISCOUNT


    United States Holders other than original purchasers of the bonds in the offering of the original bonds should be aware that the sale of the exchange bonds may be affected by the market discount provisions of the Code. The market discount rules generally provide that if a United States Holder purchased the bond, after the original offering, at a "market discount", i.e., at an amount less than the adjusted issue price of the bond as determined on the date of such purchase, exceeding a statutorily-defined minimum amount, and subsequently recognized gain upon a disposition, including a partial redemption, of the exchange bond received in exchange for an original bond, the lesser of such gain or the portion of the market discount that accrued while the original bond and exchange bond were held by such United States Holder will be treated as ordinary interest income at the time of disposition. The rules also provide that a United States Holder who acquires a bond at a market discount may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry the bond until the United States Holder disposes of such bond in a taxable transaction. If a holder of a bond elects to include market discount in income currently, both of the preceding rules would not apply.


NON-UNITED STATES HOLDERS

    Under present United States federal income tax law, subject to the discussion of backup withholding and information reporting below:


           (a) payments of principal and interest on the exchange bonds to any Non-United States Holder will not be subject to United States federal income or withholding tax if:



               (1) the Non-United States Holder does not actually or
                   constructively own 10% or more of the total combined voting power of all classes of stock of Edison Mission Holdings entitled to vote,



               (2) the Non-United States Holder is not a bank receiving interest under a loan agreement entered into in the ordinary course of its trade or business,



               (3) the Non-United States Holder is not a controlled foreign corporation that is related to Edison Mission Holdings, directly or indirectly, through stock ownership,



               (4) such interest payments are not effectively connected with a
                   United States trade or business and



               (5) certain certification requirements are met.



Such certification will be satisfied if the beneficial owner of the exchange bond certifies on IRS Form W-8 or a substantially similar substitute form, under penalties of perjury, that it is not a United States person and provides its name and address, and (x) such beneficial owner files such form with the withholding agent or (y) in the case of an exchange bond held by a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the exchange bond, such financial institution certifies to Edison Mission Holdings or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the withholding agent with a copy of such statement; and


           (b) a Non-United States Holder will not be subject to United States federal income tax on gain realized on the sale, exchange, redemption, retirement or other disposition of an exchange bond, unless (1) the gain is effectively connected with a trade or business carried on by such holder within the United States or, if a treaty applies, is generally attributable to a United States permanent establishment maintained by the holder, or (2) the holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

BACKUP WITHHOLDING AND INFORMATION REPORTING


    In general, payments of interest and the proceeds of the sale, exchange, redemption, retirement or other disposition of the exchange bonds payable by a United States paying agent or other United States intermediary will be subject to information reporting. In addition, backup withholding at a rate of 31% will apply to these payments if the holder fails to provide an accurate taxpayer identification number in the case of a United States Holder or the certification described above, in the case of a Non-United States Holder, or other evidence of exempt status or fails to report all interest and dividends required to be shown on its United States federal income tax returns. Certain United States Holders, including, among others, corporations, and Non-United States Holders that comply with certain certification requirements are not subject to backup withholding. Any amount paid as backup withholding will be creditable against the holder's United States federal income tax liability if the required information is timely furnished to the IRS. Holders of exchange bonds should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. On October 6, 1997, new Treasury Regulations were issued that generally modify the information reporting and backup withholding rules applicable to certain payments made after December 31, 2000. In general, the new regulations would not significantly alter the present rules discussed above, except in certain special situations.

                                 LEGAL MATTERS


    The legality of the exchange bonds and the guarantees, other than the guarantee of EME Homer City Generation L.P., will be passed upon for Edison Mission Holdings by Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York. The legality of the guarantee of EME Homer City Generation L.P. will be passed upon for Edison Mission Holdings by Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania.


                                    EXPERTS


    The consolidated financial statements of Edison Mission Holdings and subsidiaries for the nine months ended September 30, 1999, which are included in this prospectus, and the consolidated financial statements of Edison Mission Energy and subsidiaries included in Edison Mission Energy's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which are incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. The audited special-purpose combined accounts of Fiddlers Ferry and Ferrybridge C Power Stations for the year ended March 30, 1997, the year ended March 29, 1998 and the nine month period ended January 3, 1999 incorporated in this prospectus by reference to the two reports on Form 8-K/A dated July 19, 1999 of Edison Mission Energy have been so incorporated in reliance on the report of PricewaterhouseCoopers, Chartered Accountants, given the authority of said firm as experts in auditing and accounting.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
EDISON MISSION HOLDINGS CO.

Report of Independent Public Accountants....................     F-2
Consolidated Balance Sheet--September 30, 1999..............     F-3
Consolidated Statement of Operations--Nine Months Ended
 September 30, 1999.........................................     F-4
Consolidated Statement of Changes in Shareholder's
 Equity--Nine Months Ended
 September 30, 1999.........................................     F-5
Consolidated Statement of Cash Flows--Nine Months Ended
  September 30, 1999........................................     F-6
Notes to Consolidated Financial Statements--September 30,
 1999.......................................................     F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
  Edison Mission Holdings Co.:

    We have audited the accompanying consolidated balance sheet of Edison Mission Holdings Co. and subsidiaries (the Company), a wholly owned subsidiary of Edison Mission Energy, as of September 30, 1999, and the related consolidated statements of operations, shareholders equity and cash flows for the nine months ended September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Edison Mission Holdings Co. as of September 30, 1999, and the results of its operations and its cash flows for the nine months ended September 30, 1999, in conformity with generally accepted accounting principles.


                                                             ARTHUR ANDERSEN LLP


Los Angeles, California
November 5, 1999

                          EDISON MISSION HOLDINGS CO.

                 CONSOLIDATED BALANCE SHEET--SEPTEMBER 30, 1999


                                                                   1999
                                                              --------------
                                                              (IN THOUSANDS)
                                   ASSETS
Current assets
  Cash and cash equivalents.................................    $  125,204
  Due from Affiliates.......................................        30,049
  Fuel inventory............................................        21,315
  Spare parts inventory.....................................        23,647
  Other current assets......................................         1,376
                                                                ----------
      Total current assets..................................       201,591
                                                                ----------
Operating facility and equipment
  Property, plant & equipment...............................     1,867,436
  Accumulated depreciation..................................       (25,280)
                                                                ----------
  Net property, plant & equipment...........................     1,842,156

Other assets
  Deferred financing charges, net...........................        11,714
                                                                ----------
        Total assets........................................    $2,055,461
                                                                ==========

                           LIABILITIES AND EQUITY
Current liabilities
  Accounts payable..........................................    $    8,497
  Accrued liabilities.......................................        26,910
  Due to Affiliates.........................................         8,996
  Interest payable..........................................        24,856
                                                                ----------
      Total current liabilities.............................        69,259
                                                                ----------

Long-term debt..............................................       885,000
Deferred taxes..............................................        14,623
Benefits plans..............................................        17,150
                                                                ----------
      Total liabilities.....................................       986,032
                                                                ----------

Commitments and contingencies (Note 7)

Shareholder's equity
  Common stock, no par value; 10,000 shares authorized; 100
    shares issued and outstanding...........................            --
  Additional paid-in-capital................................     1,036,921
  Retained earnings.........................................        32,508
                                                                ----------
      Total shareholder's equity............................     1,069,429
                                                                ----------
        Total liabilities and shareholder's equity..........    $2,055,461
                                                                ==========


  The accompanying notes are an integral part of these consolidated financial statements.

                          EDISON MISSION HOLDINGS CO.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                                   1999
                                                              --------------
                                                              (IN THOUSANDS)
Operating revenues from marketing affiliate
    Capacity revenues.......................................     $ 22,010
    Energy revenues.........................................      223,778
                                                                 --------
Total operating revenues....................................      245,788
                                                                 --------

Operating expenses
    Fuel....................................................       84,391
    Plant operations........................................       40,786
    Depreciation and amortization...........................       25,280
    Administrative and general..............................          542
                                                                 --------
Total operating expenses....................................      150,999
                                                                 --------
Income from operations......................................       94,789
                                                                 --------

Other income (expense)
    Interest and other income...............................          834
    Interest expense........................................      (35,506)
                                                                 --------
Total other expense.........................................      (34,672)
                                                                 --------

Income before income taxes and extraordinary loss...........       60,117

Provision for income taxes before extraordinary loss........       24,939
                                                                 --------
Income before extraordinary loss............................       35,178
                                                                 --------

Extraordinary loss on early extinguishment of debt,
  net of income tax benefit of $2,280.......................       (2,667)
                                                                 --------
NET INCOME..................................................     $ 32,511
                                                                 ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          EDISON MISSION HOLDINGS CO.

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY

                      NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                    COMMON      ADDITIONAL      RETAINED   SHAREHOLDER'S
                                                    STOCK     PAID-IN-CAPITAL   EARNINGS      EQUITY
                                                   --------   ---------------   --------   -------------
                                                                      (IN THOUSANDS)
Balance at January 1, 1999.......................  $    --       $        3     $    (3)    $       --
                                                   -------       ----------     -------     ----------
Net income.......................................       --               --      32,511         32,511
Cash contribution................................       --        1,066,917          --      1,066,917
Cash dividends...................................       --          (29,999)         --        (29,999)
                                                   -------       ----------     -------     ----------
Balance at September 30, 1999....................  $    --       $1,036,921     $32,508     $1,069,429
                                                   =======       ==========     =======     ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                          EDISON MISSION HOLDINGS CO.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      NINE MONTHS ENDED SEPTEMBER 30, 1999


                                                                   1999
                                                              --------------
                                                              (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................   $    32,511
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Extraordinary loss on early extinguishment of debt,
        net of tax..........................................         2,667
      Depreciation and amortization.........................        26,434
      Deferred tax provision................................        14,623
      Increase in due from Affiliates.......................       (30,049)
      Increase in inventory.................................        (3,541)
      Increase in prepaid and other assets..................        (1,376)
      Increase in payables..................................         8,498
      Increase in accrued liabilities.......................        26,134
      Increase in due to Affiliates.........................        11,276
      Increase in interest payable..........................        24,856
      Increase in other liabilities.........................         1,349
                                                               -----------
    Net cash provided by operating activities...............       113,382
                                                               -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of Homer City facility.......................    (1,818,631)
      Capital expenditures..................................       (73,650)
                                                               -----------
    Net cash used in investing activities...................    (1,892,281)
                                                               -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
      Capital contribution from parent......................     1,066,917
      Borrowings on long-term obligations...................       885,000
      Borrowings under Acquisition Facility.................       800,000
      Repayments on debt obligations........................      (800,000)
      Financing costs.......................................       (17,815)
      Cash dividends to parent..............................       (29,999)
                                                               -----------
    Net cash provided by financing activities...............     1,904,103
                                                               -----------
NET INCREASE IN CASH........................................       125,204
CASH AND CASH EQUIVALENTS, beginning of period..............            --
                                                               -----------
CASH AND CASH EQUIVALENTS, at end of period.................   $   125,204
                                                               ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                          EDISON MISSION HOLDINGS CO.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1999

1. GENERAL


    Edison Mission Holdings Co. (the "Company"), a wholly owned subsidiary of Edison Mission Energy ("EME"), an indirect wholly owned subsidiary of Edison International("EIX"), is a California corporation formed for the purpose of issuing the bonds and, through its subsidiaries, acquiring, owning and operating three coal-fired electric generating units (collectively, the "Homer City Units") and related facilities (the Homer City Units and such related facilities, the "Homer City facilities") located in Indiana County, Pennsylvania for the purpose of producing electric energy.



    On March 18, 1999, the Company's subsidiary, EME Homer City Generation L.P. completed its acquisition (the "Acquisition") of 100% of the ownership interests in the Homer City facilities and assumed certain liabilities of the former owners. The accompanying financial statements reflect the operations of the Homer City facilities commencing from the date of acquisition. The Homer City facilities were part of the former owners regulated operations and were not operated as a separate business. Effective with the date of acquisition, the Homer City facilities were no longer operated as part of a regulated utility, but rather as a merchant plant selling power into a pool. Accordingly, no prior period financial results of the predecessor operations are presented. The acquisition has been accounted for utilizing the purchase method. The purchase price was allocated to the assets acquired and liabilities assumed based upon a preliminary assessment of their respective fair market values. This allocation may change as the fair market valuation is finalized.


    The acquisition was financed through a capital contribution by EME of approximately $1.1 billion and a short-term loan of approximately $800 million. The short-term loan was subsequently replaced by $830 million of senior secured bonds.


    The Homer City facilities consist of three coal fired steam turbine units, one coal preparation facility, an 1,800 acre dam site and associated support facilities. Units 1 and 2 are essentially identical steam turbine generators with net summer capacities of 620 MW and 614 MW, respectively. Units 1 and 2 began commercial operation in 1969. Unit 3 is also a steam turbine generator with a net summer capacity of 650 MW. Unit 3 began commercial operations in 1977. The Homer City facilities benefit from direct transmission access into both the Pennsylvania-New Jersey-Maryland power market (the "PJM") and the New York independent system operator ("NYISO").



    The Company has entered into a contract with a marketing affiliate for the sale of energy and capacity produced by the Homer City facilities, which enables such marketing affiliate to engage in forward sales and hedging transactions to manage electricity price exposure. The marketing affiliate has systems in place which monitor real-time spot and forward pricing and perform options valuations. The Company pays the marketing affiliate a nominal fee for the performance of marketing services. All revenues from physical sales transactions executed by the marketing affiliate are deposited into a revenue account established for the benefit of the holders of the Company's senior secured debt.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES IN FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and

                          EDISON MISSION HOLDINGS CO.

                               SEPTEMBER 30, 1999

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNT PRONOUNCEMENT

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (SFAS 133) "Accounting for Derivative Instruments and Hedging Activities". SFAS 133, as amended, will become effective on January 1, 2001. This statement establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. It also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. A derivative's gains and losses for qualifying hedges offset related results on the hedged item in the income statement and a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. The impact of adopting Statement 133 on the Company's financial statements has not been quantified at this time.

CASH AND CASH EQUIVALENTS


    The Company considers cash and cash equivalents to include cash and short-term investments with original maturities of three months or less.


INVENTORY

    Inventory consists of spare parts, coal and fuel oil and is stated at the lower of weighted average cost or market.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. Depreciation is computed on a straight-line basis over the following estimated useful lives:

Power plant facilities......................................      39 years
Furniture, office equipment, and vehicles...................  5 to 7 years

                          EDISON MISSION HOLDINGS CO.

                               SEPTEMBER 30, 1999

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    At September 30, 1999, property, plant and equipment consisted of the following:


                                                              (IN THOUSANDS)
Land........................................................    $    4,500
Power plant facilities......................................     1,787,227
Construction in progress....................................        71,816
Equipment, furniture, and fixtures..........................         3,893
                                                                ----------
                                                                 1,867,436
                                                                ----------
Accumulated depreciation....................................       (25,280)
                                                                ----------
Property, plant and equipment, net..........................    $1,842,156
                                                                ==========


DEFERRED COSTS

    Deferred costs at September 30, 1999 consisted of the following:

                                                              (IN THOUSANDS)
Deferred financing costs....................................     $12,233
Accumulated amortization....................................        (519)
                                                                 -------
Net deferred financing costs................................     $11,714
                                                                 =======

    Deferred financing costs consist of legal and other costs incurred by the Company to obtain long-term financing (Note 3). These costs are being amortized over the life of the related long-term debt using the effective interest method.

REVENUE RECOGNITION

    Revenue and related costs are recorded as electricity is generated or services are provided.

POWER MARKETING ACTIVITIES


    The Company has entered into a contract with a marketing affiliate for the sale of energy and capacity produced by the Homer City facilities, which enables such marketing affiliate to engage in forward sales and hedging transactions to manage the Company's electricity price exposure. Net gains or losses on hedges by the marketing affiliate which are physically settled are recognized in the same manner as the hedged item. The Company receives the net transaction price on all contracts that are physically settled by its marketing affiliate. Another marketing affiliate of the Company enters into option contacts using the credit of the Company. Options written and premiums received by this affiliate are not transferred to the Company.


INCOME TAXES

    The Company is included in the consolidated federal income tax and combined state franchise tax returns of EIX. The Company calculates its income tax provision on a separate company basis under a tax sharing arrangement with an affiliate of EIX, which in turn has an agreement with EIX. Tax

                          EDISON MISSION HOLDINGS CO.

                               SEPTEMBER 30, 1999

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

benefits generated by the Company and used in the EIX consolidated tax return are recognized by the Company without regard to separate company limitations.

    The Company accounts for income taxes using the asset-and-liabilities method, wherein deferred tax assets and liabilities are recognized for future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities using enacted rates.

MAINTENANCE ACCRUAL


    Each of the Homer City facility's major pieces of equipment (e.g. boiler and turbine) requires major maintenance on a periodic basis ranging from three to thirty years. These costs are being accrued on a straight-line basis over the respective periods.


    The maintenance accrual is based on management's estimates of what these events will cost at the time the events occur. Due to fluctuations in prices and changes in the scope and timing of the work to be performed, the actual amounts expended, may differ from the amounts estimated for these events.

3. LONG-TERM DEBT

    On March 18, 1999 the Company entered into a debt agreement (the "Initial Financing") with a bank for a combination of loan and line of credit agreements aggregating $1.1 billion. The Initial Financing consisted of a short-term loan for $800 million for the initial financing of the acquisition (the "Acquisition Facility"), a $250 million construction loan (the "Environmental Capital Improvements Facility") that would be drawn on when needed, and a $50 million line of credit (the "Working Capital Facility"). Amounts outstanding under the Initial Financing bear interest at variable Eurodollar rates or Base rates as defined in the Agreement, at the option of the Partnership. If the Company elects to pay Eurodollar rates, interest costs include a margin of 0.85% to 2.50% depending on the Company's current debt rating. At September 30, 1999 the margin was 1.00%. Additionally, the Company pays a facility fee of .0015% to
 .0050%, depending on the Company's current debt rating, on the total outstanding commitment irrespective of usage. At September 30, 1999 the facility fee was
 .0025%. The Company also pays an agent bank fee of $50,000 per year.

    On May 27, 1999, the Company completed a private offering of $300 million aggregate principal amount of 8.137% Senior Secured Bonds due 2019 and $530 million aggregate principal amount of 8.734% Senior Secured Bonds due 2026 (collectively the "Senior Secured Bonds"). The net proceeds from the Senior Secured Bonds were used to repay the outstanding principal of, and to permanently reduce the bank commitments associated with, the Acquisition Facility and to repay a portion of EME's equity investment in the form of a dividend. As a result of the early extinguishment of the Acquisition Facility, the Company wrote off unamortized deferred financing costs which were reported as an extraordinary loss of $4.9 million ($2.7 million after tax).

    At September 30, 1999, the Company had drawn $55 million on the Environmental Capital Improvements Facility and had not drawn on the Working Capital Facility. The Environmental Capital Improvements Facility matures on March 18, 2004. Interest on the Initial Financing is indexed at LIBOR (5.387% at September 30, 1999). Interest paid under the Initial Financing and Senior Secured Bonds was $9.6 million and $24.4 million, respectively for the nine months ended September 30, 1999.

                          EDISON MISSION HOLDINGS CO.

                               SEPTEMBER 30, 1999

3. LONG-TERM DEBT (CONTINUED)

    At September 30, 1999, the future maturities of the debt are as follows:

PERIOD ENDING SEPTEMBER 30,
---------------------------                                   (IN THOUSANDS)
October 1999-September 2000.................................     $     --
October 2000-September 2001.................................           --
October 2001-September 2002.................................           --
October 2002-September 2003.................................           --
October 2003-September 2004.................................       58,292
    Thereafter..............................................      826,708
                                                                 --------
    Total...................................................     $885,000
                                                                 ========


    The Company has certain financial and non-financial debt covenants associated with its debt that may limit distributions. With the exception of the initial $30 million distribution from the net proceeds of the Senior Secured Bonds, the Company, in order to make distributions, must maintain a specified debt service coverage ratio, net cash flows over the aggregate principal, interest, and fixed charges for a period, ranging from 1.5 to 1.7 over the life of the debt. The Company is also limited in obtaining new debt including capital lease obligations in excess of $10 million, working capital loans in excess of $50 million (with such amount to be escalated annually in accordance with the consumer price index), and other senior indebtedness in excess of $20 million. The Company is required to maintain a debt service reserve account for the benefit of the holders of the Bonds. The account must be funded based on projected debt service due in the next six months (initially approximately
$35 million) on the Bonds. The Company may provide a letter of credit or parent company guaranty in lieu of funding the debt service reserve account. At September 30, 1999, EME provided a parent guaranty of $35.3 million in support of debt service requirements. The collateral for the Bonds and any borrowings under the Credit Agreement are secured by all of the assets of the Company; including its ownership interests in subsidiaries, a mortgage on real property; and, a security interest in all bank accounts, insurance policies and other intangible assets whether now owned or thereafter acquired. Each of the wholly-owned subsidiaries of the Company has executed full and unconditional guarantees in support of the Bonds and borrowings under the Credit Agreement on a joint and several basis. The Company does not have any material assets apart from its investments in its subsidiaries.



    The Company's parent, EME, has entered into the Credit Support Guarantee, which, under certain conditions, must make up to $42 million in payments. The Credit Support Guarantee is available until December 31, 2001 as additional cashflow to support shortfalls in the payment of the Bonds and other senior secured debt. Similar guarantees have been extended by EME with respect to the obligations in the Credit Agreement.


4. RELATED-PARTY TRANSACTIONS


    The Company has entered into an energy sales agreement with a marketing affiliate for the sale of energy and capacity at a price equal to (i) the price which a third party purchaser of the capacity or energy has agreed to pay less
(ii) $.02 per MWh of capacity and energy. Payment is due and payable within thirty days from billing which is rendered on a monthly basis. At September 30, 1999, the

                          EDISON MISSION HOLDINGS CO.

                               SEPTEMBER 30, 1999

4. RELATED-PARTY TRANSACTIONS (CONTINUED)


amount due from the marketing affiliate was $30.0 million. The net fees earned by the marketing affiliate were $131,000 for the nine months ended
September 30, 1999.



    Certain administrative services such as payroll, employee benefit plans, insurance and information technology are shared among all affiliates of EIX and the costs of these corporate support services are allocated to all affiliates. The cost of services provided by EIX, including those related to the Company, are allocated to EME based on one of the following formulas; percentage of time worked, equity in investment and advances, number of employees, or multi-factor (operating revenues, operating expenses, total assets and total employees). In addition, EIX will bill EME for any direct labor and out-of-pocket expenses for services directly requested for the benefit of the Company. All charges from EIX related to the Company are billed to EME.



    The Company receives administrative services under an agreement with EME which provides for: (1) reimbursement of any charges from EIX directly for the benefit of the Company, (2) reimbursement of any payments made to third parties for goods and services for the sole benefit of the Company, (3) labor and expenses of EME personnel providing services requested by the Company, and
(4) a corporate allocation. Certain of the officers of the Company are also officers of EME. Compensation of common officers is paid for by EME and are considered part of the corporate allocation under (4) above. Management believes the allocation methodologies utilized are reasonable. The Company made reimbursements for the cost of these programs and other services totaling $520,000 for the nine-month period ended September 30, 1999.



    The Company has also recorded a payable to EME of $9.0 million at September 30, 1999, primarily related to tax due under the tax sharing agreement. See Note 2 for the further discussion of the tax sharing agreement.


5. INCOME TAXES

    Income tax expense includes the current tax benefit from the operating loss and the change in deferred income taxes during the year. The components of the net accumulated deferred income tax liability were:

NINE MONTHS ENDED SEPTEMBER 30,                                    1999
-------------------------------                               --------------
                                                              (IN THOUSANDS)
Deferred tax assets
  Loss carryforwards........................................     $ 1,226
    State tax deduction.....................................         834
    Other...................................................         225
                                                                 -------
                                                                 $ 2,285
                                                                 -------
Deferred tax liabilities
  Accumulated depreciation difference.......................     $16,908
                                                                 -------
Deferred taxes, net.........................................     $14,623
                                                                 =======

                          EDISON MISSION HOLDINGS CO.

                               SEPTEMBER 30, 1999

5. INCOME TAXES (CONTINUED)

    Loss carryforwards represent Pennsylvanian state tax losses totaling
$12.3 million at September 30, 1999, which would expire in 2009 and are limited in use to $2.0 million per year.

    The provision for income taxes is comprised of the following:

NINE MONTHS ENDED SEPTEMBER 30,                                  1999
-------------------------------                               -----------
                                                                  (IN
                                                              THOUSANDS)
Current
  Federal...................................................    $ 6,522
  State.....................................................      1,514
                                                                -------
    Total current...........................................      8,036
                                                                -------
Deferred
  Federal...................................................     10,984
  State.....................................................      3,639
                                                                -------
    Total deferred..........................................     14,623
                                                                -------
Provision for income taxes..................................    $22,659
                                                                =======

    Income tax provision (benefit) is included in the statement of operations as follows:

Income before extraordinary loss............................    $24,939
Extraordinary loss..........................................     (2,280)
                                                                -------
    Total...................................................    $22,659
                                                                =======

    The components of the deferred tax provision, which arise from timing differences between financial and tax reporting, are presented below:

NINE MONTHS ENDED SEPTEMBER 30,                                 1999
-------------------------------                               --------
Accumulated depreciation difference.........................  $16,908
Loss carryforwards..........................................   (1,226)
State tax deduction.........................................     (834)
Other.......................................................     (225)
                                                              -------
    Total deferred provision................................  $14,623
                                                              =======

    Variations from the 35% federal statutory rate are as follows:

NINE MONTHS ENDED SEPTEMBER 30,                                 1999
-------------------------------                               --------
Expected provision for federal income taxes.................  $21,041
Decrease in taxes from:
  State tax--net of federal benefit.........................    3,898
                                                              -------
    Total provision for income taxes........................  $24,939
                                                              =======
Effective tax rate..........................................   41.48%
                                                              =======

                          EDISON MISSION HOLDINGS CO.

                               SEPTEMBER 30, 1999

6. EMPLOYEE BENEFITS PLANS

    Employees of the Company are eligible for various benefit plans of EIX.

PENSION PLANS

    The Company maintains a pension plan specifically for the benefit of its union employees. The Company's non-union employees participate in the EIX pension plan. Both plans are noncontributory, defined benefit pension plans and cover employees who fulfill minimum service requirements. There are no prior service costs for the plans.

    Information on plan assets and benefits obligations is shown below:

NINE MONTHS ENDED SEPTEMBER 30,                          UNION PLAN   NON-UNION
-------------------------------                          ----------   ---------
                                                             (IN THOUSANDS)
Change in Benefit Obligation
  Benefit obligation at beginning of period............   $    --      $    --
  Benefit obligation acquired..........................    (6,000)        (800)
  Service cost.........................................      (344)         (94)
  Interest cost........................................      (241)         (28)
  Actuarial gain.......................................        --          122
                                                          -------      -------
    Benefit obligation at end of period................   $(6,585)     $  (800)
                                                          -------      -------
Change in Plan Assets
  Fair value of plan assets at beginning of period.....   $    --      $    --
  Actual return on plan assets.........................         2           --
  Employer contributions...............................       100           --
                                                          -------      -------
    Fair value of plan assets at end of period.........   $   102      $    --
                                                          -------      -------
Funded status..........................................   $(6,484)     $  (800)
Unrecognized net loss (gain)...........................         3         (122)
                                                          -------      -------
  Pension liability....................................   $(6,481)     $  (922)
                                                          =======      =======
Discount rate..........................................      7.50%     7.0-7.5%
Rate of compensation increase..........................      5.00%        5.00%
Expected return on plan assets.........................      6.75%        7.50%

    Components of pension expense were:

Service cost...........................................    $344        $ 94
Interest cost obligation...............................     241          28
Expected return on plan assets.........................      (4)         --
                                                           ----        ----
Net pension expense....................................    $581        $122
                                                           ====        ====

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

    The Company's employees retiring at or after age 55 with at least 10 years of service are eligible for postretirement health care, dental, life insurance and other benefits.

                          EDISON MISSION HOLDINGS CO.

                               SEPTEMBER 30, 1999

6. EMPLOYEE BENEFITS PLANS (CONTINUED)

    Information on plan assets and benefit obligations is shown below:

NINE MONTHS ENDED SEPTEMBER 30, 1999                     UNION PLAN   NON-UNION
------------------------------------                     ----------   ---------
                                                             (IN THOUSANDS)
Change in Benefit Obligation
  Benefit obligation at beginning of period............   $    --     $     --
  Benefit obligation acquired..........................    (7,500)      (1,600)
  Service cost.........................................      (233)         (47)
  Interest cost........................................      (301)         (66)
  Actuarial loss (gain)................................        --          185
  Benefits paid........................................        --           --
                                                          -------     --------
    Benefit obligation at end of period................   $(8,034)    $ (1,528)
                                                          -------     --------
Change in Plan Assets
  Fair Value of plan assets at beginning of period.....   $    --     $     --
  Employer contributions...............................        --           --
  Benefits paid........................................        --           --
                                                          -------     --------
    Fair value of plan assets at end of period.........   $    --     $     --
                                                          -------     --------
Funded status..........................................   $(8,034)    $ (1,528)
Unrecognized net loss (gain)...........................        --         (185)
                                                          -------     --------
  Recorded liability...................................   $(8,034)    $ (1,713)
                                                          =======     ========
Discount rate..........................................      6.75%     7.0-7.5%

    The components of post-retirement benefits other than pension expense were:

Service cost...........................................   $   233    $     47
Interest cost..........................................       301          66
                                                          -------    --------
Total expense..........................................   $   534    $    113
                                                          =======    ========

    For the non-union plan, the assumed rate of future increases in the per-capita cost of health care benefits is 8.25% for 1999, gradually decreasing to 5.0% for 2009 and beyond. Increasing the health care cost trend rate by one percentage point would increase the accumulated obligation as of September 30, 1999, by $400,000 and annual aggregate service and interest costs by $15,000. Decreasing the health care cost trend rate by one percentage point would decrease the accumulated obligation as of September 30, 1999, by $300,000 and annual aggregate service and interest costs by $10,000.

    For the union plan, the assumed rate of future increases in the per-capita cost of health care benefits is 8.60% for 1999, gradually decreasing to 5.0% for 2009 and beyond. Increasing the health care cost trend rate by one percentage point would increase the accumulated obligation as of September 30, 1999, by $1.9 million and annual aggregate service and interest costs by $230,000. Decreasing the health care cost trend rate by one percentage point would decrease the accumulated obligation as of June 30, 1999, by $1.5 million and annual aggregate service and interest costs by $180,000.

                          EDISON MISSION HOLDINGS CO.

                               SEPTEMBER 30, 1999

6. EMPLOYEE BENEFITS PLANS (CONTINUED)

EMPLOYEE STOCK PLANS


    A 401(k) plan is maintained to supplement eligible employees' retirement income. The Company matches 100 percent of non-union employee contributions up to 6 percent of such employees' annual compensation. The Company also matches
65 percent of contributions made by union employees, up to 2.6 percent of annual compensation. Employer contributions vest 20 percent per year. Contribution expense for the nine month period ended September 30, 1999 was $220,000.


7. COMMITMENTS AND CONTINGENCIES


    The Company has entered into separate transition contracts (the "Transition Contracts") with Pennsylvania Electric Company ("Penelec") and New York State Electric & Gas Corporation ("NYSEG"), pursuant to which EME Homer City may exercise a put option to sell certain quantities of capacity to Penelec and NYSEG, and Penelec and NYSEG may exercise call options to purchase certain quantities of capacity. The terms of the NYSEG Transition Contract and the Penelec Transition Contract continue until April 30, 2001 and May 31, 2001, respectively. EME Homer City has exercised a put option to sell 942 MW of capacity to Penelec for the period from March 18, 1999 through May 31, 2000 under the Penelec Transition Contract for a price of $49.90/MW-day from March 18, 1999 through May 31, 1999 and $59.90/MW-day for the year ending
May 31, 2000. EME Homer City has also entered into contractual arrangements with NYSEG to sell 942 MW of capacity for the period from March 18, 1999 to May 31, 1999 for a price of $55.00/MW-day and sell 99% of the remaining installed capacity over the transition contracts through May 31, 2000 at a weighted average price of $65.00/MW-day.



    At September 30, 1999, the marketing affiliate has sold 82% of the anticipated energy output of Homer City Units 1 and 2 for the remainder of the 1999 with an average price of $22.00/MWh. In addition, the marketing affiliate had entered into forward energy sales totaling 856 MWh during on-peak hours in 2000 at an average price of $40.90/MWh. Lastly, the marketing affiliate had sold 99% of the remaining capacity over the transition contract amounts through May 2000 at a weighted average price of $65.00/MW-day. At September 30, 1999, the Company's affiliate sold call options to third parties for 238 MWh of energy for various periods from October 1, 1999 through December 31, 2000, at a weighted average price of $37.42.



CREDIT SUPPORT TO AFFILIATES



    The Company has entered into a contract with a marketing affiliate for the sale of energy and capacity produced by the Homer City facilities, which enables such marketing affiliate to engage in forward sales and hedging transactions to manage the Company's electricity price exposure. Net gains or losses on hedges by the marketing affiliate which are physically settled are recognized in the same manner as the hedged item. The Company receives the net transaction price on all contracts that are physically settled by its marketing affiliate. Another marketing affiliate of the Company enters into option contracts using credit of the Company. Options written and premiums received by this affiliate are not transferred to the Company. In connection with these agreements, the Company has agreed to provide credit support in the form of guarantees. At September 30, 1999, the Company has executed guarantees totaling $71 million.

                          EDISON MISSION HOLDINGS CO.

                               SEPTEMBER 30, 1999

7. COMMITMENTS AND CONTINGENCIES (CONTINUED)

ASH DISPOSAL SITE

    Pennsylvania Department of Environmental Protection ("PaDEP") regulations governing ash disposal sites require, among other things, groundwater assessments of landfills if existing groundwater monitoring indicates the possibility of degradation. The assessments could lead to the installation of additional monitoring wells and if degradation of the groundwater is discovered, the Company would be required to develop abatement plans, which may include the lining of unlined sites. To date, the Facilities' ash disposal site has not shown any signs that would require abatement. Management does not believe that the costs of maintaining and abandoning the ash disposal site will have a material impact on the Company's results of operations or financial position.

TWO LICK CREEK RESERVOIR DEEP MINE DISCHARGES


    In connection with its purchase of the Homer City facilities on March 18, 1999, the Company acquired the Two Lick Creek Dam and Reservoir. Acid discharges from two inactive deep mines were being collected and partially treated on the reservoir property by a mining company before being pumped off the property for additional treatment at a nearby treatment plant. The mining company, which filed for bankruptcy, operated the collection and treatment system until May 1999, when its assets were allegedly depleted.


    The PaDEP initially advised the Company that it was potentially responsible for treating the discharges by virtue of its alleged ownership of the property of which the discharges allegedly emanated. Without any admission of its liability, the Company voluntarily agreed through a Letter Agreement to fund the operation of the treatment plant (approximately $11,000 per month) for an interim period while PaDEP continued its investigation. The agency has recently notified the Company that it is responsible for treatment of one of the discharges. It has also advised the owner of the mineral rights and three former operators of the mine that they are liable and has requested them to cooperatively develop and implement a plan with the Company to treat the discharge. The Company estimates the cost of a passive treatment system to be approximately $750,000. The cost of operating a passive treatment system would be considerably less than the cost of operating the current treatment plant.

FUEL CONTRACTS COMMITMENT


    The Company has entered into several fuel purchase agreements with various third party suppliers for the purchase of bituminous steam coal. These contracts call for the purchase of a minimum quantity of coal over the term of the contracts, which extend from three months to 8.5 years from September 30, 1999, with an option at the Company's discretion to purchase additional amounts of coal as stated in the agreements. The minimum quantity of coal to be purchased through these contracts is 16.9 million tons over the terms of the respective contracts. Pricing is based on fixed prices per ton

                          EDISON MISSION HOLDINGS CO.

                               SEPTEMBER 30, 1999

7. COMMITMENTS AND CONTINGENCIES (CONTINUED)


with various methods of escalation as defined in the agreements. The escalation is generally based on market conditions.



                                                 MINIMUM QUANTITY      MAXIMUM QUANTITY       BASE PRICE
SUPPLIER                      TERMINATION DATE   (TONS PER MONTH)           (TONS)             ($/TON)
--------                      ----------------   ----------------   -----------------------   ----------
Canterbury Coal Company.....      12/31/03           28,000              40,000/month            21.33(1)
Mears Enterprises, Inc......      12/31/00           30,000              35,000/month            21.41
Rosebud Mining Company......      12/31/00           25,000         1,050,000/contract term      21.42
Helvetia Coal Company.......      (2)            1,800,000/year              None             26.75(3)
Unionvale Coal Company......      12/31/07             (4)                    (5)               (6)
Tanoma Coal Sales, Inc......      12/31/04           25,000                   (7)               (8)
                                  12/31/99           10,000                 25,000              (9)
                                  12/31/99           15,000                  None                21.40
                                  12/31/02           85,000              95,000/month            37.00(10)
Kajon Materials, Inc........       5/31/00           10,000          360,000/contract term       20.37
DLR Coal Company............      12/31/04           20,000         1,500,000/contract term      19.00
Britt Resources, Inc........       4/30/03           15,000              65,000/month           (11)


------------------------


(1) The base price per ton under the Canterbury Coal Company agreement increased to $22.05 on January 1, 2000 and will be increased to $22.30 on
    January 1, 2002.



(2) The Helvetia agreement will terminate when 16 million tons of raw coal have been delivered under this agreement. At current delivery rates, the contract will expire in 2002.



(3) The base price for coal delivered under the Helvetia agreement was $26.75 per ton as of January 1995 and is adjusted quarterly in accordance with a cost index and a market index.



(4) The minimum monthly quantities under the Unionvale Coal Company agreement are as follows: (1) from August 1, 1999 through December 31, 2000, 35,000 tons; (2) from January 1, 2001 through December 31, 2001, 45,000 tons; and
    (3) from January 1, 2002 through December 31, 2007, 60,000 tons.



(5) The maximum monthly quantities under the Unionvale Coal Company agreement are as follows: (1) from August 1, 1999 through December 31, 2000, 50,000 tons; (2) from January 1, 2001 through December 31, 2001, 60,000 tons; and
    (3) from January 1, 2002 through December 31, 2007, 67,500 tons.



(6) The price paid for coal under the Unionvale Coal Company agreement is as follows: (1) through December 31, 2000, $21.50/ton; (2) from January 1,
    2001 through December 31, 2001, $21.93/ton; (3) from January 1, 2002 through December 31, 2002, $22.37/ton; (4) from January 1, 2003 through
    December 31, 2005, as determined in good faith between the parties to the agreement, not to exceed the price specified in clause (3) plus 5%;
    (5) from January 1, 2006 through December 31, 2006, the price specified in clause (4) plus 2% thereof; and (6) from January 1, 2007 through December 31, 2007, the price specified in clause (5) plus 2% of such price.



(7) Under the Tanoma agreement terminating on December 31, 2004, EME Homer City can receive up to 35,000 tons of coal per month on and after July 1, 1999 if it notifies Tanoma by February 1, 1999, and can receive up to 45,000 tons of coal per month on and after October 1, 2000 if it notifies Tanoma by May 1, 2000.



(8) The price paid for coal under the Tanoma agreement terminating on December 31, 2004 is as follows: (1) through December 31, 2000, $21.30/ton;
    and (2) from January 1, 2001 through December 31, 2004, as determined in accordance with a combination of (a) good faith negotiations between the parties, (b) changes in the prices under other coal supply agreements for the Homer City facilities and (c) changes in the economic dispatch rates for Units 1 and 2.



(9) The price paid for coal under the Tanoma agreement terminating on December 31, 1999 is as follows: (1) for the first 10,000 tons, $22.05/tons; (2) for the next 10,000 tons, $22.89/tons; and (3) for the final 5,000 tons, $22.47/ton.



(10) The price paid for coal under the Tanoma agreement terminating on December 31, 2002 is subject to adjustment for several factors, including the economic dispatch rate for Unit 3 and the market price of similar low sulfur coal.

                          EDISON MISSION HOLDINGS CO.

                               SEPTEMBER 30, 1999

7. COMMITMENTS AND CONTINGENCIES (CONTINUED)


(11) The price paid for coal under the Britt Resources agreement is as follows:
     (1) up to 25,000 tons, $21.00/ton; (2) from 25,001 to 40,000 tons,
    $22.00/ton; and (3) from 40,001 to 65,000 tons, $23.00/ton.


PLANT IMPROVEMENTS


    Upon acquisition, the Company began major plant improvements consisting primarily of a turnkey pollution control retrofit project. The cost of environment capital improvements is estimated to be $258 million, of which $74 million was incurred prior to September 30, 1999.


LEASES

    At September 30, 1999 the Company had no capital leases, however, the Company did have several operating leases in place relating mainly to flue gas conditioning equipment and trucks. At September 30, 1999, the future operating lease commitments were as follows:

PERIOD ENDING SEPTEMBER 30,
---------------------------                                   (IN THOUSANDS)
October 1999-September 2000.................................      $  811
October 2000-September 2001.................................         132
October 2001-September 2002.................................         131
October 2002-September 2003.................................         126
October 2003-September 2004.................................          75
                                                                  ------
    Total...................................................      $1,275
                                                                  ======


COAL CLEANING AGREEMENT



    The Company has entered into a Coal Cleaning Agreement with Homer City Coal Processing Corp. to operate and maintain a coal cleaning plant owned by the Company. Under the terms of the agreement, which is scheduled to expire on August 31, 2002, the Company is obligated to reimburse Homer City Coal Processing Corp. for the actual costs incurred in the operations and maintenance of the coal cleaning plant, a fixed general and administrative service fee of $260,000 per year, and an operating fee that ranges from $.20 to $.35 per ton depending on the level of tonnage.



INTERCONNECTION AGREEMENT



    Subsidiaries of the Company have entered into Interconnection Agreements with NYSEG and Penelec to provide interconnection services necessary to interconnect the Homer City Station with NYSEG and Penelec's transmission systems. Unless terminated earlier in accordance with the terms thereof, the Interconnection Agreement will terminate on a date mutually agreed to by EME Homer City, NYSEG and Penelec. This date will not exceed the retirement date of the Homer City Units. NYSEG and Penelec have agreed to extend such interconnection services to modifications, additions, upgrades or repowering of the Homer City Units. EME Homer City is required to compensate NYSEG and Penelec for all reasonable costs associated with any modifications, additions or replacements made to NYSEG or Penelec's interconnection facilities or transmission systems in connection with any modification, addition, upgrade to the Homer City Units.

                          EDISON MISSION HOLDINGS CO.

                               SEPTEMBER 30, 1999

8. SUPPLEMENTAL STATEMENTS OF CASH FLOWS INFORMATION


NINE MONTHS ENDED SEPTEMBER 30,                                    1999
-------------------------------                               --------------
                                                              (IN THOUSANDS)
Cash paid:
Interest....................................................    $   10,131

NINE MONTHS ENDED SEPTEMBER 30,
------------------------------------------------------------
Details of facility acquisition:
Fair value of assets acquired...............................    $1,835,207
Liabilities assumed.........................................       (16,576)
                                                                ----------
Net cash paid for acquisition...............................    $1,818,631
                                                                ==========

                                   APPENDIX A
                           GLOSSARY OF DEFINED TERMS


    Unless the context requires otherwise, any reference in this prospectus to any agreement shall mean that agreement and all schedules, exhibits and attachments to that agreement as amended, supplemented or otherwise modified and in effect as of the date of this prospectus. All terms defined in this appendix used in the singular shall have the same meanings when used in the plural and vice versa.



    THE TERMS DEFINED BELOW ARE SUMMARIES OF TERMS DEFINED IN, AND ARE DEFINED MORE SPECIFICALLY IN, THE OPERATIVE CONTRACTS AND THE FINANCING DOCUMENTS. THESE SUMMARIES DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, ALL OF THE PROVISIONS OF THE OPERATIVE CONTRACTS AND THE FINANCING DOCUMENTS. COPIES OF THE OPERATIVE CONTRACTS AND THE FINANCING DOCUMENTS HAVE BEEN FILED AS EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART. SEE "AVAILABLE INFORMATION."


    "Acceptable Credit Provider" means a bank or trust company with a combined capital and surplus of at least $1 billion whose long term unsecured debt is rated "A2" or higher by Moody's or "A" or higher by S&P.


    "Acceptable Credit Support" means (1) an unconditional guarantee by Edison Mission Energy or any other Affiliate of Edison Mission Holdings, with such entity in each case being rated "Baa1" or higher by Moody's and "BBB+" or higher by S&P or (2) an irrevocable letter of credit from an Acceptable Credit Provider. In the event of a downgrade of any Acceptable Credit Provider by Moody's or S&P to below the minimum criteria specified above, substitute Acceptable Credit Support must be provided within 30 days of such event. Otherwise, the Trustee shall draw down the then outstanding amount of the Acceptable Credit Support and deposit such monies into the Debt Service Reserve Accounts.


    "Accounts" means, collectively, the Accrued Interest Accounts, the Debt Service Reserve Accounts, the Equity Account, the Environmental Capital Expenditures Account, the Principal Accounts, the Recovery Event Proceeds Account and the Revenue Account.

    "Accrued Interest Account" means, for each class of Senior Debt, the account established by the Collateral Agent for such Senior Debt pursuant to the Security Deposit Agreement into which amounts shall be deposited for the purpose of making payments when due of accrued interest on such Senior Debt.

    "Accrued Interest Amount" means, with respect to any Accrued Interest Account, as of any date of calculation, an amount sufficient to cause the balance of such Accrued Interest Account to equal the sum of (1) all accrued and unpaid interest and fees in respect of the related Indebtedness on such date,
(2) all amounts in respect of funding losses, increased capital costs, taxes, indemnities, costs and expenses associated with such Indebtedness due and payable on such date and (3) if the next succeeding interest payment date with respect to such Indebtedness will occur prior to the next succeeding Monthly Transfer Date, all interest and fees projected to accrue in respect of such Indebtedness from the date of calculation to but excluding such interest payment date and all amounts in respect of funding losses, increased capital costs, taxes, indemnities, costs and expenses associated with such Indebtedness projected to be due and payable on such interest payment date.


    "Additional Bonds" means any bonds issued pursuant to the indenture other than the original bonds.



    "Administrative Agent" means Citicorp USA, Inc., in its capacity as administrative agent for the Bank Lenders, and includes each other Person as may have subsequently been appointed as the successor Administrative Agent under the Credit Agreement.

    "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of (1) the "base rate" of the Administrative Agent and (2) the Federal Funds Rate most recently determined by the Administrative Agent plus 1/2 of 1%.



    "Base Rate Loans" means all Loans bearing interest based on the Alternate Base Rate.


    "Beneficial Owner" means any person who holds a beneficial ownership interest in a bond.


    "Capital Lease Obligation" means, as to any Person, all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of the indenture, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.



    "Cash Equivalents" means, at any time: (1) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or an agency thereof; (2) other investments in securities or bank instruments rated at least "A" by S&P and "A2" by Moody's or "A-1" by S&P and "P-1" by Moody's and with maturities of less than 366 days; or
(3) other securities as to which Edison Mission Holdings has demonstrated, to the satisfaction of the trustee, adequate liquidity through secondary markets or deposit agreements.



    "Change of Control" means the reduction in Edison Mission Energy's direct or indirect beneficial ownership in Edison Mission Holdings to less than 50% at any time unless at such time either (1) the bonds are rated at least Investment Grade by each Rating Agency then rating the bonds and a Ratings Reaffirmation is obtained or (2) the reduction in Edison Mission Energy's voting interest has been approved by a vote of more than 66 2/3% of the bondholders.



    "Collateral Agent" means United States Trust Company of New York, as collateral agent for the benefit of the Secured Parties under the Guarantee and Collateral Agreement, together with its successors and assigns.



    "Commitments" means the collective reference to the 364-Day Term Loan Commitments, the Construction Term Loan Commitments and the Revolving Loan Commitments.



    "Debt Service" means, with respect to any Senior Debt, principal, or, in the case of Swap Indebtedness, amounts payable on early termination of the related Interest Rate Hedging Obligation, interest or, in the case of any Swap Indebtedness, fixed payments in respect of the related Interest Rate Hedging Obligation, fees and amounts in respect of funding losses, increased capital costs, taxes, indemnities, costs and expenses, in each case payable in respect of such Senior Debt.



    "Debt Service Coverage Ratio" means, for any period, a ratio the numerator of which is Net Cashflow for such period, and the denominator of which is the aggregate of all principal, interest and other fixed charges payable during such period on the bonds or on other Permitted Indebtedness which is equivalent with the bonds.


    "Debt Service Reserve Accounts" means, collectively, (1) the Bond Debt Service Reserve Account, (2) the Bank Debt Service Reserve Account and (3) any similar debt service reserve accounts established for the benefit of holders of other secured Senior Debt.


    "DSR Credit Instrument" means, with respect to any Senior Debt, a letter of credit, guarantee or other instrument that under the Financing Documents relating to such Senior Debt may be delivered to the Collateral Agent in total or partial satisfaction of the Debt Service Reserve Requirement relating to such Senior Debt.



    "DSR Letter of Credit Indebtedness" means any indebtedness incurred under an agreement relating to letters of credit issued to satisfy a Debt Service Reserve Requirement.

    "Equity Account" means the account of such name established under the Security Deposit Agreement.


    "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.



    "Final Maturity Date" means the last stated maturity date of any series of the bonds.



    "Financing Documents" means, collectively, the indenture, the bonds, the Purchase Agreement, the registration rights agreement, the Credit Agreement and the Security Documents.



    "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, letters of credit and reimbursement agreements in respect of such instruments, of all or any part of any Indebtedness.



    "Indebtedness" of any Person means, without duplication: (1) all indebtedness for borrowed money; (2) all obligations issued, undertaken or assumed as the deferred purchase price of property or services which purchase price is due more than six months from the date of incurrence of the obligation in respect of such obligations or is evidenced by a note or other instrument, except trade accounts arising in the ordinary course of business; (3) all reimbursement obligations with respect to surety bonds, letters of credit to the extent not collateralized with cash or Cash Equivalents, bankers' acceptances and similar instruments in each case, whether or not matured; (4) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (5) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property; (6) all Capital Lease Obligations; (7) all Interest Rate Hedging Obligations; (8) all indebtedness referred to in clauses (1) through (7) above secured by, or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by, any Lien upon or in property, including accounts and contracts rights, owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (9) all contingent liabilities.


    "Independent Engineer" means Stone and Webster Management Consultants, Inc. or another nationally recognized independent engineering and consulting firm which, as Independent Engineer, will independently review the technical aspects of the project, analyze the contractual structure and create financial projections for the benefit of the bondholders.


    "Initial Purchasers" means, collectively, Lehman Brothers Inc., Credit Suisse First Boston Corporation, Salomon Smith Barney Inc. and SG Cowen Securities Corp.



    "Interest Payment Date" means (1) with respect to the bonds, each April 1 and October 1, commencing on October 1, 1999 and concluding on the Final Maturity Date and each other date on which interest on the bonds becomes due and payable, whether on a Redemption Date, the Final Maturity Date, declaration of acceleration or otherwise, and (2) with respect to any other Secured Obligations, each regularly scheduled date on which interest is due and payable with respect to such Secured Obligations, as such date may be established from time to time, and any date on which interest on such Secured Obligations becomes due and payable, whether at redemption, the final maturity date or declaration of acceleration or otherwise.


    "Interest Rate Hedging Obligations" means, as to any Person, the net payment Obligations of all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person in order to protect against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, and, in any event, not for speculative purposes.

    "Interest Rate Protection Agreement" means any agreement providing for swaps, ceiling rates, ceiling and floor rates, contingent participation or other hedging mechanisms with respect to the payment of interest.


    "Investments" means, with respect to any Person, all investments by such Person in other Persons, including Affiliates in the forms of direct or indirect loans, including Guarantees of Indebtedness or other Obligations, advances of assets or capital contributions, excluding commission, travel and entertainment, moving, and similar advances to officers and employees made in the ordinary course of business, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.


    "LIBO Rate Loans" means all Loans bearing interest based upon a rate determined in the London Interbank Market.

    "Loans" means the collective reference to Acquisition Loans, Environmental Capital Improvements Loans and Working Capital Loans.

    "Monthly Transfer Date" means the last Business Day of each month.


    "Net Cash Flow" means, for any period, (1) all Revenues for such period, minus (2) the sum of (a) all amounts paid by or on behalf of Edison Mission Holdings and the Guarantors during such period in respect of fuel, administration, operation, maintenance, repairs and overhead, but excluding all subordinated payments made to Affiliates and capital expenditures which are funded with Permitted Indebtedness plus (b) all taxes paid by Edison Mission Holdings and the Guarantors during such period, plus (c) all fees paid by Edison Mission Holdings and the Guarantors relating to financing activities during such period.



    "Obligations" means any principal, premium, if any, interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Edison Mission Holdings or any of the Guarantors whether or not a claim for post-filing interest is allowed in such proceeding, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect of such Indebtedness.


    "Officer" means, with respect to any Person, any Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Senior Vice President, Vice President, Treasurer or Secretary of such Person.


    "Officer's Certificate" means a certificate signed by an Officer of Edison Mission Holdings.



    "Operative Contracts" means, collectively, the Transition Contracts, the Interconnection Agreement, the Easement Agreement, the Coal Supply Agreements, the Coal Cleaning Agreement, the Operating Agreement, the Joint Services Agreement, the Leases and any other material agreement entered into by Edison Mission Holdings or any of the Guarantors with respect to the operation, maintenance, management, repair or improvement of the Homer City facilities.



    "Opinion of Counsel" means a written opinion of counsel for any Person either expressly referred to in the indenture or otherwise reasonably satisfactory to the trustee which may include, without limitation, counsel for Edison Mission Holdings, whether or not such counsel is an employee of Edison Mission Holdings.



    "Ordinary Course Letter of Credit Indebtedness" means any indebtedness incurred in the form of reimbursement obligations relating to letters of credit, surety bonds and performance bonds used by Edison Mission Holdings and the Guarantors in the ordinary course of their business.

    "Outstanding" means when used with respect to the bonds, shall mean, as of the date of determination, all bonds authenticated and delivered under the indenture, except: (1) bonds canceled by the trustee or delivered to the trustee for cancellation; (2) bonds or portions of the bonds deemed to have been paid within the meaning stated in the indenture; and (3) bonds in exchange for or in lieu of which other bonds have been authenticated and delivered under the indenture; provided, however, that in determining whether the holders of the requisite principal of bonds outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or the Security Documents or whether or not a quorum is present at a meeting of bondholders, bonds owned by Edison Mission Holdings or any Affiliate of Edison Mission Holdings shall be disregarded and deemed not to be outstanding as provided in the indenture.



    "Permitted Investments" means (1) obligations issued or guaranteed as to principal and interest including money market securities by (a) the United States of America or (b) any agency thereof for which its obligations are backed by the full faith and credit of the United States of America, and certificates evidencing ownership of the right to the payment of the principal of and interest on such obligations, if such obligations are held in the custody of an Acceptable Credit Provider in a special account separate from the general assets of such custodian; (2) certificates of deposit or other interest-bearing obligations of the Collateral Agent, an Acceptable Credit Provider or other bank with long-term unsecured debt rated either "AAA" by S&P or "Aaa" by Moody's, or "A" or higher by S&P and "A2" or higher by Moody's; and (3) commercial paper, money market securities and other corporate debt securities rated, on the date of purchase, "A-1" by S&P or "P-1" by Moody's or higher for securities with original maturities of less than one year and "AAA" by S&P or "Aaa" by Moody's, or "A" or higher by S&P and "A2" or higher by Moody's, for securities with original maturities of one year or greater and maturing not more than one year from the date of acquisition of such securities.



    "Power Market Consultant" means PHB Hagler Bailly, Inc. or another nationally recognized power market consulting firm which, as Power Market Consultant, which will perform a market study of certain markets relating to the Homer City facilities and develop independent electricity price forecasts for the benefit of the bondholders.



    "Principal Account" means, for each class of Senior Debt, the account established by the Collateral Agent for such Senior Debt under the Security Deposit Agreement into which amounts shall be deposited for the purpose of making payments when due of the principal amount of such Senior Debt.



    "Principal Payment Date" means (1) with respect to the bonds, the date on which all or a portion of the principal of such bonds becomes due and payable as provided in the bonds or in the indenture, whether on a scheduled date for payment of principal, at a Redemption Date, the Final Maturity Date, declaration of acceleration or otherwise and (2) with respect to any other Secured Obligations, the date on which all or a portion of the principal of such Secured Obligations becomes due and payable under the terms of such other secured obligations, whether on a scheduled date for payment of principal, at a Redemption Date, a final maturity date, declaration of acceleration or otherwise.



    "Prudent Industry Practice" means any of the practices, methods, standards and acts, including but not limited to the practices, methods and acts engaged in or approved by a significant portion of the electric power generation industry in the United States that, at a particular time, in the exercise of reasonable judgment in light of the facts known or that should reasonably have been known at the time a decision was made, could have been expected to accomplish the desired result consistent with good business practices, reliability, economy, safety and expedition, and which practices generally conform to applicable law and governmental approvals.


    "Qualified Institutional Buyer" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

    "Rating Agencies" means each of Moody's, S&P and Duff & Phelps, together with any other nationally recognized credit rating agency of similar standing if any such entity is not then currently rating the bonds.

    "Ratings Reaffirmation" means, with respect to a specified event, a written confirmation from two or more Rating Agencies that a lowering of the then-current credit ratings of the bonds will not result from such event.


    "Recovery Event" means any settlement of or payment of $5,000,000 or more in respect of (1) any property or casualty insurance claim relating to any asset of Edison Mission Holdings or any of the Guarantors or (2) any seizure, condemnation, confiscation or taking of, or requisition of title or use of, the Homer City facilities or any part thereof by any Governmental Authority.


    "Recovery Event Proceeds" means proceeds received in respect of a Recovery Event.


    "Redemption Date" means a date indicated for redemption of bonds under the indenture.



    "Redemption Price" means the price to be paid by Edison Mission Holdings for the bonds that are redeemed under the indenture.



    "Regular Record Date" means, with respect to any scheduled payment date of any installment of principal of any bond, or payment of interest on any bond, shall mean the 15th day, whether or not a Business Day, next preceding such payment date.



    "Reinvestment Notice" means a notice executed by an authorized Officer of Edison Mission Holdings to the Collateral Agent and the trustee (1) indicating in reasonable detail the nature of the proposed restoration or replacement and the estimated cost and time to complete such restoration or replacement and
(2) stating that (a) no Default or Event of Default has occurred and is continuing, (b) such restoration or replacement is technologically and economically feasible, (c) the net cash proceeds of such Recovery Event, together with other resources available to Edison Mission Holdings and the Guarantors, are sufficient to pay the estimated cost of completing such restoration or replacement and (d) Edison Mission Holdings has sufficient resources, through business interruption insurance or otherwise, to pay all principal, interest and other fixed charges projected to become due and payable with respect to Senior Debt prior to the completion of such restoration or replacement.



    "Required Capital Improvements" means capital improvements to the Homer City facilities which are either required by applicable law or which Edison Mission Holdings reasonably believes are appropriate in response to enacted or anticipated changes in applicable law or the interpretation of applicable law.



    "Redemption Date" means the date on which Edison Mission Holdings elects or is required to redeem all or a portion of the bonds in accordance with the indenture.



    "Required Secured Parties" shall mean, at any time, holders of Senior Debt that at such time hold greater than 50% of the sum of all such Senior Debt outstanding at such time, which amount shall include, (1) in the case of the Loans, DSR Letter of Credit Indebtedness and Ordinary Course Letter of Credit Indebtedness, the commitments with respect to such instruments at such time and
(2) in the case of Swap Indebtedness, (a) prior to the occurrence of an event of default under any Senior Debt, zero, and (b) after the occurrence of an event of default under any Senior Debt, the termination value of the Interest Rate Hedging Obligation underlying such Swap Indebtedness.


    "Restricted Investment" means any Investment other than a Permitted Investment.


    "Restricted Payment Date" means May 27, 1999 and the first Business Day of each January, April, July and October.

    "Revenue Account" means the account of such name established under the Security Deposit Agreement.


    "Revenues" means (1) all revenues received from the operation of the Homer City facilities, (2) all proceeds from business interruption or other insurance and (3) all other amounts received in respect of the Home City facilities.



    "Sale-Leaseback Transaction" means an arrangement relating to property now owned or subsequently acquired whereby Edison Mission Holdings or a Guarantor transfers such property to a Person and Edison Mission Holdings or a Guarantor leases it from such Person.


    "Secured Parties" means the bondholders, the Banks, the Collateral Agent, the Secured Parties' Representatives and any other person that becomes a secured party under any Financing Document.


    "Secured Parties' Representatives" means the Administrative Agent and each Person that serves as indenture trustee, collateral agent, lender's representative or in any similar capacity for Persons that provide any Senior Debt.



    "Security Documents" means (1) the Guarantee and Collateral Agreement, the Mortgage, the Subordination Agreement, the Intercreditor Agreement, the Security Deposit Agreement and (2) the Credit Support Guarantee and any other guarantee or instrument subsequently entered into by Edison Mission Holdings or any other Person which guarantees or secures payment of the indebtedness evidenced by the bonds or payment or performance of any other Obligation.



    "Senior Debt" means (1) Edison Mission Holdings Indebtedness under the bonds, (2) Edison Mission Holdings Indebtedness under the Credit Agreement,
(3) any additional senior Indebtedness incurred Edison Mission Holdings which is permitted under the terms of any Senior Debt, (4) Edison Mission Holdings Interest Rate Hedging Obligations to any lender under the Credit Agreement with respect to the loans under such Credit Agreement and (5) Edison Mission Holdings' Indebtedness as described above in clauses (10) and (13) of the covenant described under the caption "Description of Principal Financing Documents--Indenture--Limitation on the Incurrence of Indebtedness".


    "Senior Debt Payment Date" means each date on which any Debt Service in respect of any Senior Debt is due and payable, including without limitation any Interest Payment Date or Principal Payment Date.


    "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the credit agreement or other original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment of such installment of interest or principal.



    "Subordinated Indebtedness" means (1) with respect to Indebtedness of Edison Mission Holdings or any Guarantor to any entity other than Edison Mission Holdings or any Guarantor, Indebtedness that is (a) payable solely and exclusively from the funds that would otherwise have been available to make Restricted Payments from Edison Mission Holdings, (b) fully subordinated in all rights and remedies to the bonds and (c) unsecured, or (2) with respect to Indebtedness from Edison Mission Holdings to any Guarantor or from any Guarantor to Edison Mission Holdings or any other Guarantor, Indebtedness for which payments of principal and interest are included in cash flow available to pay senior Indebtedness.



    "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which more than 50% of the outstanding capital stock, partnership interests or other equity interests having ordinary voting power to elect a majority of the board of directors of such corporation, irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency, or to control the management of such partnership, limited liability company or other entity is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.



    "Swap Indebtedness" means any indebtedness incurred under Interest Rate Hedging Obligations of Edison Mission Holdings and the Guarantors.


    "Trustee" means United States Trust Company of New York, as trustee for the benefit of the bondholders under the indenture, together with its successors and assigns.


    "Yield Maintenance Premium" means, with respect to any bond to be redeemed on any Redemption Date, an amount calculated by us as of such date equal to the excess, if any, of (1) the net present value of the then remaining scheduled installments of principal and payments of interest, but excluding that portion of any scheduled installment of principal or payment of interest that is actually due and paid on the Redemption Date, in respect of such bond calculated using a discount factor equal to the sum of the Treasury Yield plus 50 basis points over (2) the unpaid principal amount of such bond. Such Yield Maintenance Premium shall be determined in accordance with the following provisions:



    (1) the average life of the remaining scheduled installments of principal in respect of such bond (the "Remaining Average Life") shall be calculated as of such Redemption Date; and



    (2) the "Treasury Yield" shall be calculated for the United States Treasury security having an average life equal to the Remaining Average Life and trading in the secondary market at the price closest to par (the "Primary Issue"); PROVIDED, HOWEVER, that, if no United States Treasury security has an average life equal to the Remaining Average Life, the yields (the "Other Yields") for maturities of the two United States Treasury securities having average lives most closely corresponding to such Remaining Average Life and trading in the secondary market at the price closest to par shall be calculated, and the yield to maturity for the Primary Issue shall be the yield interpolated or extrapolated from such Other Yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.

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We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this
prospectus is current as of            , 2000. However, you should realize that
our affairs may have changed since the date of this prospectus.


                              -------------------

                               TABLE OF CONTENTS


                                           Page
                                         --------
Forward-Looking Statements.............       i
Available Information..................       i
Incorporation of Documents by
  Reference............................       i
Notice to New Hampshire Residents......      ii
Prospectus Summary.....................       1
Summary Consolidated Financial Data....      11
Risk Factors...........................      12
Use of Proceeds........................      16
Capitalization.........................      16
Selected Consolidated Financial Data...      17
Management's Discussion and Analysis of
  Financial Condition..................      18
The Exchange Offer.....................      24
Edison Mission Holdings and Edison
  Mission Energy.......................      33
Business...............................      35
Management.............................      49
Intercompany Relationships and Related
  Transactions.........................      51
Description of Principal Contracts.....      53
Description of the Bonds...............      63
Description of Principal Financing
  Documents............................      69
Exchange Offer; Registration Rights....      93
Plan of Distribution...................      94
Material United States Federal Income
  Tax Considerations...................      96
Legal Matters..........................      99
Experts................................      99
Index to Consolidated Financial
  Statements...........................     F-1
Appendix A--Glossary of Defined
  Terms................................     A-1


                                  $830,000,000

                 EDISON MISSION
      [LOGO]     HOLDINGS CO.

      An EDISON MISSION ENERGY
      Company

                      8.173% SENIOR SECURED BONDS DUE 2019

                      8.734% SENIOR SECURED BONDS DUE 2026

                              -------------------

                                   PROSPECTUS


                                          , 2000


                               -----------------

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                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS


I. EDISON MISSION HOLDINGS, EDISON MISSION FINANCE CO., HOMER CITY PROPERTY HOLDINGS, INC., MISSION ENERGY WESTSIDE, INC., CHESTNUT RIDGE ENERGY COMPANY AND EDISON MISSION ENERGY.



    Edison Mission Holdings, Edison Mission Finance Co., Homer City Property Holdings, Inc., Mission Energy Westside, Inc. and Chestnut Ridge Energy Company, is each a California corporation. Article VI of each of Edison Mission Holdings, Edison Mission Finance Co.'s, Homer City Property Holdings, Inc.'s, Mission Energy Westside, Inc.'s, Chestnut Ridge Energy Company's and Edison Mission Energy's respective Bylaws provide, in effect, that, to the extent and under the circumstances permitted by Section 317 of the California Corporations Code, each such company shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described in that section by reason of the fact that he or she is or was a director of officer of the applicable company.



    Section 317 of the California Corporations Code empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than in certain actions by or in the right of the corporation as described below, by reason of the fact that he or she is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a corporation that was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation, against expenses,including attorneys' fees, judgments, fines, settlements and other amounts actually or reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of his or her duty to the corporation and its shareholders unless and only to the extent that the court in which such action or suit is or was pending shall determine that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper. Section 317 further provides that to the extent that such director, officer, employee or agent of a corporation has been successful on the merits in defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses,including attorneys' fees, actually and reasonably incurred by him or her in connection therewith.



    Article V of each of the Edison Mission Holdings', Edison Mission Finance Co.'s, Homer City Property Holdings, Inc.'s, Mission Energy Westside, Inc.'s, and Chestnut Ridge Energy Company's respective Articles of Incorporation and
Article IV of Edison Mission Energy's Articles of Incorporation relieve their respective directors from monetary damages to their respective companies or their respective shareholders for any breach of such director's fiduciary duty as a director to the extent permitted by the California Corporations Code. Under
Section 204(a)(10) of the California Corporations Code, a corporation may relieve its directors from personal liability to such corporation or its shareholders for monetary damages for any breach of their fiduciary duty as directors except (i) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was unaware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the corporation or its shareholders, (ii) for any act or omission not in good faith or that a director believes to be contrary to the best interests of the corporation or its shareholders, (iii) for any intentional misconduct or knowing and culpable violation of law, (iv) for any willful or negligent violation of certain provisions of the California Corporations Code imposing certain requirements with respect to the making of loans or guarantees and the payment of dividends, (v) for any transaction from which the director derived an improper personal benefit or (vi) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders.


II. EME HOMER CITY GENERATION L.P.


    EME Homer City Generation L.P. (the "Partnership") is a limited partnership organized under the laws of the State of Pennsylvania. Section 8510 of the Pennsylvania Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are described in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other persons from and against any and all claims and demands whatsoever; if, however, such indemnification shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.



    Section 8.7 of the Partnership's Agreement of Limited Partnership (the "Agreement") provides that the General Partner, as defined in the Agreement, will not be liable to the Partnership or the Limited Partners, as defined in the Agreement, for any act or omission by the General Partner under to the authority granted to it by the Agreement, except by reason of fraud, bad faith, willful misfeasance, gross negligence or any act in breach of the Agreement. The General Partner will indemnify and save harmless the Partnership and the Limited Partners from any loss or liability arising out of its fraud, bad faith, willful misfeasance, gross negligence or breach of the Agreement. Moreover, the Partnership will indemnify and save harmless the General Partner from any loss or liability incurred by the General Partner by reason of any act performed by the General Partner on behalf of the Partnership or in furtherance of the Partnership's interest other than by reason of the General Partner's fraud, bad faith, willful misfeasance, negligence or breach of the Agreement. In the event the General Partner is found personally liable for any debts of the Partnership, other than any debt or liability incurred by reason of the General Partner's fraud, bad faith, willful misfeasance, negligence or breach of the Agreement, and is required to and does satisfy a Partnership liability out of its personal assets, the General Partner will have a right of reimbursement out of the assets of the Partnership (the "Right of Reimbursement"). The Right of Reimbursement will accrue to the General Partner 30 days after written notice of such right is given to each of the other Partners. Upon such accrual of the Right of Reimbursement, the General Partner will be reimbursed out of the assets of the Partnership in the order of priority specified in Section 8.7 of the Agreement, but only to the extent necessary to satisfy such Right of Reimbursement. To the extent not reimbursed as provided in the Agreement, the General Partner will have no right of contribution from the Limited Partners.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
        3.1             Articles of Incorporation of Edison Mission Holdings.

        3.2             Certificate of Amendment of Articles of Incorporation of
                        Edison Mission Holdings.

        3.3             By-Laws of Edison Mission Holdings.

        3.4             Articles of Incorporation of Edison Mission Finance Co.

        3.5             By-Laws of Edison Mission Finance Co.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
        3.6             Articles of Incorporation of Homer City Property
                        Holdings, Inc.

        3.7             By-Laws of Homer City Property Holdings, Inc.

        3.8             Articles of Incorporation of Mission Energy Westside, Inc.

        3.9             Certificate of Amendment to Articles of Incorporation of
                        Mission Energy Westside, Inc.

        3.10            By-Laws of Mission Energy Westside, Inc.

        3.11            Articles of Incorporation of Chestnut Ridge Energy Company.

        3.12            By-Laws of Chestnut Ridge Energy Company.

        3.13 Edison Mission Energy Homer City Generation L.P. Agreement of Limited Partnership.

        3.14            Amended and Restated Articles of Incorporation of Edison
                        Mission Energy, incorporated by reference to Exhibit 3.1 to
                        Edison Mission Energy's Current Report on Form 8-K, dated
                        January 30, 1996.

        3.15            By-Laws of Edison Mission Energy, incorporated by reference to Exhibit 3.2 to Edison Mission Energy's Registration
                        Statement on Form 10 filed with the Securities and Exchange
                        Commission on November 21, 1994 ("Form 10").

        4.1             Indenture, dated as of May 27, 1999, between Edison Mission
                        Holdings and United States Trust Company of New York, as
                        Trustee. See Exhibit 10.74

        5.1             Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Edison Mission Holdings.*

        5.2             Opinion of Morgan, Lewis & Bockius LLP, special Pennsylvania counsel to EME Homer City Generation L.P.**

       10.1             Exchange and Registration Rights Agreement, dated as of May
                        27, 1999, by and among the Initial Purchasers, the
                        Guarantors and Edison Mission Holdings.

       10.2             Power Purchase Contract between Southern California Edison
                        Company and Champlin Petroleum Company, dated March 8, 1985, incorporated by reference to Exhibit 10.2 to Edison Mission
                        Energy's Form 10.

       10.2.1           Amendment to Power Purchase Contract between Southern
                        California Edison Company and Champlin Petroleum Company, dated July 29, 1985, incorporated by reference to Exhibit
                        10.2.1 to Edison Mission Energy's Form 10.

       10.2.2           Amendment No. 2 to Power Purchase Contract between Southern
                        California Edison Company and Champlin Petroleum Company,
                        dated October 29, 1985, incorporated by reference to Exhibit
                        10.2.2 to Edison Mission Energy's Form 10.

       10.3             Power Purchase Contract between Southern California Edison
                        Company and Imperial Energy Company, dated February 22,
                        1984, incorporated by reference to Exhibit 10.4 Edison
                        Mission Energy's Form 10.

       10.3.1           Amendment to Power Purchase Contract between Southern
                        California Edison Company and Imperial Energy Company, dated
                        November 13, 1984, incorporated by reference to Exhibit
                        10.4.1 to Edison Mission Energy's Form 10.

       10.4             Power Purchase Contract between Southern California Edison
                        Company and Imperial Energy Company Niland No. 2, dated
                        April 16, 1985, incorporated by reference to Exhibit 10.6 to
                        Edison Mission Energy's Form 10.

       10.5             Power Purchase Contract between Southern California Edison
                        Company and Chevron U.S.A. Inc., dated November 9, 1984,
                        incorporated by reference to Exhibit 10.7 to Edison Mission
                        Energy's Form 10.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
       10.5.1           Amendment No. 1 to Power Purchase Contract between Southern
                        California Edison Company and Chevron U.S.A. Inc., dated
                        March 29, 1985, incorporated by reference to Exhibit 10.7.1 to Edison Mission Energy's Form 10.

       10.5.2           Amendment No. 2 to Power Purchase Contract between Southern
                        California Edison Company and Chevron U.S.A. Inc., dated
                        November 21, 1985, incorporated by reference to Exhibit
                        10.7.2 to Edison Mission Energy's Form 10.

       10.5.3           Amendment No. 3 to Power Purchase Contract between Southern
                        California Edison Company and Chevron U.S.A. Inc., dated
                        November 21, 1985, incorporated by reference to Exhibit
                        10.7.3 to Edison Mission Energy's Form 10.

       10.6             Power Purchase Contract between Southern California Edison
                        Company and Arco Petroleum Products Company (Watson
                        Refinery), incorporated by reference to Exhibit 10.8 to Edison Mission Energy's Form 10.

       10.7             Power Supply Agreement between State Electricity Commission of Victoria, Loy Yang B Power Station Pty. Ltd. and the
                        Company Australia Pty. Ltd., as managing partner of the
                        Latrobe Power Partnership, dated December 31, 1992,
                        incorporated by reference to Exhibit 10.9 to Edison Mission
                        Energy's Form 10.

       10.8             Power Purchase Agreement between P.T. Paiton Energy Company as Seller and Perusahaan Umum Listrik Negara as Buyer, dated
                        February 12, 1994, incorporated by reference to Exhibit
                        10.10 to Edison Mission Energy's Form 10.

       10.9             Amended and Restated Power Purchase Contract between
                        Southern California Energy Company and Midway-Sunset
                        Cogeneration Company, dated May 5, 1988, incorporated by reference to Exhibit 10.11 to Edison Mission Energy's Form
                        10.

       10.10            Parallel Generation Agreement between Kern River
                        Cogeneration Company and Southern California Energy Company,
                        dated January 6, 1984, incorporated by reference to Exhibit
                        10.12 to Edison Mission Energy's Form 10.

       10.11            Parallel Generation Agreement between Kern River
                        Cogeneration (Sycamore Project) Company and Southern
                        California Energy Company, dated December 18, 1984,
                        incorporated by reference to Exhibit 10.13 to Edison Mission
                        Energy's Form 10.

       10.12            Amendment No. 2 to Power Purchase Agreement between Southern
                        California Energy Company and Vulcan/BN Geothermal Power
                        Company, dated April 1, 1986, incorporated by reference to
                        Exhibit 10.14 to Edison Mission Energy's Form 10.

       10.13            U.S. $325 million Bank of Montreal Revolver, dated October
                        29, 1993, incorporated by reference to Exhibit 10.15 to Edison Mission Energy's Form 10.

       10.13.1          U.S. $400 million Bank of America National Trust and Savings
                        Association Credit Agreement, dated October 27, 1994,
                        incorporated by reference to Exhibit 10.15.1 to Edison
                        Mission Energy's Form 10.

       10.13.2          Conformed copy of the Amended and Restated U.S. $400 million
                        Bank of America National Trust and Savings Association
                        Credit Agreement, dated as of November 17, 1994,
                        incorporated by reference to Exhibit 10.15.2 to Edison
                        Mission Energy's Annual Report on Form 10-K for the year
                        ended December 31, 1994.

       10.13.3          Conformed copy of the Second Amended and Restated U.S. $400 million Bank of America National Trust and Savings
                        Association Credit Agreement, dated as of October 11, 1996, incorporated by reference to Exhibit 10.15.3 to Edison
                        Mission Energy's Form 10-K for the year ended December 31,
                        1996.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
       10.14            Amended and Restated Ground Lease Agreement between Texaco
                        Refining and Marketing Inc. and March Point Cogeneration
                        Company, dated August 21, 1992, incorporated by reference to
                        Exhibit 10.16 to Edison Mission Energy's Form 10.

       10.14.1          Amendment No. 1 to Amended and Restated Ground Lease
                        Agreement between Texaco Refining and Marketing Inc. and
                        March Point Cogeneration Company, dated August 21, 1992,
                        incorporated by reference to Exhibit 10.16 to Edison Mission
                        Energy's Form 10.

       10.15            Memorandum of Agreement between Atlantic Richfield Company and Products Cogeneration Company, dated September 17, 1987, incorporated by reference to Exhibit 10.17 to Edison Mission
                        Energy's Form 10.

       10.16            Memorandum of Ground Lease between Texaco Producing Inc. and
                        Sycamore Cogeneration Company, dated January 19, 1987,
                        incorporated by reference to Exhibit 10.18 to Edison Mission
                        Energy's Form 10.

       10.17            Amended and Restated Memorandum of Ground Lease between
                        Getty Oil Company and Kern River Cogeneration Company, dated
                        November 14, 1984, incorporated by reference to Exhibit
                        10.19 to Edison Mission Energy's Form 10.

       10.18            Memorandum of Lease between Sun Operating Limited
                        Partnership and Midway-Sunset Cogeneration Company,
                        incorporated by reference to Exhibit 10.20 to Edison Mission
                        Energy's Form 10.

       10.19 Executive Supplemental Benefit Program, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp (File
                        No. 1-2313).

       10.20 1981 Deferred Compensation Agreement, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp (File
                        No. 1-2313).

       10.21            1985 Deferred Compensation Agreement for Executives,
                        incorporated by reference to Exhibits to Forms 10-K filed by
                        SCEcorp (File No. 1-2313).

       10.22            1987 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-2313).

       10.23            1988 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-2313).

       10.24            1989 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-9936).

       10.25            1990 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-9936).

       10.26            Annual Deferred Compensation Plan for Executives,
                        incorporated by reference to Exhibits to Forms 10-K filed by
                        SCEcorp (File No. 1-9936).

       10.27 Executive Retirement Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp (File
                        No. 1-2313).

       10.28 Long-Term Incentive Plan for Executive Officers, incorporated by reference to the Registration Statement
                        (File No. 33-19541) under which SCEcorp registered securities to be offered pursuant to the Plan under the Securities Act of 1933.

       10.29            Estate and Financial Planning Program for Executive
                        Officers, incorporated by reference to Exhibits to Forms
                        10-K filed by SCEcorp (File No. 1-9936).

       10.30 Letter Agreement with Edward R. Muller, incorporated by reference to Exhibit 10.32 to Edison Mission Energy's Form
                        10.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
       10.31            Agreement with James S. Pignatelli, incorporated by
                        reference to Exhibit 10.33 to Edison Mission Energy's Form
                        10.

       10.32 Conformed copy of the Guarantee Agreement dated as of November 30, 1994, incorporated by reference to Exhibit
                        10.34 to Edison Mission Energy's Form 10.

       10.33            Indenture of Lease between Brooklyn Navy Yard Development
                        Corporation and Cogeneration Technologies, Inc., dated as of
                        December 18, 1989, incorporated by reference to Exhibit
                        10.35 to Edison Mission Energy's Form 10-K for the year
                        ended December 31, 1994.

       10.33.1          First Amendment to Indenture of Lease between Brooklyn Navy
                        Yard Development Corporation and Cogeneration Technologies,
                        Inc., dated November 1, 1991, incorporated by reference to
                        Exhibit 10.35.1 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1994.

       10.33.2          Second Amendment to Indenture of Lease between Brooklyn Navy
                        Yard Development Corporation and Cogeneration Technologies,
                        Inc., dated June 3, 1994, incorporated by reference to
                        Exhibit 10.35.2 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1994.

       10.33.3          Third Amendment to Indenture of Lease between Brooklyn Navy
                        Yard Development Corporation and Cogeneration Technologies,
                        Inc., dated December 12, 1994, incorporated by reference to
                        Exhibit 10.35.3 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1994.

       10.34            Conformed copy of A$200 million Bank of America National
                        Trust and Savings Association Credit Agreement, dated
                        November 22, 1994, incorporated by reference to Exhibit
                        10.36 to Edison Mission Energy's Form 10-K for the year ended December 31, 1994.

       10.34.1          Conformed copy of the Amended and Restated A$200 million
                        Bank of America National Trust and Savings Associated Credit
                        Agreement, dated December 12, 1994, incorporated by
                        reference to Exhibit 10.36.1 to Edison Mission Energy's Form
                        10-K for the year ended December 31, 1994.

       10.34.2          Conformed copy of First Amendment to Amended and Restated
                        A$200 million Bank of America National Trust and Savings
                        Associated Credit Agreement, dated June 7, 1995, incorporated by reference to Exhibit 10.36.2 to Edison
                        Mission Energy's Form 10-Q for the quarter ended September
                        30, 1995.

       10.35            Amended and Restated Limited Partnership Agreement of
                        Mission Capital, L.P., dated as of November 30, 1994,
                        incorporated by reference to Exhibit 10.37 to Edison Mission
                        Energy's Form 10-K for the year ended December 31, 1994.

       10.36            Action of General Partner of Mission Capital, L.P. creating the 9 7/8% Cumulative Monthly Income Preferred Securities,
                        Series A, dated as of November 30, 1994, incorporated by
                        reference to Exhibit 10.38 to Edison Mission Energy's Form
                        10-K for the year ended December 31, 1994.

       10.37            Action of General Partner of Mission Capital, L.P. creating the 8 1/2% Cumulative Monthly Income Preferred Securities,
                        Series B, dated as of August 8, 1995, incorporated by
                        reference to Exhibit 10.39 to Edison Mission Energy's Form
                        10-Q for the quarter ended June 30, 1995.

       10.38            Power Purchase Contract between ISAB Energy, S.r.l. as
                        Seller and Enel, S.p.A. as Buyer, dated June 9, 1995,
                        incorporated by reference to Exhibit 10.40 to Edison Mission
                        Energy's Form 10-Q for the quarter ended June 30, 1995.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
       10.39            400 million sterling pounds Barclays Bank Plc Credit
                        Agreement, dated December 18, 1995, incorporated by
                        reference to Exhibit 10.41 to Edison Mission Energy's Form
                        8-K, dated December 21, 1995.

       10.40            Guarantee by Edison Mission Energy, dated December 1, 1995 supporting Letter of Credit issued by Bank of America
                        National Trust and Savings Association to secure payment of bonds issued pursuant to the Brooklyn Navy Yard project
                        tax-exempt bond financing, incorporated by reference to
                        Exhibit 10.42 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1995.

       10.41            Guarantee by Edison Mission Energy, dated December 1, 1995, supporting Letter of Credit issued by Bank of America
                        National Trust and Savings Association to secure Brooklyn
                        Navy Yard's indemnity to the New York City Industrial
                        Development Agency pursuant to the Brooklyn Navy Yard
                        project tax-exempt bond financing, incorporated by reference to Exhibit 10.43 to Edison Mission Energy's Form 10-K for
                        the year ended December 31, 1995.

       10.42            Guarantee by Edison Mission Energy, dated December 20, 1996, in favor of The Fuji Bank, Limited, Los Angeles Agency, to secure Camino Energy Company's payments pursuant to Camino
                        Energy Company's Credit Agreement and Defeasance Agreement,
                        incorporated by reference to Exhibit 10.44 to Edison Mission
                        Energy's Form 10-K for the year ended December 31, 1996.

       10.43            Power Purchase Agreement between National Power Corporation and San Pascual Cogeneration Company International B.V.,
                        dated September 10, 1997, incorporated by reference to
                        Exhibit 10.45 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1997.

       10.44            Power Purchase Agreement between Gulf Power Generation Co.,
                        LTD., and Electricity Generating Authority of Thailand,
                        dated December 22, 1997, incorporated by reference to
                        Exhibit 10.46 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1997.

       10.45            Guarantee by Edison Mission Energy, dated June 30, 1998, in favor of Tri Energy Company Limited and the Sanwa Bank,
                        Limited to guarantee payment of 25% of Tri Energy Company
                        Limited's aggregate capital contributions under the Equity
                        Bridge Loan, incorporated by reference to Exhibit 10.47 to
                        Edison Mission Energy's Form 10-Q for the quarter ended
                        September 30, 1998.

       10.46            Guarantee by Edison Mission Energy, dated June 30, 1998, in favor of Tri Energy Company Limited and the Sanwa Bank,
                        Limited to guarantee payment of 37.5% of Tri Energy Company
                        Limited's aggregate capital contributions attributable to
                        Banpu Gas and BANPU, incorporated by reference to Exhibit
                        10.48 to Edison Mission Energy's Form 10-Q for the quarter ended September 30, 1998.

       10.47            Equity Support Guarantee by Edison Mission Energy, dated
                        December 23, 1998, in favor of ABN AMRO Bank N.V., and the
                        Chase Manhattan Bank to guarantee certain equity funding
                        obligations of EcoElectrica Ltd. and EcoElectrica Holdings
                        Ltd. pursuant to EcoElectrica Ltd.'s Credit Agreement dated as of October 31, 1997, incorporated by reference to Exhibit
                        10.49 to Edison Mission Energy's Form 10-K for the year
                        ended December 31, 1998.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
       10.48            Master Guarantee and Support Instrument by Edison Mission
                        Energy, dated December 23, 1998, in favor of ABN AMRO Bank
                        N.V., and the Chase Manhattan Bank to guarantee the
                        availability of funds to purchase fuel for the EcoElectrica project pursuant to EcoElectrica Ltd.'s Credit Agreement
                        dated as of October 31, 1997 and Intercreditor Agreement
                        dated as of October 31, 1997, incorporated by reference to
                        Exhibit 10.50 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1998.

       10.49            Guarantee Assumption Agreement from Edison Mission Energy, dated December 23, 1998, under Edison Mission Energy assumed all of the obligations of KENETECH Energy Systems, Inc. to
                        Union Carbide Caribe Inc., under the certain Guaranty dated
                        November 25, 1997, incorporated by reference to Exhibit
                        10.51 to Edison Mission Energy's Form 10-K for the year
                        ended December 31, 1998.

       10.50 Transition Power Purchase Agreement, dated August 1, 1998, between New York State Electric & Gas Corporation and
                        Mission Energy Westside, Inc, incorporated by reference to
                        Exhibit 10.52 to Edison Mission Energy's Form 10-K for the year ended December 31, 1998.

       10.51 Transition Power Purchase Agreement, dated August 1, 1998, between Pennsylvania Electric Company and Mission Energy
                        Westside, Inc., incorporated by reference to Exhibit 10.53 to Edison Mission Energy's Form 10-K for the year ended
                        December 31, 1998.

       10.52            Guarantee, dated August 1, 1998, between Edison Mission
                        Energy, Pennsylvania Electric Company, NGE Generation, Inc.
                        and New York State Electric & Gas Corporation, incorporated by reference to Exhibit 10.54 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 1998.

       10.53            Second Amended and Restated Credit Agreement among Edison
                        Mission Energy and Bank of America, dated as of October 11,
                        1996, US$400 million Bank of America Revolver, incorporated by reference to Exhibit 10.15.3 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 1996.

       10.54            Sale, Purchase and Leasing Agreements between Edison First
                        Power Limited and PowerGen UK plc for the purchase of the
                        Ferrybridge C and Fiddler's Ferry Power Stations;
                        incorporated by reference to Exhibits 2.7 and 2.8 to Edison
                        Mission Energy's Form 8-K/A, dated August 2, 1999.

       10.55            Credit Agreement, dated March 18, 1999, among Edison Mission
                        Holdings Co. and Certain Commercial Lending Institutions,
                        and Citicorp USA, Inc., incorporated by reference to Exhibit
                        10.55 to Edison Mission Energy's Form 8-K dated March 18,
                        1999.

       10.56            Guarantee and Collateral Agreement made by Edison Mission
                        Holdings Co., Edison Mission Finance Co., Homer City
                        Property Holdings, Inc., Chestnut Ridge Energy Co., Mission
                        Energy Westside, Inc., EME Homer City Generation L.P. and
                        Edison Mission Energy in favor of United States Trust
                        Company of New York, dated as of March 18, 1999,
                        incorporated by reference to Exhibit 10.56 to Edison Mission
                        Energy's Form 8-K dated March 18, 1999.

       10.56.1          Amendment No. 1 to the Guarantee and Collateral Agreement,
                        dated May 27, 1999, between Edison Mission Holdings, Edison
                        Mission Finance Co., Homer City Property Holdings, Inc.,
                        Chestnut Ridge Energy Company, Mission Energy Westside,
                        Inc., EME Homer City Generation L.P. and Edison Mission
                        Energy in favor of United States Trust Company of New York.*

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
       10.56.2          Open-End Mortgage, Security Agreement and Assignment of
                        Leases and Rents, dated March 18, 1999, from EME Homer City
                        Generation L.P. to United States Trust Company of New York.*

       10.56.3          Amendment No. 1 to the Open-End Mortgage, Security Agreement
                        and Assignment of Leases and Rents, dated May 27, 1999, from
                        EME Homer City Generation L.P. to United States Trust
                        Company of New York.*

       10.57            Collateral Agency and Intercreditor Agreement among Edison
                        Mission Holdings Co., Edison Mission Finance Co., Homer City
                        Property Holdings, Inc., Chestnut Ridge Energy Co., Mission
                        Energy Westside, Inc., EME Homer City Generation L.P., The
                        Secured Parties' Representatives, Citicorp USA, Inc. as
                        Administrative Agent and United States Trust Company of New
                        York, as Collateral Agent, dated as of March 18, 1999,
                        incorporated by reference to Exhibit 10.57 to Edison Mission
                        Energy's Form 8-K dated March 18, 1999.

       10.58            Security Deposit Agreement among Edison Mission Holdings
                        Co., Edison Mission Finance Co., Homer City Property
                        Holdings, Inc., Chestnut Ridge Energy Co., Mission Energy
                        Westside, Inc., EME Homer City Generation L.P. and United
                        States Trust Company of New York, as Collateral Agent, dated as of March 18, 1999, incorporated by reference to Exhibit
                        10.58 to Edison Mission Energy's Form 8-K dated March 18,
                        1999.

       10.58.1          Amendment No. 1 to the Security Deposit Agreement, dated
                        May 27, 1999, between Edison Mission Holdings, Edison
                        Mission Finance Co., Homer City Property Holdings, Inc.,
                        Chestnut Ridge Energy Company, Mission Energy Westside,
                        Inc., EME Homer City Generation L.P. and United States Trust
                        Company of New York, as Collateral Agent.*

       10.59 Credit Support Guarantee, dated as of March 18, 1999, made by Edison Mission Energy in favor of United States Trust
                        Company of New York, incorporated by reference to Exhibit
                        10.59 to Edison Mission Energy's Form 8-K dated March 18,
                        1999.

       10.59.1          Amendment No. 1 to the Credit Support Guarantee, dated
                        May 27, 1999, made by Edison Mission Energy in favor of
                        United States Trust Company of New York.*

       10.60            Debt Service Reserve Guarantee, dated as of March 18, 1999, made by Edison Mission Energy in favor of United States
                        Trust Company of New York on behalf of the various financial institutions (Lenders) as are or may become parities to the
                        Credit Agreement, dated as of March 18, 1999, among Edison
                        Mission Holdings Co., the Lenders and Citicorp USA, Inc.,
                        incorporated by reference to Exhibit 10.60 to Edison Mission
                        Energy's Form 8-K dated March 18, 1999.

       10.60.1          Amendment No. 1 to the Debt Service Reserve Guarantee, dated
                        May 27, 1999, made by Edison Mission Energy in favor of
                        United States Trust Company of New York.*

       10.60.2 Bond Debt Service Reserve Guarantee, dated May 27, 1999, made by Edison Mission Energy in favor of United States
                        Trust Company of New York.*

       10.61            Credit Agreement, dated March 18, 1999, among Edison Mission
                        Energy and Certain Commercial Lending Institutions, and
                        Citicorp USA, Inc., incorporated by reference to Exhibit
                        10.61 to Edison Mission Energy's Form 8-K dated March 18,
                        1999.

       10.62            Agreement for the sale and purchase of shares in First Hydro
                        Limited, dated December 21, 1995, between PSB Holding
                        Limited and First Hydro Finance Plc, incorporated by
                        reference to Exhibit 2.1 to Edison Mission Energy's Current
                        Report on Form 8-K, No. 1-13434 dated January 4, 1996.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
       10.63            Transaction Implementation Agreement, dated March 29, 1997, between The State Electricity Commission of Victoria, Edison
                        Mission Energy Australia Limited, Loy Yang B Power Station
                        Pty Ltd, Loy Yang Power Limited, The Honourable Alan Robert
                        Stockdale, Leanne Power Pty Ltd and Edison Mission Energy,
                        incorporated by reference to Exhibit 2.2 to Edison Mission
                        Energy's Current Report on Form 8-K, No. 1-13434 dated May
                        22, 1997.

       10.64            Stock Purchase and Assignment Agreement, dated December 23,
                        1998, between KES Puerto Rico, L.P., KENETECH Energy
                        Systems, Inc., KES Bermuda, Inc. and Edison Mission Energy
                        del Caribe for the (i) sale and purchase of KES Puerto Rico,
                        L.P.'s shares in EcoElectrica Holdings Ltd.; (ii) assignment of KENETECH Energy Systems' rights and interests in that
                        certain Project Note from the Partnership; and (iii)
                        assignment of KES Bermuda, Inc.'s rights and interests in
                        that certain Administrative Services Agreement dated October
                        31, 1997, incorporated by reference to Exhibit 2.3 to Edison
                        Mission Energy's 10-K for the year ended December 31, 1998.

       10.65            Asset Purchase Agreement, dated August 1, 1998, between
                        Pennsylvania Electric Company, NGE Generation, Inc., New
                        York State Electric & Gas Corporation and Mission Energy
                        Westside, Inc, incorporated by reference to Exhibit 2.4 to
                        Edison Mission Energy's 10-K for the year ended December 31,
                        1998.

       10.66            Asset Sale Agreement, dated March 22, 1999 between
                        Commonwealth Edison Company and Edison Mission Energy as to
                        the Fossil Generating Assets, incorporated by reference to
                        Exhibit 2.5 to Edison Mission Energy's 10-K for the year
                        ended December 31, 1998.

       10.67            Agreement for the Sale and Purchase of Shares in Contact
                        Energy Limited, dated March 10, 1999, between Her Majesty
                        the Queen in Right of New Zealand, Edison Mission Energy
                        Taupo Limited and Edison Mission Energy, incorporated herein by reference to Exhibit 2.6 to the Edison Mission Energy's
                        Form 10-Q for the quarter ended March 31, 1999.

       10.68            Copy of the Global Debenture representing Edison Mission
                        Energy's 9 7/8% Junior Subordinated Deferrable Interest
                        Debentures, Series A, Due 2024, incorporated by reference as
                        Exhibit 4.1 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1994.

       10.69 Conformed copy of the Indenture, dated as of November 30, 1994, between Edison Mission Energy and The First National
                        Bank of Chicago, as Trustee, incorporated by reference as
                        Exhibit 4.2 to Edison Mission Energy's Form 10-K for the year ended December 31, 1994.

       10.70            First Supplemental Indenture, dated as of November 30, 1994, to Indenture dated as of November 30, 1994 between Edison
                        Mission Energy and The First National Bank of Chicago, as
                        Trustee, incorporated by reference as Exhibit 4.2.1 to
                        Edison Mission Energy's Form 10-K for the year ended
                        December 31, 1994.

       10.71            Indenture, dated as of June 28, 1999, between Edison Mission
                        Energy and The Bank of New York, as Trustee.

       10.72            First Supplemental Indenture, dated as of June 28, 1999, to
                        Indenture dated as of June 28, 1999, between Edison Mission
                        Energy and The Bank of New York, as Trustee.

       10.73 Registration Rights Agreement, dated as of June 23, 1999, between Edison Mission Energy and the Initial Purchasers specified therein.

       12.1             Statement regarding the computation of ratio of earnings to fixed charges for Edison Mission Energy.

       21.1             List of Subsidiaries.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
       23.1             Consent of Arthur Andersen LLP*.

       23.2             Consent of PricewaterhouseCoopers.*

       23.3             Consent of Skadden, Arps, Slate Meagher & Flom LLP (included in Exhibit 5.1).

       23.4             Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
                        5.2).

       25.1             Statement of Eligibility and Qualification on Form T-1 of
                        United States Trust Company of New York, as Trustee, under the Indenture filed as Exhibit 4.1 hereto.

       99.1             Form of Letter of Transmittal.*

       99.2             Form of Notice of Guaranteed Delivery.

       99.3             Form of Letter to Clients.

       99.4             Form of Letter to Brokers, Dealers, Commercial Banks, Trust
                        Companies and Other Nominees.


------------------------


    *Filed herewith



    **To be filed by amendment


ITEM 22. UNDERTAKINGS

    (a) The undersigned Registrants hereby undertake:

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrants hereby undertake that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (d) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Irvine, State of California, on the 8th day of February, 2000.


                                                       EDISON MISSION HOLDINGS CO.
                                                       (REGISTRANT)

                                                       By:              /s/ KEVIN M. SMITH
                                                            -----------------------------------------
                                                                          Kevin M. Smith
                                                                   VICE PRESIDENT AND TREASURER





              SIGNATURE                                TITLE                        DATE
              ---------                                -----                        ----
         JAMES V. IACO, JR.*
    ----------------------------       President and Director                 February 8, 2000
         James V. Iaco, Jr.              (Principal Executive Officer)

                                       Vice President, Treasurer
         /s/ KEVIN M. SMITH              and Director
    ----------------------------         (Principal Financial and Accounting  February 8, 2000
           Kevin M. Smith                Officer)

          MARTHA A. SPIKES*
    ----------------------------                     Director                 February 8, 2000
          Martha A. Spikes

         RAYMOND W. VICKERS*
    ----------------------------                     Director                 February 8, 2000
         Raymond W. Vickers

         PAUL R. GILLESPIE*
    ----------------------------                     Director                 February 8, 2000
          Paul R. Gillespie

       *By: /s/ KEVIN M. SMITH
        ------------------------
          Attorney-in-Fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Irvine, State of California, on the 8th day of February, 2000.


                                                       EDISON MISSION FINANCE CO.
                                                       (REGISTRANT)

                                                       By:              /s/ KEVIN M. SMITH
                                                            -----------------------------------------
                                                                          Kevin M. Smith
                                                                   VICE PRESIDENT AND TREASURER





              SIGNATURE                                TITLE                        DATE
              ---------                                -----                        ----
         JAMES V. IACO, JR.*
    ----------------------------       President and Director                 February 8, 2000
         James V. Iaco, Jr.              (Principal Executive Officer)

                                       Vice President, Treasurer
         /s/ KEVIN M. SMITH              and Director
    ----------------------------         (Principal Financial and Accounting  February 8, 2000
           Kevin M. Smith                Officer)

          MARTHA A. SPIKES*
    ----------------------------                     Director                 February 8, 2000
          Martha A. Spikes

         RAYMOND W. VICKERS*
    ----------------------------                     Director                 February 8, 2000
         Raymond W. Vickers

         PAUL R. GILLESPIE*
    ----------------------------                     Director                 February 8, 2000
          Paul R. Gillespie

       *By: /s/ KEVIN M. SMITH
        ------------------------
          Attorney-in-Fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 8th day of February, 2000.


                                                  HOMER CITY PROPERTY HOLDINGS, INC.
                                                  (REGISTRANT)

                                                  By:                /s/ KEVIN M. SMITH
                                                       ----------------------------------------------
                                                                       Kevin M. Smith
                                                                VICE PRESIDENT AND TREASURER





              SIGNATURE                                TITLE                        DATE
              ---------                                -----                        ----

         JAMES V. IACO, JR.*
    ----------------------------       President and Director                 February 8, 2000
         James V. Iaco, Jr.              (Principal Executive Officer)

                                       Vice President, Treasurer
         /s/ KEVIN M. SMITH              and Director
    ----------------------------         (Principal Financial and Accounting  February 8, 2000
           Kevin M. Smith                Officer)

          MARTHA A. SPIKES*
    ----------------------------                     Director                 February 8, 2000
          Martha A. Spikes

         RAYMOND W. VICKERS*
    ----------------------------                     Director                 February 8, 2000
         Raymond W. Vickers

         PAUL R. GILLESPIE*
    ----------------------------                     Director                 February 8, 2000
          Paul R. Gillespie

       *By: /s/ KEVIN M. SMITH
        ------------------------
          Attorney-in-Fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 8th day of February, 2000.


                                                       MISSION ENERGY WESTSIDE, INC.
                                                       (REGISTRANT)

                                                       By:              /s/ KEVIN M. SMITH
                                                            -----------------------------------------
                                                                          Kevin M. Smith
                                                                   VICE PRESIDENT AND TREASURER





              SIGNATURE                                TITLE                        DATE
              ---------                                -----                        ----

         JAMES V. IACO, JR.*
    ----------------------------       President and Director                 February 8, 2000
         James V. Iaco, Jr.              (Principal Executive Officer)

                                       Vice President, Treasurer
         /s/ KEVIN M. SMITH              and Director
    ----------------------------         (Principal Financial and Accounting  February 8, 2000
           Kevin M. Smith                Officer)

          MARTHA A. SPIKES*
    ----------------------------                     Director                 February 8, 2000
          Martha A. Spikes

         RAYMOND W. VICKERS*
    ----------------------------                     Director                 February 8, 2000
         Raymond W. Vickers

         PAUL R. GILLESPIE*
    ----------------------------                     Director                 February 8, 2000
          Paul R. Gillespie

       *By: /s/ KEVIN M. SMITH
        ------------------------
          Attorney-in-Fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Irvine, State of California, on the 8th day of February, 2000.


                                                       CHESTNUT RIDGE ENERGY COMPANY
                                                       (REGISTRANT)

                                                       By:              /s/ KEVIN M. SMITH
                                                            -----------------------------------------
                                                                          Kevin M. Smith
                                                                   VICE PRESIDENT AND TREASURER





              SIGNATURE                                TITLE                        DATE
              ---------                                -----                        ----

         JAMES V. IACO, JR.*
    ----------------------------       President and Director                 February 8, 2000
         James V. Iaco, Jr.              (Principal Executive Officer)

                                       Vice President, Treasurer
         /s/ KEVIN M. SMITH              and Director
    ----------------------------         (Principal Financial and Accounting  February 8, 2000
           Kevin M. Smith                Officer)

          MARTHA A. SPIKES*
    ----------------------------                     Director                 February 8, 2000
          Martha A. Spikes

         RAYMOND W. VICKERS*
    ----------------------------                     Director                 February 8, 2000
         Raymond W. Vickers

         PAUL R. GILLESPIE*
    ----------------------------                     Director                 February 8, 2000
          Paul R. Gillespie

       *By: /s/ KEVIN M. SMITH
        ------------------------
          Attorney-in-Fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Irvine, State of California, on the 8th day of February, 2000.



                                                       EME HOMER CITY GENERATION L.P. (REGISTRANT)

                                                       By:              /s/ KEVIN M. SMITH
                                                            -----------------------------------------
                                                                          Kevin M. Smith
                                                                   VICE PRESIDENT AND TREASURER



              SIGNATURE                                TITLE                        DATE
              ---------                                -----                        ----

         JAMES V. IACO, JR.*
    ----------------------------       President and Director                 February 8, 2000
         James V. Iaco, Jr.              (Principal Executive Officer)

                                       Vice President, Treasurer
         /s/ KEVIN M. SMITH              and Director
    ----------------------------         (Principal Financial and Accounting  February 8, 2000
           Kevin M. Smith                Officer)

          MARTHA A. SPIKES*
    ----------------------------                     Director                 February 8, 2000
          Martha A. Spikes

         RAYMOND W. VICKERS*
    ----------------------------                     Director                 February 8, 2000
         Raymond W. Vickers

         PAUL R. GILLESPIE*
    ----------------------------                     Director                 February 8, 2000
          Paul R. Gillespie

       *By: /s/ KEVIN M. SMITH
        ------------------------
          Attorney-in-Fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 8th day of February, 2000.


                                                       EDISON MISSION ENERGY
                                                       (REGISTRANT)

                                                       By:              /s/ KEVIN M. SMITH
                                                            -----------------------------------------
                                                                          Kevin M. Smith
                                                                   SENIOR VICE PRESIDENT, CHIEF
                                                                 FINANCIAL OFFICER AND TREASURER

                               POWER OF ATTORNEY


    KNOWN TO ALL THESE PERSONS BY THESE PRESENTS, that each of Alan J. Fohrer and John E. Bryson whose signature appears below constitutes and appoints Kevin
M. Smith and Steven D. Eisenberg as his attorneys-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                TITLE                        DATE
              ---------                                -----                        ----

         /s/ ALAN J. FOHRER            President and Chief Executive
    ----------------------------         Officer, Director                    February 8, 2000
           Alan J. Fohrer                (Principal Executive Officer)

         /s/ KEVIN M. SMITH
    ----------------------------                                              February 8, 2000
           Kevin M. Smith              Senior Vice President, Chief
                                         Financial Officer and Treasurer
                                         (Principal Financial and Accounting
                                         Officer)

         /s/ JOHN E. BRYSON
    ----------------------------               Chairman of the Board          February 8, 2000
           John E. Bryson

        /s/ BRYANT C. DANNER*
    ----------------------------                     Director                 February 8, 2000
          Bryant C. Danner

        /s/ ROBERT M. EDGELL*
    ----------------------------                     Director                 February 8, 2000
          Robert M. Edgell

       *By: /s/ KEVIN M. SMITH
        ------------------------
          Attorney-in-Fact

                               INDEX TO EXHIBITS


EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
  3.1                   Articles of Incorporation of Edison Mission Holdings.
  3.2                   Certificate of Amendment of Articles of Incorporation of the
                        Company.
  3.3                   By-Laws of Edison Mission Holdings.
  3.4                   Articles of Incorporation of Edison Mission Finance Co.
  3.5                   By-Laws of Edison Mission Finance Co.
  3.6                   Articles of Incorporation of Homer City Property
                        Holdings, Inc.
  3.7                   By-Laws of Homer City Property Holdings, Inc.
  3.8                   Articles of Incorporation of Mission Energy Westside, Inc.
  3.9                   Certificate of Amendment to Articles of Incorporation of
                        Mission Energy Westside, Inc.
  3.10                  By-Laws of Mission Energy Westside, Inc.
  3.11                  Articles of Incorporation of Chestnut Ridge Energy Company.
  3.12                  By-Laws of Chestnut Ridge Energy Company.
  3.13                  EME Homer City Generation L.P. Agreement of Limited
                        Partnership.
  3.14                  Amended and Restated Articles of Incorporation of Edison
                        Mission Energy, incorporated by reference to Exhibit 3.1 to
                        Edison Mission Energy's Current Report on Form 8-K, dated
                        January 30, 1996.
  3.15                  By-Laws of Edison Mission Energy, incorporated by reference to Exhibit 3.2 to Edison Mission Energy's Registration
                        Statement on Form 10 filed with the Securities and Exchange
                        Commission on November 21, 1994 ("Form 10").
  4.1                   Indenture, dated as of May 27, 1999, between Edison Mission
                        Holdings and United States Trust Company of New York, as
                        Trustee. See Exhibit 10.74
  5.1                   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Edison Mission Holdings.*
  5.2                   Opinion of Morgan, Lewis & Bockius LLP, special Pennsylvania counsel to EME Homer City Generation L.P.**
 10.1                   Exchange and Registration Rights Agreement, dated as of May
                        27, 1999, by and among the Initial Purchasers, the
                        Guarantors and Edison Mission Holdings.
 10.2                   Power Purchase Contract between Southern California Edison
                        Company and Champlin Petroleum Company, dated March 8, 1985, incorporated by reference to Exhibit 10.2 to Edison Mission
                        Energy's Form 10.
 10.2.1                 Amendment to Power Purchase Contract between Southern
                        California Edison Company and Champlin Petroleum Company,
                        dated July 29, 1985, incorporated by reference to Exhibit
                        10.2.1 to Edison Mission Energy's Form 10.
 10.2.2                 Amendment No. 2 to Power Purchase Contract between Southern
                        California Edison Company and Champlin Petroleum Company,
                        dated October 29, 1985, incorporated by reference to Exhibit
                        10.2.2 to Edison Mission Energy's Form 10.
 10.3                   Power Purchase Contract between Southern California Edison
                        Company and Imperial Energy Company, dated February 22,
                        1984, incorporated by reference to Exhibit 10.4 Edison
                        Mission Energy's Form 10.
 10.3.1                 Amendment to Power Purchase Contract between Southern
                        California Edison Company and Imperial Energy Company, dated
                        November 13, 1984, incorporated by reference to Exhibit
                        10.4.1 to Edison Mission Energy's Form 10.
 10.4                   Power Purchase Contract between Southern California Edison
                        Company and Imperial Energy Company Niland No. 2, dated
                        April 16, 1985, incorporated by reference to Exhibit 10.6 to
                        Edison Mission Energy's Form 10.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
 10.5                   Power Purchase Contract between Southern California Edison
                        Company and Chevron U.S.A. Inc., dated November 9, 1984,
                        incorporated by reference to Exhibit 10.7 to Edison Mission
                        Energy's Form 10.
 10.5.1                 Amendment No. 1 to Power Purchase Contract between Southern
                        California Edison Company and Chevron U.S.A. Inc., dated
                        March 29, 1985, incorporated by reference to Exhibit 10.7.1 to Edison Mission Energy's Form 10.
 10.5.2                 Amendment No. 2 to Power Purchase Contract between Southern
                        California Edison Company and Chevron U.S.A. Inc., dated
                        November 21, 1985, incorporated by reference to Exhibit
                        10.7.2 to Edison Mission Energy's Form 10.
 10.5.3                 Amendment No. 3 to Power Purchase Contract between Southern
                        California Edison Company and Chevron U.S.A. Inc., dated
                        November 21, 1985, incorporated by reference to Exhibit
                        10.7.3 to Edison Mission Energy's Form 10.
 10.6                   Power Purchase Contract between Southern California Edison
                        Company and Arco Petroleum Products Company (Watson
                        Refinery), incorporated by reference to Exhibit 10.8 to
                        Edison Mission Energy's Form 10.
 10.7                   Power Supply Agreement between State Electricity Commission of Victoria, Loy Yang B Power Station Pty. Ltd. and the
                        Company Australia Pty. Ltd., as managing partner of the
                        Latrobe Power Partnership, dated December 31, 1992,
                        incorporated by reference to Exhibit 10.9 to Edison Mission
                        Energy's Form 10.
 10.8                   Power Purchase Agreement between P.T. Paiton Energy Company as Seller and Perusahaan Umum Listrik Negara as Buyer, dated
                        February 12, 1994, incorporated by reference to Exhibit
                        10.10 to Edison Mission Energy's Form 10.
 10.9                   Amended and Restated Power Purchase Contract between
                        Southern California Energy Company and Midway-Sunset
                        Cogeneration Company, dated May 5, 1988, incorporated by
                        reference to Exhibit 10.11 to Edison Mission Energy's Form
                        10.
 10.10                  Parallel Generation Agreement between Kern River
                        Cogeneration Company and Southern California Energy Company,
                        dated January 6, 1984, incorporated by reference to Exhibit
                        10.12 to Edison Mission Energy's Form 10.
 10.11                  Parallel Generation Agreement between Kern River
                        Cogeneration (Sycamore Project) Company and Southern
                        California Energy Company, dated December 18, 1984,
                        incorporated by reference to Exhibit 10.13 to Edison Mission
                        Energy's Form 10.
 10.12                  Amendment No. 2 to Power Purchase Agreement between Southern
                        California Energy Company and Vulcan/BN Geothermal Power
                        Company, dated April 1, 1986, incorporated by reference to
                        Exhibit 10.14 to Edison Mission Energy's Form 10.
 10.13                  U.S. $325 million Bank of Montreal Revolver, dated October
                        29, 1993, incorporated by reference to Exhibit 10.15 to
                        Edison Mission Energy's Form 10.
 10.13.1                U.S. $400 million Bank of America National Trust and Savings
                        Association Credit Agreement, dated October 27, 1994,
                        incorporated by reference to Exhibit 10.15.1 to Edison
                        Mission Energy's Form 10.
 10.13.2                Conformed copy of the Amended and Restated U.S. $400 million
                        Bank of America National Trust and Savings Association
                        Credit Agreement, dated as of November 17, 1994,
                        incorporated by reference to Exhibit 10.15.2 to Edison
                        Mission Energy's Annual Report on Form 10-K for the year
                        ended December 31, 1994.
 10.13.3                Conformed copy of the Second Amended and Restated U.S. $400 million Bank of America National Trust and Savings
                        Association Credit Agreement, dated as of October 11, 1996, incorporated by reference to Exhibit 10.15.3 to Edison
                        Mission Energy's Form 10-K for the year ended December 31,
                        1996.
 10.14                  Amended and Restated Ground Lease Agreement between Texaco
                        Refining and Marketing Inc. and March Point Cogeneration
                        Company, dated August 21, 1992, incorporated by reference to
                        Exhibit 10.16 to Edison Mission Energy's Form 10.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
 10.14.1                Amendment No. 1 to Amended and Restated Ground Lease
                        Agreement between Texaco Refining and Marketing Inc. and
                        March Point Cogeneration Company, dated August 21, 1992,
                        incorporated by reference to Exhibit 10.16 to Edison Mission
                        Energy's Form 10.
 10.15                  Memorandum of Agreement between Atlantic Richfield Company and Products Cogeneration Company, dated September 17, 1987, incorporated by reference to Exhibit 10.17 to Edison Mission
                        Energy's Form 10.
 10.16                  Memorandum of Ground Lease between Texaco Producing Inc. and
                        Sycamore Cogeneration Company, dated January 19, 1987,
                        incorporated by reference to Exhibit 10.18 to Edison Mission
                        Energy's Form 10.
 10.17                  Amended and Restated Memorandum of Ground Lease between
                        Getty Oil Company and Kern River Cogeneration Company, dated
                        November 14, 1984, incorporated by reference to Exhibit
                        10.19 to Edison Mission Energy's Form 10.
 10.18                  Memorandum of Lease between Sun Operating Limited
                        Partnership and Midway-Sunset Cogeneration Company,
                        incorporated by reference to Exhibit 10.20 to Edison Mission
                        Energy's Form 10.
 10.19                  Executive Supplemental Benefit Program, incorporated by
                        reference to Exhibits to Forms 10-K filed by SCEcorp (File
                        No. 1-2313).
 10.20                  1981 Deferred Compensation Agreement, incorporated by
                        reference to Exhibits to Forms 10-K filed by SCEcorp (File
                        No. 1-2313).
 10.21                  1985 Deferred Compensation Agreement for Executives,
                        incorporated by reference to Exhibits to Forms 10-K filed by
                        SCEcorp (File No. 1-2313).
 10.22                  1987 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-2313).
 10.23                  1988 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-2313).
 10.24                  1989 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-9936).
 10.25                  1990 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-9936).
 10.26                  Annual Deferred Compensation Plan for Executives,
                        incorporated by reference to Exhibits to Forms 10-K filed by
                        SCEcorp (File No. 1-9936).
 10.27                  Executive Retirement Plan for Executives, incorporated by
                        reference to Exhibits to Forms 10-K filed by SCEcorp (File
                        No. 1-2313).
 10.28                  Long-Term Incentive Plan for Executive Officers,
                        incorporated by reference to the Registration Statement
                        (File No. 33-19541) under which SCEcorp registered
                        securities to be offered pursuant to the Plan under the
                        Securities Act of 1933.
 10.29                  Estate and Financial Planning Program for Executive
                        Officers, incorporated by reference to Exhibits to Forms
                        10-K filed by SCEcorp (File No. 1-9936).
 10.30                  Letter Agreement with Edward R. Muller, incorporated by
                        reference to Exhibit 10.32 to Edison Mission Energy's Form
                        10.
 10.31                  Agreement with James S. Pignatelli, incorporated by
                        reference to Exhibit 10.33 to Edison Mission Energy's Form
                        10.
 10.32                  Conformed copy of the Guarantee Agreement dated as of
                        November 30, 1994, incorporated by reference to Exhibit
                        10.34 to Edison Mission Energy's Form 10.
 10.33                  Indenture of Lease between Brooklyn Navy Yard Development
                        Corporation and Cogeneration Technologies, Inc., dated as of
                        December 18, 1989, incorporated by reference to Exhibit
                        10.35 to Edison Mission Energy's Form 10-K for the year
                        ended December 31, 1994.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
 10.33.1                First Amendment to Indenture of Lease between Brooklyn Navy
                        Yard Development Corporation and Cogeneration Technologies,
                        Inc., dated November 1, 1991, incorporated by reference to
                        Exhibit 10.35.1 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1994.
 10.33.2                Second Amendment to Indenture of Lease between Brooklyn Navy
                        Yard Development Corporation and Cogeneration Technologies,
                        Inc., dated June 3, 1994, incorporated by reference to
                        Exhibit 10.35.2 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1994.
 10.33.3                Third Amendment to Indenture of Lease between Brooklyn Navy
                        Yard Development Corporation and Cogeneration Technologies,
                        Inc., dated December 12, 1994, incorporated by reference to
                        Exhibit 10.35.3 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1994.
 10.34                  Conformed copy of A$200 million Bank of America National
                        Trust and Savings Association Credit Agreement, dated
                        November 22, 1994, incorporated by reference to Exhibit
                        10.36 to Edison Mission Energy's Form 10-K for the year
                        ended December 31, 1994.
 10.34.1                Conformed copy of the Amended and Restated A$200 million
                        Bank of America National Trust and Savings Associated Credit
                        Agreement, dated December 12, 1994, incorporated by
                        reference to Exhibit 10.36.1 to Edison Mission Energy's Form
                        10-K for the year ended December 31, 1994.
 10.34.2                Conformed copy of First Amendment to Amended and Restated
                        A$200 million Bank of America National Trust and Savings
                        Associated Credit Agreement, dated June 7, 1995,
                        incorporated by reference to Exhibit 10.36.2 to Edison
                        Mission Energy's Form 10-Q for the quarter ended September
                        30, 1995.
 10.35                  Amended and Restated Limited Partnership Agreement of
                        Mission Capital, L.P., dated as of November 30, 1994,
                        incorporated by reference to Exhibit 10.37 to Edison Mission
                        Energy's Form 10-K for the year ended December 31, 1994.
 10.36                  Action of General Partner of Mission Capital, L.P. creating the 9 7/8% Cumulative Monthly Income Preferred Securities,
                        Series A, dated as of November 30, 1994, incorporated by
                        reference to Exhibit 10.38 to Edison Mission Energy's Form
                        10-K for the year ended December 31, 1994.
 10.37                  Action of General Partner of Mission Capital, L.P. creating the 8 1/2% Cumulative Monthly Income Preferred Securities,
                        Series B, dated as of August 8, 1995, incorporated by
                        reference to Exhibit 10.39 to Edison Mission Energy's Form
                        10-Q for the quarter ended June 30, 1995.
 10.38                  Power Purchase Contract between ISAB Energy, S.r.l. as
                        Seller and Enel, S.p.A. as Buyer, dated June 9, 1995,
                        incorporated by reference to Exhibit 10.40 to Edison Mission
                        Energy's Form 10-Q for the quarter ended June 30, 1995.
 10.39                  400 million sterling pounds Barclays Bank Plc Credit
                        Agreement, dated December 18, 1995, incorporated by
                        reference to Exhibit 10.41 to Edison Mission Energy's Form
                        8-K, dated December 21, 1995.
 10.40                  Guarantee by Edison Mission Energy, dated December 1, 1995 supporting Letter of Credit issued by Bank of America
                        National Trust and Savings Association to secure payment of bonds issued pursuant to the Brooklyn Navy Yard project
                        tax-exempt bond financing, incorporated by reference to
                        Exhibit 10.42 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1995.
 10.41                  Guarantee by Edison Mission Energy, dated December 1, 1995, supporting Letter of Credit issued by Bank of America
                        National Trust and Savings Association to secure Brooklyn
                        Navy Yard's indemnity to the New York City Industrial
                        Development Agency pursuant to the Brooklyn Navy Yard
                        project tax-exempt bond financing, incorporated by reference to Exhibit 10.43 to Edison Mission Energy's Form 10-K for
                        the year ended December 31, 1995.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
 10.42                  Guarantee by Edison Mission Energy, dated December 20, 1996, in favor of The Fuji Bank, Limited, Los Angeles Agency, to secure Camino Energy Company's payments pursuant to Camino
                        Energy Company's Credit Agreement and Defeasance Agreement,
                        incorporated by reference to Exhibit 10.44 to Edison Mission
                        Energy's Form 10-K for the year ended December 31, 1996.
 10.43                  Power Purchase Agreement between National Power Corporation and San Pascual Cogeneration Company International B.V.,
                        dated September 10, 1997, incorporated by reference to
                        Exhibit 10.45 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1997.
 10.44                  Power Purchase Agreement between Gulf Power Generation Co.,
                        LTD., and Electricity Generating Authority of Thailand,
                        dated December 22, 1997, incorporated by reference to
                        Exhibit 10.46 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1997.
 10.45                  Guarantee by Edison Mission Energy, dated June 30, 1998, in favor of Tri Energy Company Limited and the Sanwa Bank,
                        Limited to guarantee payment of 25% of Tri Energy Company
                        Limited's aggregate capital contributions under the Equity
                        Bridge Loan, incorporated by reference to Exhibit 10.47 to
                        Edison Mission Energy's Form 10-Q for the quarter ended
                        September 30, 1998.
 10.46                  Guarantee by Edison Mission Energy, dated June 30, 1998, in favor of Tri Energy Company Limited and the Sanwa Bank,
                        Limited to guarantee payment of 37.5% of Tri Energy Company
                        Limited's aggregate capital contributions attributable to
                        Banpu Gas and BANPU, incorporated by reference to Exhibit
                        10.48 to Edison Mission Energy's Form 10-Q for the quarter ended September 30, 1998.
 10.47                  Equity Support Guarantee by Edison Mission Energy, dated
                        December 23, 1998, in favor of ABN AMRO Bank N.V., and the
                        Chase Manhattan Bank to guarantee certain equity funding
                        obligations of EcoElectrica Ltd. and EcoElectrica Holdings
                        Ltd. pursuant to EcoElectrica Ltd.'s Credit Agreement dated as of October 31, 1997, incorporated by reference to Exhibit
                        10.49 to Edison Mission Energy's Form 10-K for the year
                        ended December 31, 1998.
 10.48                  Master Guarantee and Support Instrument by Edison Mission
                        Energy, dated December 23, 1998, in favor of ABN AMRO Bank
                        N.V., and the Chase Manhattan Bank to guarantee the
                        availability of funds to purchase fuel for the EcoElectrica project pursuant to EcoElectrica Ltd.'s Credit Agreement
                        dated as of October 31, 1997 and Intercreditor Agreement
                        dated as of October 31, 1997, incorporated by reference to
                        Exhibit 10.50 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1998.
 10.49                  Guarantee Assumption Agreement from Edison Mission Energy, dated December 23, 1998, under Edison Mission Energy assumed all of the obligations of KENETECH Energy Systems, Inc. to
                        Union Carbide Caribe Inc., under the certain Guaranty dated
                        November 25, 1997, incorporated by reference to Exhibit
                        10.51 to Edison Mission Energy's Form 10-K for the year
                        ended December 31, 1998.
 10.50                  Transition Power Purchase Agreement, dated August 1, 1998, between New York State Electric & Gas Corporation and
                        Mission Energy Westside, Inc, incorporated by reference to
                        Exhibit 10.52 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1998.
 10.51                  Transition Power Purchase Agreement, dated August 1, 1998, between Pennsylvania Electric Company and Mission Energy
                        Westside, Inc., incorporated by reference to Exhibit 10.53 to Edison Mission Energy's Form 10-K for the year ended
                        December 31, 1998.
 10.52                  Guarantee, dated August 1, 1998, between Edison Mission
                        Energy, Pennsylvania Electric Company, NGE Generation, Inc.
                        and New York State Electric & Gas Corporation, incorporated by reference to Exhibit 10.54 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 1998.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
 10.53                  Second Amended and Restated Credit Agreement among Edison
                        Mission Energy and Bank of America, dated as of October 11,
                        1996, US$400 million Bank of America Revolver, incorporated by reference to Exhibit 10.15.3 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 1996.
 10.54                  Sale, Purchase and Leasing Agreements between Edison First
                        Power Limited and PowerGen UK plc for the purchase of the
                        Ferrybridge C and Fiddler's Ferry Power Stations;
                        incorporated by reference to Exhibits 2.7 and 2.8 to Edison
                        Mission Energy's Form 8-K/A, dated August 2, 1999.
 10.55                  Credit Agreement, dated March 18, 1999, among Edison Mission
                        Holdings Co. and Certain Commercial Lending Institutions,
                        and Citicorp USA, Inc., incorporated by reference to Exhibit
                        10.55 to Edison Mission Energy's Form 8-K dated March 18,
                        1999.
 10.56                  Guarantee and Collateral Agreement made by Edison Mission
                        Holdings Co., Edison Mission Finance Co., Homer City
                        Property Holdings, Inc., Chestnut Ridge Energy Co., Mission
                        Energy Westside, Inc., EME Homer City Generation L.P. and
                        Edison Mission Energy in favor of United States Trust
                        Company of New York, dated as of March 18, 1999,
                        incorporated by reference to Exhibit 10.56 to Edison Mission
                        Energy's Form 8-K dated March 18, 1999.
 10.56.1                Amendment No. 1 to the Guarantee and Collateral Agreement,
                        dated May 27, 1999, between Edison Mission Holdings, Edison
                        Mission Finance Co., Homer City Property Holdings, Inc.,
                        Chestnut Ridge Energy Company, Mission Energy Westside,
                        Inc., EME Homer City Generation L.P. and Edison Mission
                        Energy in favor of United States Trust Company of New York.*
 10.56.2                Open-End Mortgage, Security Agreement and Assignment of
                        Leases and Rents, dated March 18, 1999, from EME Homer City
                        Generation L.P. to United States Trust Company of New York.*
 10.56.3                Amendment No. 1 to the Open-End Mortgage, Security Agreement
                        and Assignment of Leases and Rents, dated May 27, 1999, from
                        EME Homer City Generation L.P. to United States Trust
                        Company of New York.*
 10.57                  Collateral Agency and Intercreditor Agreement among Edison
                        Mission Holdings Co., Edison Mission Finance Co., Homer City
                        Property Holdings, Inc., Chestnut Ridge Energy Co., Mission
                        Energy Westside, Inc., EME Homer City Generation L.P., The
                        Secured Parties' Representatives, Citicorp USA, Inc. as
                        Administrative Agent and United States Trust Company of New
                        York, as Collateral Agent, dated as of March 18, 1999,
                        incorporated by reference to Exhibit 10.57 to Edison Mission
                        Energy's Form 8-K dated March 18, 1999.
 10.58                  Security Deposit Agreement among Edison Mission Holdings
                        Co., Edison Mission Finance Co., Homer City Property
                        Holdings, Inc., Chestnut Ridge Energy Co., Mission Energy
                        Westside, Inc., EME Homer City Generation L.P. and United
                        States Trust Company of New York, as Collateral Agent, dated as of Marcy 18, 1999, incorporated by reference to
                        Exhibit 10.58 to Edison Mission Energy's Form 8-K dated
                        March 18, 1999.
 10.58.1                Amendment No. 1 to the Security Deposit Agreement, dated
                        May 27, 1999, between Edison Mission Holdings, Edison
                        Mission Finance Co., Homer City Property Holdings, Inc.,
                        Chestnut Ridge Energy Company, Mission Energy Westside,
                        Inc., EME Homer City Generation L.P. and United States Trust
                        Company of New York, as Collateral Agent.*
 10.59                  Credit Support Guarantee, dated as of March 18, 1999, made by Edison Mission Energy in favor of United States Trust
                        Company of New York, incorporated by reference to Exhibit
                        10.59 to Edison Mission Energy's Form 8-K dated March 18,
                        1999.
 10.59.1                Amendment No. 1 to the Credit Support Guarantee, dated
                        May 27, 1999, made by Edison Mission Energy in favor of
                        United States Trust Company of New York.*

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
 10.60                  Debt Service Reserve Guarantee, dated as of March 18, 1999, made by Edison Mission Energy in favor of United States
                        Trust Company of New York on behalf of the various financial institutions (Lenders) as are or may become parities to the
                        Credit Agreement, dated as of March 18, 1999, among Edison
                        Mission Holdings Co., the Lenders and Citicorp USA, Inc.,
                        incorporated by reference to Exhibit 10.60 to Edison Mission
                        Energy's Form 8-K dated March 18, 1999.
 10.60.1                Amendment No. 1 to the Debt Service Reserve Guarantee, dated
                        May 27, 1999, made by Edison Mission Energy in favor of
                        United States Trust Company of New York.*
 10.60.2                Bond Debt Service Reserve Guarantee, dated May 27, 1999,
                        made by Edison Mission Energy in favor of United States
                        Trust Company of New York.*
 10.61                  Credit Agreement, dated March 18, 1999, among Edison Mission
                        Energy and Certain Commercial Lending Institutions, and
                        Citicorp USA, Inc., incorporated by reference to Exhibit
                        10.61 to Edison Mission Energy's Form 8-K dated March 18,
                        1999.
 10.62                  Agreement for the sale and purchase of shares in First Hydro
                        Limited, dated December 21, 1995, between PSB Holding
                        Limited and First Hydro Finance Plc, incorporated by
                        reference to Exhibit 2.1 to Edison Mission Energy's Current
                        Report on Form 8-K, No. 1-13434 dated January 4, 1996.
 10.63                  Transaction Implementation Agreement, dated March 29, 1997, between The State Electricity Commission of Victoria, Edison
                        Mission Energy Australia Limited, Loy Yang B Power Station
                        Pty Ltd, Loy Yang Power Limited, The Honourable Alan Robert
                        Stockdale, Leanne Power Pty Ltd and Edison Mission Energy,
                        incorporated by reference to Exhibit 2.2 to Edison Mission
                        Energy's Current Report on Form 8-K, No. 1-13434 dated May
                        22, 1997.
 10.64                  Stock Purchase and Assignment Agreement, dated December 23,
                        1998, between KES Puerto Rico, L.P., KENETECH Energy
                        Systems, Inc., KES Bermuda, Inc. and Edison Mission Energy
                        del Caribe for the (i) sale and purchase of KES Puerto Rico,
                        L.P.'s shares in EcoElectrica Holdings Ltd.; (ii) assignment of KENETECH Energy Systems' rights and interests in that
                        certain Project Note from the Partnership; and (iii)
                        assignment of KES Bermuda, Inc.'s rights and interests in
                        that certain Administrative Services Agreement dated October
                        31, 1997, incorporated by reference to Exhibit 2.3 to Edison
                        Mission Energy's 10-K for the year ended December 31, 1998.
 10.65                  Asset Purchase Agreement, dated August 1, 1998, between
                        Pennsylvania Electric Company, NGE Generation, Inc., New
                        York State Electric & Gas Corporation and Mission Energy
                        Westside, Inc, incorporated by reference to Exhibit 2.4 to
                        Edison Mission Energy's 10-K for the year ended December 31,
                        1998.
 10.66                  Asset Sale Agreement, dated March 22, 1999 between
                        Commonwealth Edison Company and Edison Mission Energy as to
                        the Fossil Generating Assets, incorporated by reference to
                        Exhibit 2.5 to Edison Mission Energy's 10-K for the year
                        ended December 31, 1998.
 10.67                  Agreement for the Sale and Purchase of Shares in Contact
                        Energy Limited, dated March 10, 1999, between Her Majesty
                        the Queen in Right of New Zealand, Edison Mission Energy
                        Taupo Limited and Edison Mission Energy, incorporated herein by reference to Exhibit 2.6 to the Edison Mission Energy's
                        Form 10-Q for the quarter ended March 31, 1999.
 10.68                  Copy of the Global Debenture representing Edison Mission
                        Energy's 9 7/8% Junior Subordinated Deferrable Interest
                        Debentures, Series A, Due 2024, incorporated by reference as
                        Exhibit 4.1 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1994.
 10.69                  Conformed copy of the Indenture, dated as of November 30,
                        1994, between Edison Mission Energy and The First National
                        Bank of Chicago, as Trustee, incorporated by reference as
                        Exhibit 4.2 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1994.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
 10.70                  First Supplemental Indenture, dated as of November 30, 1994, to Indenture dated as of November 30, 1994 between Edison
                        Mission Energy and The First National Bank of Chicago, as
                        Trustee, incorporated by reference as Exhibit 4.2.1 to
                        Edison Mission Energy's Form 10-K for the year ended
                        December 31, 1994.
 10.71                  Indenture, dated as of June 28, 1999, between Edison Mission
                        Energy and The Bank of New York, as Trustee.
 10.72                  First Supplemental Indenture, dated as of June 28, 1999, to
                        Indenture dated as of June 28, 1999, between Edison Mission
                        Energy and The Bank of New York, as Trustee.
 10.73                  Registration Rights Agreement, dated as of June 23, 1999,
                        between Edison Mission Energy and the Initial Purchasers
                        specified therein.
 12.1                   Statement regarding the computation of ratio of earnings to fixed charges for Edison Mission Energy.
 21.1                   List of Subsidiaries.
 23.1                   Consent of Arthur Andersen LLP.*
 23.2                   Consent of PricewaterhouseCoopers.*
 23.3                   Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                        (included in Exhibit 5.1).
 23.4                   Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
                        5.2).
 25.1                   Statement of Eligibility and Qualification on Form T-1 of
                        United States Trust Company of New York, as Trustee, under the Indenture filed as Exhibit 4.1 hereto.
 27.1                   Financial Data Schedule.
 99.1                   Form of Letter of Transmittal.*
 99.2                   Form of Notice of Guaranteed Delivery.
 99.3                   Form of Letter to Clients.
 99.4                   Form of Letter to Brokers, Dealers, Commercial Banks, Trust
                        Companies and Other Nominees.



*   Filed herewith



**  To be filed by amendment